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ANNEX E

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
BIOMIRA CORPORATION

Biomira Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

        A.    The name of the Corporation is Biomira Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 7, 2007.

        B.    This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 241 and 245 of the Delaware General Corporation Law.

        C.    As of the date of this Amended and Restated Certificate of Incorporation, the Corporation has issued no shares of stock and has received no payment for shares of its stock.

        D.    The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Robert L. Kirkman, the Corporation's duly elected and acting President and Chief Executive Officer, on September 27, 2007.

BIOMIRA CORPORATION a Delaware corporation
By:	/s/ ROBERT L. KIRKMAN Robert L. Kirkman, President and Chief Executive Officer

EXHIBIT A

ARTICLE I

        1.1   The name of the corporation is Oncothyreon Inc.

ARTICLE II

        2.1   The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the corporation's registered agent at such address is Corporation Service Company.

ARTICLE III

        3.1   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time (the "DGCL").

ARTICLE IV

        4.1   The corporation shall have authority to issue a total of 110,012,500 shares of capital stock divided into 3 classes as follows:

          (a)   One Hundred Million (100,000,000) shares of Common Stock, $0.0001 par value per share (the "Common Stock").

          (b)   Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

          (c)   Twelve Thousand Five Hundred (12,500) shares of Class UA Preferred Stock, no par value (the "Class UA Preferred Stock"). The powers Class UA Preferred Stock shall be as set for in Article VI below.

        4.2   The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the corporation shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

        The preferences, rights, qualifications, limitations and restrictions of the Common Stock and Class UA Preferred Stock are as follows:

        5.1    Dividends.

          (a)   The holders of the shares of Class UA Preferred Stock shall not be entitled to receive, and the corporation shall not pay, any dividends on the Class UA Preferred Stock.

          (b)   Dividends may be paid on the Common Stock when, as and if declared by the Board of Directors.

        5.2    Liquidation, Dissolution or Winding-Up.

          (a)   In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among stockholders for the purpose of winding-up its affairs, the holders of the Class UA Preferred Stock, as a class, shall be entitled to receive from the assets of the corporation a sum equivalent to the lesser of:

              (i)  Twenty percent (20%) of the Net Profits of the Corporation (as defined in Section 5.3(c) hereof) for the period commencing at the end of the last completed financial year of the corporation and ending on the date of the distribution of assets of the corporation to its stockholders together with twenty percent (20%) of the Net Profits of the Corporation for the last completed financial year less any amounts of said net profits received by the holders of the shares of Class UA Preferred Stock pursuant to Section 5.3(c) hereof; and

             (ii)  The aggregate Redemption Amount (as defined in Section 5.3(a) hereof) of all the shares of Class UA Preferred Stock then outstanding, before any amount shall be paid or any property or assets of the corporation distributed to the holders of the Common Stock of the corporation or the shares of any other series or class of capital stock ranking junior to the Class UA Preferred Stock. After payment to the holders of the Class UA Preferred Stock of the amount so payable to them as above provided, such holders shall not be entitled to share in any further distribution of the assets or property of the corporation by virtue of their ownership of shares of Class UA Preferred Stock.

          (b)   After the payment or setting aside for payment to the holders of Class UA Preferred Stock of the full amounts specified in Section 5.2(a) above, the entire remaining assets of the corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the corporation in proportion to the number of shares of Common Stock held by them, subject to the rights and preferences of any then outstanding shares of Preferred Stock.

        5.3    Redemption.

          (a)   The corporation may, subject to the requirements of the DGCL, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time all or any lesser number of the then outstanding shares of Class UA Preferred Stock on payment for each share to be redeemed of One Hundred Canadian Dollars (Cdn. $100.00) (the "Redemption Amount").

          (b)   In the case of redemption of Class UA Preferred Stock under the provisions of Section 5.3(a) hereof, the corporation shall, unless waived in writing by the holders of all of the shares of Class UA Preferred Stock, at least ten days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of shares of Class UA Preferred Stock to be redeemed a notice in writing of the intention of the corporation to redeem such shares of Class UA Preferred Stock. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such stockholder at his, her or its address as it appears on the records of the corporation or in the event of the address of any such stockholder not so appearing then to the last known address of such stockholder or if delivered, delivered to each such stockholder at such address; provided, however, that accidental failure to give any such notice to one or more of such stockholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the shares of Class UA Preferred Stock for the time being outstanding is to be redeemed, the shares so to be redeemed shall be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the shares of Class UA Preferred Stock. On or after the date so specified for redemption, the corporation shall pay or cause to be paid to or to the order of the record holders of the shares of Class UA Preferred Stock to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the corporation or any other place designated in such notice of the certificates representing the shares of Class UA Preferred Stock called for redemption. Such payment shall be made by check payable at par at any branch of the corporation's bankers in Canada. If less than all of the shares of Class UA Preferred Stock represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of shares of Class UA Preferred Stock represented by the original certificate that are not redeemed. From and after the date specified for redemption in any such notice, the holders of the shares of Class UA Preferred Stock called for redemption shall not be entitled to exercise any of the rights of stockholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of stockholders shall remain unaffected. The corporation shall have the right, at any time after the mailing of notice of its intention to redeem any shares of Class UA Preferred Stock, to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such shares of Class UA Preferred Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the shares of UA Preferred Stock in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the corporation. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the shares of Class UA Preferred Stock which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the corporation.

          (c)   Notwithstanding the foregoing provisions, the corporation shall, each year, within 30 days following receipt by the corporation of the audited financial statements of the corporation for the corporation's preceding financial year, redeem, subject to the requirements of the DGCL and in accordance with Section 5.3(b) hereof, that number of shares of Class UA Preferred Stock (disregarding fractions) as is determined by dividing twenty percent (20%) of the Net Profits of the Corporation (as hereinafter defined) for such preceding financial year by One Hundred Canadian Dollars (Cdn. $100.00). If such number of shares of Class UA Preferred Stock so determined to be redeemed is more than the total number of shares of Class UA Preferred Stock then outstanding, the corporation shall redeem all such shares of Class UA Preferred Stock then outstanding within such thirty (30) day period. "Net Profits of the Corporation" means the after tax profits determined in accordance with generally accepted accounting principles, where relevant, consistently applied.

          (d)   The shares of Common Stock shall have no right of redemption.

        5.4    Voting Rights.

          (a)    Class UA Preferred Stock.    The holders of the shares of Class UA Preferred Stock as such shall not be entitled to receive notice of, or to attend and vote at, any meeting of the stockholders of the corporation, unless the meeting is called to consider any matter in respect of which the holders of the shares of Class UA Preferred Stock would be entitled to vote separately as a class, in which case the holders of the shares of Class UA Preferred Stock shall be entitled to receive notice of and to attend and vote at such meeting.

          (b)    Common Stock.    Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

          (c)    Adjustment in Authorized Stock.    The number of authorized shares of any class or series of the corporation's stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an affirmative vote of the holders of a majority of the stock of the corporation.

ARTICLE VI

        6.1   The number of directors that constitutes the entire Board of Directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws of the corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

        6.2   Effective at such time as the corporation becomes a reporting issuer under the Securities and Exchange Act of 1934 (the "Effective Date"), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this Certificate of Incorporation, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        6.3   Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        6.4   Any director may be removed from office by the stockholders of the corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors and may not be filled by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

        6.5   No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII

        7.1   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VIII

        8.1   Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE IX

        9.1   No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE X

        10.1 To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        10.2 The corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

        10.3 The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

        10.4 Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

        11.1 Except as provided in Article X above, the corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 4.1(b) of Article IV, Sections 6.2, 6.3, 6.4 and 6.5 of Article VI, Article IX or Article XI of this Certificate of Incorporation.

ARTICLE XII

  12.1
  The name and mailing address of the incorporator are as follows:

  Effie Toshav
  Wilson Sonsini Goodrich & Rosati, Professional Corporation
  701 Fifth Avenue, Suite 5100
  Seattle, Washington 98104

ANNEX F

BYLAWS OF

ONCOTHYREON INC.

(Initially adopted on September 7, 2007)

F-i

ARTICLE V—OFFICERS		9
5.1	OFFICERS	9
5.2	APPOINTMENT OF OFFICERS	9
5.3	SUBORDINATE OFFICERS	9
5.4	REMOVAL AND RESIGNATION OF OFFICERS	9
5.5	VACANCIES IN OFFICES	10
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	10
5.7	AUTHORITY AND DUTIES OF OFFICERS	10
ARTICLE VI—STOCK		10
6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	10
6.2	SPECIAL DESIGNATION ON CERTIFICATES	10
6.3	LOST CERTIFICATES	11
6.4	DIVIDENDS	11
6.5	TRANSFER OF STOCK	11
6.6	STOCK TRANSFER AGREEMENTS	11
6.7	RECORD STOCKHOLDERS	11
ARTICLE VII—MANNER OF GIVING NOTICE AND WAIVER		12
7.1	NOTICE OF STOCKHOLDERS' MEETINGS	12
7.2	NOTICE BY ELECTRONIC TRANSMISSION	12
7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	12
7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	13
7.5	WAIVER OF NOTICE	13
ARTICLE VIII—INDEMNIFICATION		13
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	13
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	14
8.3	SUCCESSFUL DEFENSE	14
8.4	INDEMNIFICATION OF OTHERS	14
8.5	ADVANCED PAYMENT OF EXPENSES	15
8.6	LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	15
8.7	DETERMINATION; CLAIM	15
8.8	NON-EXCLUSIVITY OF RIGHTS	15
8.9	INSURANCE	15
8.10	SURVIVAL	15
8.11	EFFECT OF REPEAL OR MODIFICATION	16
8.12	CERTAIN DEFINITIONS	16
ARTICLE IX—GENERAL MATTERS		16
9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	16
9.2	FISCAL YEAR	16
9.3	SEAL	16
9.4	CONSTRUCTION; DEFINITIONS	16
ARTICLE X—AMENDMENTS		17

F-ii

 BYLAWS OF ONCOTHYREON INC.

ARTICLE I—CORPORATE OFFICES

        1.1    REGISTERED OFFICE

        The registered office of Oncothyreon Inc. shall be fixed in the corporation's certificate of incorporation, as the same may be amended from time to time.

        1.2    OTHER OFFICES

        The corporation's board of directors (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II—MEETINGS OF STOCKHOLDERS

        2.1    PLACE OF MEETINGS

        Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

        2.2    ANNUAL MEETING

        The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

        2.3    SPECIAL MEETING

        A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

        No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

        2.4    ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS' MEETINGS

            (i)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the stockholder's capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if the chairperson should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

           (ii)  Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

        These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

        Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

        2.5    QUORUM

        The holders of one-third of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

        2.6    ADJOURNED MEETING; NOTICE

        When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        2.7    CONDUCT OF BUSINESS

        The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

        2.8    VOTING

        The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

        Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

        Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of one-third of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        2.9    NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

        2.10    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

        If the Board does not so fix a record date:

            (i)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

           (ii)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        2.11    PROXIES

        Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

        2.12    LIST OF STOCKHOLDERS ENTITLED TO VOTE

        The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the corporation's principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

        2.13    INSPECTORS OF ELECTION

        A written proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the person.

        Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

        Such inspectors shall:

            (i)  determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

           (ii)  receive votes, ballots or consents;

          (iii)  hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (iv)  count and tabulate all votes or consents;

           (v)  determine when the polls shall close;

          (vi)  determine the result; and

         (vii)  do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

        The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III—DIRECTORS

        3.1    POWERS

        The business and affairs of the corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the certificate of incorporation.

        3.2    NUMBER OF DIRECTORS

        The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

        Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

        If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three (3) classes.

        3.4    RESIGNATION AND VACANCIES

        Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

        If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

        If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

        3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

        The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

        Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        3.6    REGULAR MEETINGS

        Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        3.7    SPECIAL MEETINGS; NOTICE

        Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

        Notice of the time and place of special meetings shall be:

            (i)  delivered personally by hand, by courier or by telephone;

           (ii)  sent by United States first-class mail, postage prepaid;

          (iii)  sent by facsimile; or

          (iv)  sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

        If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting.

        3.8    QUORUM; VOTING

        At all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

        If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

        3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        3.10    FEES AND COMPENSATION OF DIRECTORS

        Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

        3.11    REMOVAL OF DIRECTORS

        Any director may be removed from office by the stockholders of the corporation only for cause. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

ARTICLE IV—COMMITTEES

        4.1    COMMITTEES OF DIRECTORS

        The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

        4.2    COMMITTEE MINUTES

        Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

        4.3    MEETINGS AND ACTION OF COMMITTEES

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

            (i)  Section 3.5 (place of meetings and meetings by telephone);

           (ii)  Section 3.6 (regular meetings);

          (iii)  Section 3.7 (special meetings; notice);

          (iv)  Section 3.8 (quorum; voting);

           (v)  Section 3.9 (board action by written consent without a meeting); and

          (vi)  Section 7.5 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

            (i)  the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

           (ii)  special meetings of committees may also be called by resolution of the Board; and

          (iii)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

        4.4    SUBCOMMITTEES

        Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V—OFFICERS

        5.1    OFFICERS

        The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

        5.2    APPOINTMENT OF OFFICERS

        The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

        5.3    SUBORDINATE OFFICERS

        The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

        5.4    REMOVAL AND RESIGNATION OF OFFICERS

        Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

        Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        5.5    VACANCIES IN OFFICES

        Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3.

        5.6    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of the corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

        5.7    AUTHORITY AND DUTIES OF OFFICERS

        All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI—STOCK

        6.1    STOCK CERTIFICATES; PARTLY PAID SHARES

        The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the Board or vice-chairperson of the Board, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

        The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

        6.2    SPECIAL DESIGNATION ON CERTIFICATES

        The powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        6.3    LOST CERTIFICATES

        Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

        6.4    DIVIDENDS

        The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation's capital stock. Dividends may be paid in cash, in property or in shares of the corporation's capital stock, subject to the provisions of the certificate of incorporation.

        The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

        6.5    TRANSFER OF STOCK

        Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

        6.6    STOCK TRANSFER AGREEMENTS

        The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

        6.7    RECORD STOCKHOLDERS

        The corporation:

            (i)  shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

           (ii)  shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

          (iii)  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII—MANNER OF GIVING NOTICE AND WAIVER

        7.1    NOTICE OF STOCKHOLDERS' MEETINGS

        Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the corporation's records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        7.2    NOTICE BY ELECTRONIC TRANSMISSION

        Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

            (i)  the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

           (ii)  such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        Any notice given pursuant to the preceding paragraph shall be deemed given:

            (i)  if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

           (ii)  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

          (iii)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

          (iv)  if by any other form of electronic transmission, when directed to the stockholder.

        An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

        Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

        7.3    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

        Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

        7.4    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

        Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

        7.5    WAIVER OF NOTICE

        Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII—INDEMNIFICATION

        8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

        Subject to the other provisions of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        8.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

        Subject to the other provisions of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        8.3    SUCCESSFUL DEFENSE

        To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        8.4    INDEMNIFICATION OF OTHERS

        Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

        8.5    ADVANCED PAYMENT OF EXPENSES

        Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.7, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

        8.6    LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

        Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be required to provide indemnification or, with respect to clauses (i), (iii) and (iv) below, advance expenses to any person pursuant to this Article VIII:

            (i)  in connection with any Proceeding (or part thereof) initiated by such person except (i) as otherwise required by law, (ii) in specific cases if the Proceeding was authorized by the Board or (iii) as is required to be made under Section 8.7;

           (ii)  on account of any Proceeding (or part thereof) against such person providing for an accounting or disgorgement of profits pursuant to the provisions of Section 16(b) of the 1934 Act or similar provisions of any federal, state or local statutory law or common law;

          (iii)  for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; or

          (iv)  if prohibited by applicable law.

        8.7    DETERMINATION; CLAIM

        If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 60 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

        8.8    NON-EXCLUSIVITY OF RIGHTS

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

        8.9    INSURANCE

        The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

        8.10    SURVIVAL

        The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        8.11    EFFECT OF REPEAL OR MODIFICATION

        Any repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

        8.12    CERTAIN DEFINITIONS

        For purposes of this Article VIII, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

ARTICLE IX—GENERAL MATTERS

        9.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

        Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        9.2    FISCAL YEAR

        The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

        9.3    SEAL

        The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        9.4    CONSTRUCTION; DEFINITIONS

        Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE X—AMENDMENTS

        These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote shall be required to amend or repeal Section 2.3, Section 2.4, the last paragraph of Section 2.8 (relating to no cumulative voting), Section 2.9, Section 3.2, Section 3.3, Section 3.4, Section 3.11 and Section 8.11 of these bylaws, or this sentence of this Article X.

        A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

Exhibit 4.1

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

NUMBER COM-	* * SHARES COMMON STOCK

ONCOTHYREON INC.
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELEWARE

        This Certifies That                                                   is the record holder of                                                   (                  ) fully paid and nonassessable shares of Common Stock of ONCOTHYREON INC., transferable only on the books of the said Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed or assigned.

        This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. Upon request, stockholders may obtain free of charge from the corporation's principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

        IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this              day of                         , 20        .

Robert L. Kirkman	Edward A. Taylor
President and Chief Executive Officer	Secretary

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                       ,                          SHARES REPRESENTED BY THIS CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                        ATTORNEY TO TRANSFER SAID SHARES ON THE SHARE REGISTER OF THE CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever

Exhibit 5.1

September 27, 2007

Oncothyreon Inc.
110-110th Avenue NE, Suite 685
Bellevue, WA 98004

RE:    Amendment No. 1 to the Registration Statement on Form S-4

Ladies and Gentlemen:

        We have examined Amendment No. 1 to the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission, Registration Number 333-145995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 125,848,157 shares of your common stock, par value $0.0001 per share, (the "Common Stock"), (ii) 12,500 shares of your preferred stock, no par value, (the "Preferred Stock" and together with the Common Stock, the "Shares") and (iii) warrants to acquire 5,848,157 shares of your common stock, par value $0.0001 per share (the "Warrants") all of which are to be issued in connection with the plan of arrangement with Biomira Inc., a corporation organized under the federal laws of Canada, and certain other parties, as described in the Registration Statement (the "Transaction") and as contemplated by the Arrangement Agreement dated September 11, 2007, as amended, by and among you, 4442636 Canada Inc., 4442644 Canada Inc., Biomira Inc., and 4442652 Canada Inc., (the "Arrangement Agreement"). As your counsel in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares and the Warrants in the Transaction.

        Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that, as of the date hereof, the Shares and the Warrants will be, as or when issued in the manner described in the Registration Statement and in accordance with the resolutions of the Company's Board of Directors and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, legally and validly issued. It is our further opinion, subject to the assumptions set forth in the preceding sentence, that (i) the Shares will be fully paid and nonassessable and (ii) the Common Stock of the Company issuable upon exercise of the Warrants will, upon due exercise of such Warrants in accordance with their terms and payment of the exercise price therefor, be fully paid and nonassessable.

        We are members of the bar of the State of Washington. We do not express any opinion on laws other than the laws of the State of Washington and the General Corporation Law of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement and information statement/prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI WILSON SONSINI GOODRICH & ROSATI Professional Corporation

Exhibit 10.1

ONCOTHYREON INC.

INDEMNIFICATION AGREEMENT

        THIS AGREEMENT is entered into, effective as of                        , 20    by and between Oncothyreon Inc., a Delaware corporation (the "Company"), and                        ("Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

        WHEREAS, Indemnitee is a director and/or officer of the Company;

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

        WHEREAS, the Certificate of Incorporation and Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company's Certificate of Incorporation and Bylaws; and

        WHEREAS, in recognition of Indemnitee's need for (i) substantial protection against personal liability based on Indemnitee's reliance on the aforesaid Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company) and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

        NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

          1.    Certain Definitions:

            (a)   "Board" shall mean the Board of Directors of the Company.

            (b)   "Affiliate" shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

            (c)   A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and other than any person holding shares of the Company on the date that the Company first registers under the Act or any transferee of such individual if such transferee is a spouse or lineal descendant of the transferee or a trust for the benefit of the individual, his or her spouse or lineal descendants), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

            (d)   "Expenses" shall mean any expense, liability or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

            (e)   "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or an Affiliate of the Company, or while a director or officer is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company or an Affiliate of the Company, as described above.

            (f)    "Independent Counsel" shall mean the person or body appointed in connection with Section 3.

            (g)   "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company) or any inquiry, hearing or investigation, whether formal or informal, whether conducted by the Company or an Affiliate of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

            (h)   "Reviewing Party" shall mean the person or body appointed in accordance with Section 3.

            (i)    "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

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          2.    Agreement to Indemnify.

            (a)    General Agreement.    In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company's Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors or applicable law.

            (b)    Initiation of Proceeding.    Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5 or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

            (c)    Expense Advances.    All Expenses incurred by or on behalf of Indemnitee prior to the final disposition of a Proceeding shall be advanced by the Company to Indemnitee within 30 days after the receipt by the Company of a written request for such advance unless and until there has been a final determination by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified for such Expenses. Notwithstanding the foregoing, to the extent the Indemnitee has been successful on the merits or otherwise in the defense of any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to reimburse the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee's obligation to reimburse the Company for advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or 2(f).

            (d)    Mandatory Indemnification.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

            (e)    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

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            (f)    Prohibited Indemnification.    No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which a final judgment is rendered against Indemnitee or Indemnitee enters into a settlement, in each case (i) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws; (ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (iii) for which payment is prohibited by law. Notwithstanding anything to the contrary stated or implied in this Section 2(f), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

          3.    Reviewing Party.    Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; provided that if all members of the Board are parties to the particular Proceeding with respect to which Indemnitee is seeking indemnification, the Independent Counsel referred to below shall become the Reviewing Party; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising before a Change in Control for which Independent Counsel shall be the Reviewing Party and all matters arising after a Change in Control, in each case concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

          4.    Indemnification Process and Appeal.

            (a)    Indemnification Payment.    Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, but in no event later than thirty (30) days after demand, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law. Indemnitee shall cooperate with the Reviewing Party making a determination with respect to Indemnitee's entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request

4

    any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. In the event the Reviewing Party has failed to make such determination within thirty (30) days after the Company's receipt of Indemnitee's written demand for indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

            (b)    Suit to Enforce Rights.    Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California or the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. The Company shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

            (c)    Defense to Indemnification, Burden of Proof, and Presumptions.    It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. The knowledge and/or actions, or failure to act, or any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5

          5.    Indemnification for Expenses Incurred in Enforcing Rights.    The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for

    (i)
    indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous, and/or

    (ii)
    recovery under directors' and officers' liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

          6.    Notification and Defense of Proceeding.

            (a)    Notice.    Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

            (b)    Defense.    With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above.

            (c)    Settlement of Claims.    The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's

6

    written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity as a result of Indemnitees' failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company's ability to participate in defense of such action. The Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

          7.    Establishment of Trust.    In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within thirty (30) days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise no later than thirty (30) days after notice pursuant to Section 4(a) and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

          8.    Non-Exclusivity.    The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation, Bylaws, applicable law or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company's Certificate of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

          9.    Liability Insurance.    For the duration of Indemnitee's service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors' and officers' liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. Notwithstanding the foregoing, the Company shall not be required to maintain said policies of directors' and officers' liability insurance during

7

  any time period in which such insurance is not reasonably available or if it is determined in good faith by the then directors of the Company either that: (a) the premium cost of such insurance is substantially disproportionate to the amount of coverage provided thereunder, or (b) the protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

          The Company shall provide Indemnitee with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same.

          10.    Amendment of this Agreement.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

          11.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          12.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

          13.    Duration of Agreement.    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil or criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

          14.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

          15.    Severability.    If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining

8

  provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

          16.    Contribution.    To the fullest extent permissible under applicable law, whether or not the indemnification provided for in this Agreement is available to Indemnitee for any reason whatsoever, the Company shall pay all or a portion of the amount that would otherwise be incurred by Indemnitee for Expenses in connection with any claim relating to an Indemnifiable Event, as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

          17.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

          18.    Notices.    All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:

      Oncothyreon Inc.
      110-110th Avenue NE
      Bellevue, WA 98004
      Attention: Chief Executive Officer

  and to Indemnitee at the address set forth below Indemnitee's signature hereto. Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

          19.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

9

Exhibit 10.9

EXCLUSIVE LICENSE AGREEMENT

between

THE UNIVERSITY OF ARIZONA

and

ProlX PHARMACEUTICALS, INC.

Agreement Number 97-0268

        This Exclusive License Agreement (the "Agreement") is made effective the date of the last signature date below (the "Effective Date") between The Arizona Board of Regents on behalf of The University of Arizona, with its principal offices in Tucson, Arizona 85721 (the "UNIVERSITY"), and ProlX Pharmaceuticals, Inc., a Pennsylvania corporation, with its principal place of business at P.O. Box 10146, Pittsburgh, Pennsylvania 15232 (the "LICENSEE").

        WHEREAS, an invention, entitled "Thioredoxin as a Target for Cancer Chemotherapeutic and Cancer Preventive Drugs" UA1596 (the "Technology"), useful for an anticancer drug, as a screening tool to identify new cancer drugs, and/or as a mitogenic tissue-culture reagent, was developed at UNIVERSITY by Garth Powis (the "Inventor") and is claimed in Patent Rights, as defined below;

        WHEREAS, Inventor was an employee of UNIVERSITY when Technology was developed, and Inventor assigned to UNIVERSITY all of the right, title, and interest in Technology;

        WHEREAS, LICENSEE is interested in obtaining rights to make, have made, use, offer for sale and sell products from Technology and can provide useful management for production and distribution of Licensed Products, and UNIVERSITY is willing to grant such rights so that the Technology may be developed and the benefits enjoyed by the public; and

        WHEREAS, LICENSEE has executed a letter of intent with UNIVERSITY effective December 5, 1977, under which UNIVERSITY agreed to negotiate an exclusive world-wide license to Technology in return for Licensee paying all patent costs for protecting this Technology during the term of that letter of intent.

        The parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Definitions

        1.1   "Licensed Method" shall mean any method that is covered by Patent Rights, the use of which would constitute, but for the license granted to the LICENSEE under this Agreement, an infringement of any issued, valid and enforceable claim of Patent Rights.

        1.2   "Licensed Product" shall mean any product that is either covered by Patent Rights or that is produced by the Licensed Method, to the extent that the production, use, offer for sale or sale of such product would infringe an issued, valid and enforceable claim of Patent Rights, but for the license granted to LICENSEE under this Agreement.

        1.3   "Net Sales" shall mean the total of the gross invoice prices from the sale of Licensed Product or the performance of Licensed Method by LICENSEE or a sublicensee to any third parties for cash or other forms of consideration, in accordance with generally accepted accounting principles. LICENSEE

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

may make the following deductions, at rates customary within the industry (if not already deducted from the gross invoice price), when calculating the total gross invoice prices:

    1.3.1
    allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of LICENSEE, or a sublicensee, whether in cash or other consideration in lieu of cash); and

    1.3.2
    freight, transportation, packing, and/or insurance charges associated with transportation; and

    1.3.3
    taxes based on sales when included in gross sales, but not taxes assessed on income derived from such sales.

    1.3.4
    license fees required to be paid by LICENSEE to any third party in order to practice Patent Rights.

Where LICENSEE distributes Licensed Products for end use to itself or a sublicensee, then such distribution will be considered a sale at the list price normally charged to independent third parties, and UNIVERSITY will be entitled to collect royalty on such a sale in accordance with Article 3 (Fees and Royalties).

        1.5   "Patent Rights" shall mean issued U.S. and foreign patents having valid and enforceable claims assigned to UNIVERSITY by Inventor, including any reissues, continuations, divisional, and extensions, and any continuation-in-part applications to the extent that claims of the original application are continued, based on the subject matter claimed in or covered by the following:

    [+]

        1.6   "Territory" shall mean those countries in which LICENSEE is supporting or maintaining patents or patent applications under the provisions of Paragraph 3.3 below.

ARTICLE 2

Grant

        2.1   UNIVERSITY grants to LICENSEE an exclusive license to make, have made, use, market, offer for sale, sell, have sold, import and distribute Licensed Product and practice Licensed Method in the Territory. These rights are subject to the terms and conditions set forth herein. This grant does not relinquish UNIVERSITY ownership in or rights to Patent Rights and does not grant, by implication or otherwise, any other rights to LICENSEE of any other technologies owned, invented, or discovered by UNIVERSITY, whether past, present, or future. If LICENSEE or UNIVERSITY identifies any use or application within the Patent Rights other than use of Technology as an anticancer drug, as a screening tool to identify new cancer drugs and/or as a mitogenic tissue culture reagent, LICENSEE shall use reasonable efforts to commercialize such other use or application; otherwise, LICENSEE shall license such other use or application back to UNIVERSITY.

        2.2   UNIVERSITY grants LICENSEE the right to issue sublicenses to third parties to make, have made, use, market, offer for sale, sell, have sold, import and distribute Licensed Product and practice Licensed Method as long as LICENSEE possesses an exclusive license under this Agreement. Any and all sublicense agreements granted by LICENSEE shall include all of the rights and obligations due UNIVERSITY, and, if applicable, the United States government, contained in this Agreement. Such rights and obligations due UNIVERSITY in all such sublicense agreements include, but are not limited to, the right of UNIVERSITY to receive all royalties and fees under Paragraphs 3.1 (other than 3.1.3), 3.2 and 3.9, if not otherwise paid to UNIVERSITY by LICENSEE. LICENSEE shall notify the

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

2

UNIVERSITY of each sublicense granted hereunder and provide UNIVERSITY with a copy of each sublicense. LICENSEE shall collect and pay all fees and royalties due UNIVERSITY and guarantee all such payments due from sublicensees. LICENSEE shall require sublicensees to provide payments with royalty reports, and LICENSEE shall collect and summarize for UNIVERSITY all such reports due from sublicensees. LICENSEE shall monitor sublicensees and assure license terms are met and product quality is equal to or greater than that required by this Agreement. Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to UNIVERSITY.

    [+]

        2.3   The development of Technology was sponsored in part by the National Institutes of Health, under grant numbers CA48725 and CA17094, and as a consequence, this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §200-212 and applicable implementating regulations, as well as the royalty-free provisions of paragraph 3.11 below.

        2.4   UNIVERSITY shall reserve an irrevocable right to produce and use Licensed Product and to practice Licensed Method only for research and educational purposes and for purposes not covered by this Agreement. Nothing in this Agreement shall be deemed to limit the right of UNIVERSITY to publish any and all technical data resulting from any research performed by UNIVERSITY, including, but not limited to, research relating to the Licensed Products, Licensed Method, or Technology.

        2.5   The production, use, offer for sale, sale, and distribution of Licensed Products and the practice of Licensed Method shall be subject to applicable county, state, federal or foreign laws, rules, and regulations governing the production, use, marketing, sale, and distribution of Licensed Products or the practice of Licensed Method in or between any county, state, federal, or foreign jurisdiction.

        2.6   LICENSEE acknowledges that Licensed Products will not be produced, used, marketed, offered for sale, sold, distributed, and/or sublicensed outside the Territory and that Licensed Method will not be practiced outside the Territory.

ARTICLE 3

Fees and Royalties

        3.1    Fees.    In consideration, in part, for the rights granted herein, LICENSEE shall pay the following fees:

    3.1.1
    LICENSEE shall pay UNIVERSITY a license-issue fee of [+] as a one-time, non-refundable, non-cancelable, non-creditable fee. This fee shall be paid as follows:

    •
    [+] shall be paid within fifteen working-days after the Effective Date of this Agreement; and

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

3

      •
      [+] shall be paid within fifteen working-days of the receipt of a Notice of Allowance from the U. S. Patent and Trademark Office of valid and enforceable claims covering Licensed Product and/or Licensed Method.

    3.1.2
    Beginning on January 1, 2000, and continuing on each January 1 thereafter for the term of this Agreement, LICENSEE shall pay UNIVERSITY a nonrefundable annual license maintenance fee. This fee shall be paid as follows:

    •
    [+] non-creditable fee on each January 1 that a U. S. Patent has not issued with valid and enforceable claims covering Licensed Product and/or Licensed Method, or

    •
    [+] fee on each January 1 that a U. S. Patent has issued with valid and enforceable claims covering Licensed Product and/or Licensed Method, said fee being fully creditable against certain patent preparation and prosecution costs as set forth under Paragraph 3.3 below after a total of [+] in patent preparation and prosecution fees has been paid by Licensee.

    3.1.3
    LICENSEE shall pay UNIVERSITY a one-time milestone payment of [+] upon issuance of a U. S. Patent with valid and enforceable claims covering Licensed Product or Licensed Method.

        3.2    Royalties.    In consideration, in part, for the rights granted herein, including the exclusive worldwide license granted to LICENSEE, LICENSEE shall pay the following royalties:

    3.2.1
    LICENSEE shall pay to UNIVERSITY an earned royalty of [+] of Net Sales of Licensed Products or performance of Licensed Method in each country in the Territory in which Patent Rights exist, with certain patent preparation and prosecution costs as set forth in Paragraph 3.3 below being [+] creditable after a total of [+] in patent preparation and prosecution fees has been paid by LICENSEE. If no patent with valid and enforceable claims covering Licensed Product or Licensed Method has issued within [+] of the Effective Date in any country in which Patent Rights are pending, the earned royalty shall be reduced to [+], but shall revert to [+] upon issuance of Patent Rights in any such country;

    3.2.2
    LICENSEE shall pay to UNIVERSITY a minimum royalty of [+] per year for the life of UNIVERSITY'S Patent Rights, beginning after (a) issuance of a U.S. patent with valid and enforceable claims covering Licensed Product or Licensed Method, and (b) commercialization by LICENSEE or a sublicensee of a product identified by screening using the Licensed Method, said payment being fully creditable against certain patent preparation and prosecution costs as set forth in Paragraph 3.3 below after a total of [+] in patent preparation and prosecution fees has been paid by LICENSEE;

    3.2.3
    LICENSEE shall pay to UNIVERSITY a royalty of [+] of all fees LICENSEE receives from third parties for work performed under the grant of this Agreement, such as "fee-for-service" activities wherein LICENSEE practices Licensed Method for such third party; and

    3.2.4
    Under no circumstances shall the earned royalties to be paid to UNIVERSITY by LICENSEE be reduced by more than [+] in any reporting period by the credit provided in Paragraph 3.2.1, although any unused credit may be carried over from one reporting period to subsequent reporting periods.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

4

        3.3    Patent Costs.    LICENSEE shall pay all documented costs, past, present and future, incurred by UNIVERSITY in obtaining and perfecting Patent Rights, except that any costs of patent preparation and prosecution in excess of [+] shall be creditable by LICENSEE against license maintenance fees of Paragraph 3.1.2 and earned royalties of Paragraph 3.2.1 above. The credit against license maintenance fees shall not apply to patent preparation and prosecution fees relating to reissue, reexamination and interference proceedings. It is understood that UNIVERSITY has already filed a PCT patent application naming all PCT countries including the U. S.

        3.4   Payments hereunder shall be made in U.S. dollars in the United States. If Licensed Products are sold or Licensed Method is performed for monies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold or Licensed Method was practiced and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period.

        3.5   Royalties earned on sales occurring in any country outside the United States may not be reduced by any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, The LICENSEE is responsible for all bank transfer charges. Notwithstanding this, all payments made by LICENSEE in fulfillment of UNIVERSITY'S own tax liability in any particular country will be credited against earned royalties or fees due UNIVERSITY for that country.

        3.6   If at any time, legal restrictions prevent the prompt remittance of royalties by the LICENSEE from any country where Licensed Products are sold or Licensed Method is practiced, the LICENSEE shall convert the amount owed to UNIVERSITY into United States funds and shall pay UNIVERSITY directly from its U.S. source of funds for so long as the legal restrictions apply.

        3.7   Royalties accruing to UNIVERSITY shall be payable by LICENSEE to UNIVERSITY when Licensed Products are invoiced, or if not invoiced, when delivered to a third party.

        3.8   LICENSEE shall pay all royalties under paragraph 3.2 semiannually and within 30 days of December 31 and June 30 of each calendar year. Each such payment shall be for the most recently completed calendar half year.

        3.9   In the event that royalty payments are not received when due, the LICENSEE shall pay additional interest charges at an annual rate of [+]. Interest shall be calculated from the date payment was due and until actually received by UNIVERSITY.

        3.10 If any patent or patent claim within Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the final decision, or that are based on another patent or claim not involved in the final decision.

        3.11 No royalties may be collected or paid on Licensed Products sold to or Licensed Method performed for the U.S. Government or any agency thereof, as provided for in the license to the government.

ARTICLE 4

Reports and Inspections

        4.1   LICENSEE shall maintain accurate books and records, and, upon reasonable advance notice by UNIVERSITY, LICENSEE'S records, inventory, and Licensed Product production or Licensed Method practice facilities shall be open for inspection by UNIVERSITY for the purpose of verifying

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

5

the accuracy of reports. The LICENSEE shall keep, and cause sublicensee(s) to keep, accurate records and books showing the maintenance, production, inventory, sale, distribution or sublicensing of Licensed Product and the performance of Licensed Method and shall permit duly authorized agents of UNIVERSITY, during regular business hours, to inspect upon reasonable notice facilities and records of LICENSEE for the purpose of verifying quality control and royalty payments due UNIVERSITY. In the event payment is in error by [+] or more, LICENSEE shall pay all reasonable documented, third party audit expenses.

        4.2   After the first commercial sale of Licensed Products or performance of Licensed Method, LICENSEE shall provide UNIVERSITY with a semiannual written report within 30 days after December 31 and June 30 of each year indicating:

    4.2.1
    Quantity of Licensed Product produced or Licensed Method performed in each location, relevant information on maintaining Licensed Products quality, and supplies of Licensed Products held by LICENSEE and sublicensee(s); and

    4.2.2
    Summary of Licensed Product and Licensed Method gross sales and Net Sales for both LICENSEE and sublicensee(s); and

    4.2.3
    The royalties due, including the method used to calculate royalties, as well as the exchange rates used, if applicable; and

    4.2.3
    An accounting of the quantity of Licensed Product sold and Licensed Method performed by LICENSEE and each sublicensee, including a summary of domestic and international distribution on which royalties are payable.

        4.3   Beginning six months after the Effective Date and continuing semi-annually thereafter, LICENSEE shall submit to UNIVERSITY a progress report covering LICENSEE'S activities related to the development and testing of all Licensed Products and Licensed Methods and, if applicable, activities related to the obtaining of the governmental approvals necessary for marketing and distribution. Progress reports are required for each Licensed Product and Licensed Method until the first commercial sale of that Licensed Product occurs in the United States and shall again be required if commercial sales of such Licensed Product or performance of Licensed Method are suspended or discontinued.

        4.4   Progress reports submitted under section 4.3 shall include, but are not limited to, the following topics:

  •
  summary of work completed

  •
  key scientific discoveries

  •
  summary of work in progress

  •
  market plans for introduction of Licensed Products and Licensed Methods

  •
  current schedule of anticipated events or milestones, and

  •
  a summary of resources (dollar value) spent in the reporting period

ARTICLE 5

Infringement

        5.1   LICENSEE and sublicensee(s) shall mark all shipping and other containers of Licensed Product with the appropriate markings to reflect that unauthorized production, use, sale, and distribution are prohibited and that a U.S. Patent is either applied for or has been granted.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

6

        5.2   Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto to the other party (including contraction, abbreviation, or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name "The University of Arizona" is prohibited.

        5.3   The LICENSEE shall notify UNIVERSITY promptly of any known production, sale, marketing, distribution, or use of Licensed Product or the performance of Licensed Method by persons that are not authorized to produce, use, or sell Licensed Product. Such notification shall include reasonable details that should enable UNIVERSITY to investigate and terminate such unauthorized activity, and UNIVERSITY retains the right to terminate such activity.

        5.4   Pursuant to this Agreement, LICENSEE is empowered:

    5.4.1
    to bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in Patent Rights, and

    5.4.2
    in any such suit, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement, and

    5.4.3
    in any such suit, with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld, to settle any claim or suit for infringement of Patent Rights,

for Patent Rights for which LICENSEE has exclusive rights under this Agreement, provided that LICENSEE shall notify UNIVERSITY of LICENSEE'S intention to file suit at least fourteen (14) days prior to filing thereof. In the event that LICENSEE exercises its rights under this paragraph, unless UNIVERSITY then notifies LICENSEE in writing, within seven (7) days after UNIVERSITY'S receipt of LICENSEE'S notice, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, all recoveries had or obtained in such suit shall belong solely to LICENSEE, with the exception of any earned royalties payable to UNIVERSITY as set forth in this Agreement. In any suit brought by LICENSEE under this Paragraph in which UNIVERSITY has not agreed to bear one-half of the expenses of such suit as detailed in Paragraph 5.5, UNIVERSITY shall have the right to be represented at trial of any such suit by counsel of UNIVERSITY'S choice at LICENSEE'S expense if such suit involves, or causes to become involved, actual or potential rights, obligations, and/or properties of UNIVERSITY. LICENSEE agrees to keep UNIVERSITY reasonably apprised of the status and progress of any such litigation.

        5.5   If UNIVERSITY notifies LICENSEE that UNIVERSITY agrees to bear one-half of expenses as specified in paragraph 5.4, and if UNIVERSITY pays LICENSEE from time to time (but not less than once per calendar quarter) as expenses are incurred, then LICENSEE and UNIVERSITY may agree on counsel to represent them jointly and all recoveries had or obtained in such suit (after deduction of all expenses and fees incurred in prosecuting such suit) shall be divided equally between LICENSEE and UNIVERSITY.

        5.6   In the event that suit is brought by LICENSEE under this Article, UNIVERSITY agrees that LICENSEE may, if necessary, join UNIVERSITY as a party plaintiff in any such suit.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7

        5.7   In any infringement action commenced under this Article, in which UNIVERSITY fails to notify LICENSEE, as provided in paragraph 5.4, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, the expenses in such action, including, but not limited to, costs, fees, attorney fees, and disbursements, shall be paid solely by LICENSEE.

        5.8   UNIVERSITY shall cooperate fully with LICENSEE in connection with any infringement action initiated by LICENSEE under this Article, and UNIVERSITY agrees to use reasonable efforts to promptly provide reasonable access to all necessary documents, faculty and employees of UNIVERSITY and to render reasonable assistance in response to a written request by LICENSEE.

        5.9   In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents included in Patent Rights shall be brought against LICENSEE alone or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under this Article, LICENSEE is empowered:

    5.9.1
    to defend the suit in its own name, at its own expense, and on its own behalf, for presumably valid claims in such patents; and

    5.9.2
    in any such suit, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and

    5.9.3
    in any such suit, with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld, to settle any claim or suit for declaratory judgment involving Patent Rights.

Nothing in this Paragraph 5.9 shall be construed as limiting any rights granted to or retained by either UNIVERSITY or LICENSEE under this Article.

        5.10 In the event that LICENSEE recovers damages (excluding those set for willful infringement) in any action brought under this Article, LICENSEE shall pay to UNIVERSITY an earned royalty on such recovery (excluding recovery for willful infringement and after deducting all expenses and fees incurred by LICENSEE in prosecuting or defending such suit), the amount of such royalty to be equal to that specified in section 3.2.2 and to be payable as specified under paragraph 3.8.

        5.11 Nothing contained within this Article or this Agreement shall be construed to obligate UNIVERSITY or LICENSEE to bring any suit or to enforce any rights under this Agreement. Additionally, nothing contained within this Article or this Agreement shall be construed to limit the ability of UNIVERSITY or LICENSEE to bring any suit or to enforce any rights under this Agreement.

ARTICLE 6

Term and Termination

        6.1   This Agreement shall be in effect when fully executed by the parties. This Agreement shall have the term of ten years from the Effective Date hereof or until the expiration of the last-to-expire patent licensed under this Agreement, whichever comes later in time.

        6.2   LICENSEE may terminate this Agreement or grant of rights hereunder, at any time, upon ninety (90) days prior written notice to UNIVERSITY.

        6.3   Upon termination of this Agreement under Sections 6.5, 6.6 or 6.7, LICENSEE shall immediately cease use of the rights granted herein, and all Licensed Product under the control of LICENSEE and/or sublicensee(s) shall be fully and completely destroyed by LICENSEE using appropriate chemical and/or mechanical methods, excepting Licensed Product stock held by sublicensee(s) that remains in compliance with the terms and conditions of this Agreement.

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8

        6.4   Termination of the Agreement granted hereunder for any reason by either party shall not relieve the parties of any obligation accruing prior to such termination.

        6.5   If LICENSEE should fail to perform or should violate any term of this Agreement [+] then UNIVERSITY may give written notice of the default and, if LICENSEE fails to correct the default and implement action to cure such default within ninety (90) days, then UNIVERSITY shall have the right to cancel or terminate this Agreement.

        6.6   This Agreement, or any exclusive sublicense agreement hereunder, will terminate automatically if LICENSEE or any exclusive sublicensee:

    6.6.1
    terminates its incorporation, except as provided in Article 9; or

    6.6.2
    ceases the commercial sale of Licensed Products or performance of Licensed Method; or

    6.6.3
    liquidates a substantial portion of its assets relating to the sale of Licensed Products or the performance of Licensed Method except as provided in Article 9; or

    6.6.4
    becomes insolvent; or

    6.6.5
    makes an assignment of any rights under this Agreement (other than a security interest) for the benefit of creditors.

        6.7   UNIVERSITY shall have the right, at its sole discretion, to terminate this Agreement or any sublicense agreements hereunder if, during the term of this Agreement, LICENSEE or an exclusive sublicensee:

    6.7.1
    files a petition of bankruptcy; or

    6.7.2
    notifies UNIVERSITY of its intention to file a petition of bankruptcy; or

    6.7.3
    notifies UNIVERSITY of its intention to have a petition of bankruptcy filed against it; or

    6.7.4
    notifies UNIVERSITY that a third party has filed or intends to file an involuntary petition of bankruptcy against it.

Notice of termination under this section shall be given by UNIVERSITY to LICENSEE in writing. Termination of this Agreement under this section is effective upon LICENSEE'S receipt of the written notice from UNIVERSITY.

ARTICLE 7

Due Diligence

        7.1   LICENSEE, upon execution of this Agreement, shall use reasonable and prudent business standards to diligently proceed to produce Licensed Products and to perform Licensed Method and shall use reasonable and prudent business standards to earnestly and diligently endeavor to sell and offer for sale Licensed Products or to perform Licensed Method. LICENSEE shall use reasonable and prudent business standards to diligently endeavor to fill the market demands for Licensed Products and Licensed Method within the Field of Use and in the Territory after LICENSEE has begun commercial sales of Licensed Product.

        7.2   LICENSEE shall use reasonable and prudent business standards to diligently endeavor to obtain all necessary governmental approvals for the manufacture, use, marketing, sale, and distribution of Licensed Products and/or performance of Licensed Method.

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        7.3   LICENSEE shall:

    7.3.1
    spend an aggregate of not less than [+] for the development of Licensed Products and Licensed Method during the first [+] from the Effective Date of this Agreement;

    7.3.2(a)
    [+]

    (b)
    [+]

    7.3.3(a)
    [+]

    (b)
    [+]

    7.3.4
    [+]

If LICENSEE is unable or unwilling to perform any of the provisions of this Paragraph 7.3, then UNIVERSITY has the right and option to terminate this Agreement upon ninety (90) days written notice to LICENSEE. This right, if exercised by UNIVERSITY, supercedes the rights granted to LICENSEE in Article 2.

ARTICLE 8

Notices

        Any royalty or fee payment, notice, or other communication required or permitted to be made or to be given to either party under this Agreement shall be sufficiently made or given on the date of receipt if sent to such party by certified first class U.S. mail, postage prepaid, return receipt requested, addressed to that party at its address set forth below.

        If to UNIVERSITY:

    Rita C. Manak, Ph.D., Director
    Office of Technology Transfer
    The University of Arizona
    Main Gate 515
    888 N. Euclid Avenue
    Tucson, Arizona 85721-0158

        If to LICENSEE:

    John S. Lazo
    Chief Executive Officer
    ProlX Pharmaceuticals, Inc.
    P.O. Box 10146
    Pittsburgh, PA 15232

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ARTICLE 9

Assignment

        This Agreement may be assigned by UNIVERSITY. This Agreement shall not be assigned by LICENSEE except (a) with the prior written consent of UNIVERSITY, which consent shall not be unreasonably withheld; or (b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement.

ARTICLE 10

No Warranties

        10.1 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING. IT IS AGREED THAT LICENSEE ACCEPTS LICENSED PRODUCTS AND LICENSED METHODS ON AN "AS IS" BASIS.

        10.2 NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, OBLIGATES UNIVERSITY EITHER TO BRING OR TO PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR TO FURNISH ANY KNOW-HOW OR TRADE SECRETS NOT PROVIDED AS PART OF UNIVERSITY'S PATENT RIGHTS.

        10.3 IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE TECHNOLOGY OR LICENSED PRODUCTS.

        10.4 NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, OR SOLD UNDER THE TERMS OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENTS.

        10.5 THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER PATENT OF UNIVERSITY OTHER THAN PATENT RIGHTS AS EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS. UNIVERSITY REPRESENTS THAT AS OF THE EFFECTIVE DATE, IT IS NEITHER THE OWNER NOR THE ASSIGNEE OF ANY PATENT(S) OR PATENT APPLICATION(S) WHICH INCLUDES CLAIMS WHICH ARE DOMINANT TO PATENT RIGHTS. UNIVERSITY FURTHER REPRESENTS THAT, AS OF THE EFFECTIVE DATE, IT IS THE OWNER OF THE PATENT RIGHTS AND, AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, IS AWARE OF NO PRIOR ART OR ACTIVITY THAT WOULD RENDER INVALID OR UNENFORCEABLE ANY PATENT ISSUING ON THE PATENT RIGHTS.

ARTICLE 11

Indemnification

        11.1 LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents, the sponsors of the research that led to Technology, and the inventors of the Technology leading to patents and patent applications in Patent Rights and their employers, against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of the exercise of this Agreement or any sublicense. This indemnification includes, but is not limited to, any product liability. Further, such indemnification by LICENSEE shall exclude claims, losses, damage costs, fees and expenses arising from the gross negligence or willful misconduct of UNIVERSITY, its officers,

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

11

employees, agents, the sponsors of the research that led to the Technology and the Inventor of the Technology leading to the patents and patent applications in Patent Rights, and their employees.

        11.2 At least thirty (30) days prior to the earlier of commercialization by LICENSEE of a Licensed Product or Licensed Method or clinical testing of a Licensed Product or Licensed Method (where insurance coverage is not being provided to LICENSEE and UNIVERSITY by a governmental body or other entity), LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows, or an equivalent program of self insurance:

    11.2.1
    Comprehensive or commercial general liability insurance (contractual liability included) with its minimum limits as follows:

    •
    Each Occurrence $1,000,000

    •
    Products/Completed Operations Aggregate $5,000,000

    •
    Personal and Advertising Injury $1,000,000

    •
    General Aggregate (commercial form only) $5,000,000

    11.2.2
    The coverage and limits specified above do not in any way limit the liability of the LICENSEE under this Agreement. The LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates must:

    •
    Provide for thirty (30) day advance written notice to UNIVERSITY of any modification.

    •
    Indicate that UNIVERSITY has been endorsed as an additional Insured under the coverage specified above.

    •
    Include a provision that the coverage will be primary and will not relate to nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

        11.3 UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 12

Confidentiality

        12.1 LICENSEE and UNIVERSITY each agree to safeguard confidential data supplied to it by the other party and relating to UNIVERSITY'S Patent Rights against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. LICENSEE shall not use such data, except to perform its obligations under this Agreement, and shall not disclose such data to others (except to its employees, agents, or consultants who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that the LICENSEE is not prevented from using or disclosing any of the data that:

    12.1.1
    LICENSEE can demonstrate by written records was previously known to it; or

    12.1.2
    is now or becomes in the future public knowledge other than through acts or omissions of the LICENSEE; or

    12.1.3
    is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

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12

    12.1.4
    is independently developed by LICENSEE as shown by written documentation.

The secrecy obligations of LICENSEE under these terms shall remain in effect for five (5) years after the termination date of this Agreement.

  12.2
  The obligations of confidentiality and limited use hereunder apply to any confidential information of UNIVERSITY provided to LICENSEE relating to the subject matter of this Agreement, whether supplied under this Agreement or previously.

ARTICLE 13

Miscellaneous

        13.1 This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Arizona, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country where the patent or patent application is filed.

        13.2 This Agreement embodies the entire understanding of the parties, and there are no other agreements or understandings, either express or implied, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or agents. The letter of intent dated December 1, 1997 and fully executed on December 5, 1997 is hereby terminated.

        13.3 The headings of the several Articles are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

        13.4 LICENSEE shall ensure that any products or services sold in the United States will be manufactured substantially within the United States.

        13.5 LICENSEE shall notify UNIVERSITY if LICENSEE becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement, LICENSEE shall make all necessary filings and pay all costs including, but not limited to, fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

        13.6 LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products or Licensed Method and related technical data to foreign countries, including, without limitation, the Export Administration Regulations.

        13.7 In case any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

        13.8 The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

        13.9 The parties agree that should a dispute arise between them, in any manner, concerning this Agreement, and said dispute involves the sum of Thirty Thousand Dollars ($30,000) or less in money damages only, exclusive of interest or cost of attorney's fees, the parties will submit the matter to binding arbitration pursuant to the Arizona Supreme Court Rules for Compulsory Arbitration and the decision of the arbitrator(s) shall be final and binding upon the parties.

        13.10 The parties recognize that the performance by the UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds, the UNIVERSITY may cancel this agreement without further duty or

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13

obligation. The UNIVERSITY agrees to notify LICENSEE as soon as reasonably possible after the unavailability of said funds comes to the UNIVERSITY'S attention.

        13.11 This Agreement is subject to the provisions of A.R.S. § 38-511. The UNIVERSITY may cancel this Agreement by written notice to the parties if any person substantially involved in obtaining, drafting, or procuring this Agreement for or on behalf of the UNIVERSITY becomes an employee or consultant in any.capacity of LICENSEE.

        13.12 The failure of any party hereto at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce such provision at a later time.

IN WITNESS WHEREOF, each party hereto has executed this Agreement in duplicate originals by their respective and duly authorized officers on the day and year below written.

ARIZONA BOARD OF REGENTS		ProlX PHARMACEUTICALS, INC.
on behalf of
THE UNIVERSITY OF ARIZONA		(LICENSEE)
By	/s/ Richard Powell	By	/s/ John S. Lazo
	(Signature)		(Signature)
Name		Name	John S. Lazo
	(Printed)		(Printed)
Title:	Vice President for Research	Title	CEO
Date:	6/3/99	Date	May 27, 1999
I have read this Agreement and accept and will abide by the terms and conditions of this Agreement
/s/ Garth Powis
Garth Powis
June 2nd 1999
Date

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14

Exhibit 10.10

Cook Imaging Cook Pharmaceutical Solutions P.O. Box 3068 Bloomington, IN 47402-3068 Phone: 812 333-0887 Fax: 812 332-3079 www.cookgroup.com

Product Development and Clinical Supply Agreement

THIS AGREEMENT is effective as of the 10th day of September 1999.

BY AND BETWEEN:

        BIOMIRA USA, a Corporation organized and existing under the laws of Delaware, with its principal offices located at 1002 East Park Boulevard, Cranbury, New Jersey 08512 (hereinafter referred to as "CLIENT")

AND:

        COOK IMAGING CORPORATION d.b.a. COOK PHARMACEUTICAL SOLUTIONS, a corporation organized under the laws of Indiana, with its principal place of business located at 927 South Curry Pike in Bloomington, Indiana 47403 (hereinafter referred to as "COOK");

        WHEREAS CLIENT is the owner of patents, formulations and know-how related to the pharmaceutical product "Liposomal BLP25" (hereinafter referred to as the "Drug Product");

        WHEREAS COOK has the expertise and the manufacturing facility suitable for the pharmaceutical preparation and production of the Drug Product;

        WHEREAS, CLIENT wishes to have COOK manufacture the Drug Product and COOK wishes to supply the Drug Product to CLIENT;

        NOW, THEREFORE, in consideration of the premises and the undertakings, terms, conditions and covenants set forth below, the parties hereto agree as follows:

DEFINITIONS

        1.1   DRUG PRODUCT shall mean the pharmaceutical "Liposomal BLP25" in finished dosage form for development and/or clinical use.

        1.2   SPECIFICATIONS shall mean those specifications set forth in the Provisional Product Specification Sheet and/or the Master Batch Record and include Drug Product and Raw Material specifications.

        1.3   DEVELOPMENT shall mean work necessary to develop a process to manufacture the Drug Product, and, when applicable, in full accord with cGMP and to supply the Drug Product conforming to the Specifications. Development activities shall include, but are not be limited to, research and preparation of experimental batches and Good Laboratory Practices ("GLP") batches in accordance with the terms set forth in the Project Plans.

        1.4   PRODUCTION shall mean qualification of Cook quality control laboratories, qualification and/or validation of the manufacturing process, and manufacture and delivery of the Drug Product in accordance with the cGMPs and the terms set forth in the Project Plans.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

        1.5   LABELING shall mean all labels and other written, printed, or graphic matter upon: (i) the Drug Product at any container, carton, or wrapper utilized with the Drug Product or (ii) any written material accompanying the Drug Product, including without limitation, package inserts.

        1.6   IND shall mean an Investigational New Drug Exemption Application for the Drug Product, as defined in the United States Food and Drug Administration (FDA) rules and regulations, 21 CFR.

        1.7   FDA shall mean the United States Food and Drug Administration.

        1.8   DMF shall mean Drug Master File, as defined in the FDA rules and regulations.

        1.9   cGMP shall mean current Good Manufacturing Practices as defined in the FDA rules and regulations, 21 CFR Parts 210-211.

        1.10 MASTER BATCH RECORD (MBR) shall mean the formal set of instructions for the production of the Drug Product. The MBR shall be developed and maintained in COOK's standard format by COOK, using CLIENT's master formula and technical support.

        1.11 BULK DRUG SUBSTANCE shall mean the BLP25 Lipopeptide used as the raw materials in the Drug Product.

        1.12 PROVISIONAL PRODUCT SPECIFICATION SHEET shall mean a listing of the analytical testing to be performed on the Bulk Drug Substance, the Drug Product, and the stability program.

        1.13 RAW MATERIALS shall mean Bulk Drug Substance, inactive excipients, and/or primary packaging components as listed in Project Plans.

        1.14 DEVELOPMENT PLAN shall mean the manual containing the parameters for the Development of Product which shall be developed by COOK and agreed to in writing by CLIENT for Drug Product developed. Prior to commencing development hereunder for any Drug Product, COOK shall deliver two (2) signed originals of the Development Plan to CLIENT. CLIENT shall sign both originals of the Development Plan and return one (1) fully executed original to COOK. Each fully executed Development Plan shall be Incorporated herein by reference and made a part of this Agreement.

        1.15 PROJECT PLAN shall mean the manual containing the parameters for the Production of Product which shall be developed by COOK and agreed to in writing by CLIENT for each Drug Product. Prior to commencing development hereunder for any Drug Product, COOK shall deliver two (2) signed originals of the Project Plan to CLIENT. CLIENT shall sign both originals of the Project Plan and return one (1) fully executed original to COOK. Each fully executed Project Plan shall be incorporated herein by reference and made a part of this Agreement.

        1.16 REGULATORY PLAN shall mean the manual containing regulatory services and support for the development and maintenance of regulatory submissions and supporting documentation. The Regulatory Plan will be developed by COOK and agreed to in writing by CLIENT. COOK shall execute the Regulatory Plan and deliver two (2) originals of the Regulatory Plan to CLIENT. CLIENT shall sign both originals of the Regulatory Plan and return one (1) fully executed original to COOK. Upon full execution, the Regulatory Plan shall be incorporated herein by reference and made a part of this Agreement.

DEVELOPMENT PROVISIONS

        2.1   Initiation: Upon execution of this Agreement and the corresponding Development Plan and/or Project Plan for each Drug Product, COOK shall commence Development and/or Production of such Drug Product pursuant to the timeline set forth in the Development and/or project Plans.

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2

        2.2   Documentation: The Master Batch Record shall be reviewed and approved by COOK and by CLIENT. Any substantive change to an approved Master Batch Record will be reviewed and approved by COOK and by CLIENT prior to said change being implemented. Each batch of Drug Product is produced by using a copy of the Master Batch Record. Each batch record is assigned a unique batch number. Any deviation from the specified manufacturing process must be documented in the batch record. COOK shall provide CLIENT with required supporting documentation for the Development in a form reasonably suitable for CLIENT's submission to the FDA. In no event will COOK be responsible for supplying CLIENT with Regulatory Support pursuant to this Agreement, except as specifically set forth in the Regulatory Plan.

        2.3   Bulk Drug Substance Supply: CLIENT, at its sole cost and expense (including, without limitation, shipping costs), shall supply to COOK, in a timely manner, all Bulk Drug Substance required to satisfy the terms of this Agreement. Risk of loss of Bulk Drug Substance shall at all times remain with CLIENT. CLIENT shall be responsible for obtaining and maintaining sufficient quantities of the Bulk Drug Substance and Drug Product reserve samples as defined in Good Manufacturing Practices regulations 21 CFR Section 211.170.

        2.4   Supply and Testing of Raw Materials: Raw Materials as specified in each Project Plan shall be tested in accordance with standard operating procedures or other compendia which define the sampling methodology and the analytical methods used to assure that the Raw Materials meet the Specifications. COOK and CLIENT agree that a vendor's certificate of analysis may be relied upon by COOK in lieu of testing, provided that testing by COOK or CLIENT has validated the vendor, or at CLIENT's request. For Raw Materials listed in Project Plans and which are not included in the current USP/NF, and for the Bulk Drug Substance supplied by CLIENT or its agents, COOK shall obtain CLIENT's approval prior to instituting any changes to the Specifications, sampling, or test methods for that material.

        2.5   Delivery Terms: COOK shall ship all Drug Product to CLIENT or to CLIENT's designated consignee, after satisfaction of the conditions in Paragraph 4.1 hereto. All shipments shall be shipped FCA (Incoterms, 1990) Bloomington, Indiana. Client shall be responsible for all freight and delivery charges, including without limitation insurance charges, and shall assume all risk of loss of the Drug Product after delivery to the designated carrier. COOK will not be responsible for environmental conditions during shipping unless such environmental conditions during shipping are specified by CLIENT, in writing, prior to the first shipment of Drug Product. All shipping instructions of CLIENT shall be accompanied by the name and address of the recipient and the shipping date. CLIENT shall, within fifteen (15) working days after its receipt of the executed batch record, notify COOK in writing, of any claim relating to non-conforming Drug Product and, failing such notification, notwithstanding Paragraph 5.1 of this Agreement, CLIENT shall be deemed to have accepted the Drug Product, and waived its right to revoke acceptance.

        2.6   Payment for the Drug Product and Development: At the completion of each development project, COOK shall invoice CLIENT for the Development costs, as set forth in Development Plans. Cook shall invoice client for client's purchase of the Drug Product as set forth in the Project Plans and as defined: [+] upon client approval of the Project Plan; [+] when the product has been filled by COOK; and [+] after COOK release of the executed batch record. The foregoing amount shall be applied to the first invoice pursuant to the terms and conditions set forth in Project Plans. Each payment shall be made by the CLIENT within [+] days after the date of the invoice for the Drug Product and/or any other service. Payment not received within [+] days for any invoice shall bear interest at [+] per month.

        2.7   Scope of Professional Services: At CLIENT's written request and upon terms and conditions agreed upon by both parties, COOK's pharmaceutical scientists may advise CLIENT with respect to

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3

development studies, formulation, primary packaging, and manufacturing process development in connection with Drug Product (the "Formulation Services").

        2.8   Returns: Returned Drug Product is the responsibility of CLIENT.

TERM AND TERMINATION

        3.1    Term:    This Agreement shall commence on the date first above written and will continue until the Development and Production, as described in Project Plans, has been completed, unless sooner terminated pursuant to Paragraph 3.2 herein (the "Term").

        3.2    Termination:    This Agreement may be terminated at any time upon the occurrence of any of the following events:

          (a)   Default:    Upon forty-five (45) days written notice, by either party to the other party, in the event that the other party breaches any provision of this Agreement, and such party fails to remedy the breach prior to the expiration of the forty-five (45) day period.

          (b)   Insolvency:    Upon written notice by either party to the other party upon insolvency or bankruptcy of the other party, and the failure of any such insolvency or bankruptcy of the other party to be dismissed within sixty (60) days.

          (c)   Force Majeure:    If, as a result of causes described in Paragraph 7.1, either party is unable to fully perform its obligations hereunder for a period of sixty (60) consecutive days, the other party shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice.

Termination, expiration, cancellation or abandonment of this Agreement, through any means and for any reason, shall not relieve the parties of any obligation occurring prior thereto and shall be without the prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement or CLIENT'S purchase order issued hereunder.

        3.3    Payment on Termination:    In the event of the termination or cancellation of this Agreement, CLIENT shall reimburse COOK for all raw materials and components ordered prior to termination and not cancelable at no cost to COOK. CLIENT shall pay prices as described in Project Plans for (a) all work-in-process commenced by COOK and (b) all finished goods of COOK. Except for termination in the event of a default by COOK, CLIENT shall be responsible for all other expenses and losses incurred by COOK because of the termination. Following expiration or termination, COOK shall ship such materials to CLIENT at CLIENT's cost and per CLIENT's instructions. CLIENT shall make payment for all expenses described in Paragraph 3.3 net [+] days from the invoice date.

        3.4    Survival:    Sections headed Term and Termination, Warranties, Drug Product Recalls, Confidentiality, and Indemnification shall survive the termination or cancellation of this Agreement for any reason.

CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE

        4.1    Certificates of Analysis:    COOK shall test, or cause to be tested, in accordance with the Specifications, each batch of the Drug Product manufactured pursuant to this Agreement before delivery to CLIENT. A certificate of analysis for each batch delivered shall set forth the items tested, specification, and test results. COOK shall also indicate on the final page of the batch record that all batch production and control records have been reviewed and approved by the appropriate quality control unit. COOK shall send, or cause to be sent, such certificates to CLIENT prior to the shipment of the Drug Product (unless the product is shipped under quarantine). CLIENT shall test, or cause to be tested, for final release, each batch of the Drug Product as meeting the Specifications. As required

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4

by the FDA (see Paragraph 5.2 below), CLIENT shall assume full responsibility for final release of each lot of the Drug Product.

        4.2    Manufacturing Compliance:    COOK shall advise CLIENT immediately if an authorized agent of any regulatory body visits COOK's manufacturing facility and makes an inquiry regarding COOK's method of manufacture of the Drug Product for CLIENT. Manufacturing deviations and investigations which occur during manufacture of Drug Product and which do not cause the Production to be non-compliant with cGMPs, shall not be deemed to cause such Drug Product to be non-conforming.

        4.3    Reserve Samples:    CLIENT shall be responsible for obtaining and maintaining sufficient quantities of the Bulk Drug Substance and Drug Product reserve samples as defined in Good Manufacturing Practices regulations 21 CFR Section 211.170.

        4.4    Annual Quality Review:    CLIENT shall be responsible for evaluating, at least annually, the quality standards of the Drug Product to determine the need for changes in the Drug Product specifications, manufacturing processes, and/or controlled documents. COOK shall provide CLIENT with access to all appropriate batch records for each batch of the Drug Product. CLIENT shall supply COOK a copy of the examination results and recommendations, if any.

        4.5    Distribution Records:    COOK shall maintain distribution records which contain all of the appropriate information as specified in the Good Manufacturing Practices regulations 21 CFR Section 211.196.

        4.6    Customer Complaints:    Complaint files, as required by 21 CFR Section 211.198 of the Good Manufacturing Practices regulations, shall be maintained by CLIENT. All complaints received by COOK shall be forwarded to CLIENT. CLIENT shall be responsible for the review of the complaint to determine the need for an investigation as specified in 21 CFR Section 211.192, or the need to report to FDA as required by 21 CFR Section 310.305, Section 312.32, and Section 314.50 (d)(5)(vi). CLIENT shall send to COOK all Drug Product performance or manufacturing-related complaints which require investigation. COOK shall conduct an investigation for each Drug Product performance or manufacturing-related complaint and shall report findings and follow-up of each investigation to CLIENT. CLIENT shall make these complaint files available to COOK in the event they are required during an FDA inspection.

        4.7    Audits:    Except with respect to information and operations which constitute COOK trade secrets, CLIENT, upon prior written notice and during normal business hours, shall have the right to inspect COOK batch records and the portions of COOK's facility used for the Production of Drug Product once annually. If CLIENT chooses to audit COOK more than one time in a calendar year, CLIENT agrees to reimburse COOK for COOK's reasonable expenses incurred in hosting the audit. All audited data will be treated as Confidential Information of COOK.

        4.8    Regulatory Compliance:    Unless otherwise stated, COOK is responsible for compliance with all Federal, State and local laws and regulations ("Regulations") as they apply solely to COOK's pharmaceutical preparation and product facility generally and COOK shall have no responsibilities for compliance with Regulations as they relate specifically to Drug Product.

WARRANTIES

        5.1    Conformity with specifications:    COOK warrants only that, at the time of manufacture, the Drug Product (a) is prepared and tested in accordance with the Specifications, including cGMP and (b) is free of liens and encumbrances. Because of individual biological differences, no product is 100% effective under all circumstances. In addition, because COOK has no control of the conditions under which the Drug Product is used, the diagnosis of the patient before or after treatment with the Drug Product, the method of use or administration of the Drug Product, and handling of the Drug Product

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after it leaves COOK's possession, COOK does not warrant either a good effect, or against an ill effect, following the use of the Drug Product. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF AND SHALL SUPERSEDE ALL OTHER WARRANTIES OF ANY KIND, WHETHER WRITTEN, ORAL, OR IMPLIED. THERE ARE NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT. No representative of COOK may change any, of the foregoing warranties and CLIENT accepts the Drug Product subject to all terms hereof.

        5.2    Non-Conforming Drug Product:    Within [+] calendar days from the release of the executed Batch Record to CLIENT, CLIENT shall determine whether the Drug Product conforms to the Drug Product Specifications, Master Batch Record, COOK's current SOPs, and the Project Plan (collectively the "Product Requirements"). If any batch of Drug Product conforms to the Product Requirements, CLIENT must accept the Drug Product. If CLIENT fails to notify COOK within the [+] calendar day period that the Drug Product does not conform to the Product Requirements, then CLIENT shall be deemed to have accepted the Drug Product and waived its right to revoke acceptance. If CLIENT believes any batch of Drug Product does not conform to the Product Requirements, it shall notify COOK by telephone including a detailed explanation of the alleged non-conformity and shall confirm such notice in writing via overnight delivery. Upon receipt of such notice, COOK will investigate such alleged non-conformity, and (i) if COOK agrees such Drug Product is non-conforming as a result of the negligence of COOK, deliver to CLIENT a corrective action plan within [+] calendar days after receipt of CLIENT's notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than CLIENT or COOK, or (ii) if COOK disagrees with CLIENT's determination that the Drug Product is non-conforming as a result of the negligence of COOK, COOK shall so notify CLIENT by telephone within the [+] calendar day period and confirm such notice in writing by overnight delivery. If the parties dispute whether the Drug Product is conforming or non-conforming or whether the non-conformity was caused by COOK or CLIENT, samples of the Drug Product will be submitted to a mutually acceptable third party for resolution, whose determination of conformity or non-conformity and the party responsible therefore shall be binding upon the parties. The incorrect party shall hear the costs of such third party. In the event COOK agrees that the Drug Product is non-conforming as a result of the negligence of COOK or the third party determines that the Drug Product is non-conforming solely as a result of the negligence of COOK, then COOK, at its expense, but subject to CLIENT, at its expense, supplying the replacement Bulk Drug Substance, and upon payment for the non-conforming Drug Product by CLIENT, shall replace such non-conforming Drug Product within [+] calendar days from receipt of replacement Bulk Drug Substance from CLIENT, or will refund the purchase price of the non-conforming Drug Product.

        5.3    Compliance:    CLIENT assumes responsibility for all contact with the FDA and other regulatory bodies, pertaining specifically to Drug Product.

        5.4    Limitation of Remedies and Damages:    Except for COOK's obligation under section 10.2, CLIENT's sole and exclusive remedy for any claim arising by reason of or in connection with the sale, purchase, or delivery or use of Drug Product, regardless of whether such claim is based on tort law, breach of contract, breach of warranty or any other legal theory ("claim") shall be, at COOK'S option, the replacement of the Drug Product (subject to CLIENT's supply, at its cost, of replacement Bulk Drug Substance) or the return of the purchase price for such Drug Product. Under no circumstances shall COOK be liable for loss of use, lost profits or any other collateral, special, consequential other damages, losses, or expenses in connection with or by reason of any claim. Any lawsuit asserting any claim must be brought by CLIENT against COOK within two (2) years after delivery of Drug Product to CLIENT or such claim shall be forever barred.

        5.5    Waiver of Claims:    In connection with providing Formulation Services, COOK represents only that it will use reasonable care in providing such information solely as it relates to development

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studies, formulation, primary packaging and manufacturing process development. COOK makes no representation or warranty, and CLIENT expressly waives all claims against COOK, its agents or employees, arising out of or in connection with any claims relating to the stability, efficacy, safety, or toxicity of Drug Product developed, formulated, packaged or manufactured in accordance with the Formulation Services provided by COOK.

DRUG PRODUCT RECALLS

        6.1    Drug Predict Recalls:    In the event: (a) any government authority issues a request, directive or order that the Drug Product be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) CLIENT reasonably determines that the Drug Product should be recalled because the Drug Product does not conform to Specifications, CLIENT shall take appropriate corrective actions. In no event, however, shall COOK have responsibility for regulatory compliance in connection with any recall, except to the extent as required by law. All costs and expenses incurred in connection with such recall shall be the responsibility of CLIENT unless caused solely by the negligence of COOK. In no event shall COOK have any liability for consequential damages incurred by CLIENT which arise out of, or in connection with, any Drug Product recall.

FORCE MAJEURE; FAILURE TO SUPPLY

        7.1    Force Majeure Events:    Failure of either party to perform under this Agreement (except the obligation to make payments) shall not subject such party to any liability to the other if such failure is caused by acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, compliance with any order or regulation of any government entity, or by any cause beyond the reasonable control of the affected party, whether or not foreseeable, provided that written notice of such event is promptly given to the other party.

        7.2    Failure to Supply:    If COOK fails to supply all or any material part of the Drug Product ordered by CLIENT, CLIENT may require COOK to supply the undelivered Drug Product or a lesser quantity at a future date agreed upon by CLIENT. The provisions of this Paragraph 7.2 shall be without prejudice to CLIENT's rights under Paragraph 3.2 and remedies provided for thereunder.

IMPROVEMENTS

        8.1    Changes by CLIENT:    CLIENT must approve, in writing, the Master Batch Record prior to the initial date of manufacture and the Provisional Product Specification Sheet, at least [+] prior to the initial date of manufacture. If CLIENT requests a change to the Master Batch Record and/or the Provisional Product Specification Sheet and COOK agrees that such change is feasible with regard to the manufacture of the Drug Product, such change shall be incorporated within the Master Batch Record and/or Specifications pursuant to a revision of the Master Batch Record and/or Provisional Product Specification Sheet. The price of the Drug Product shall be adjusted for such change, and CLIENT shall pay COOK the costs associated with such change, including any development work, if necessary, based upon COOK's then-prevailing development rates. Such revisions, prices and costs shall be set forth in a written amendment to this Agreement. It is the responsibility of CLIENT to insure that proper regulatory agencies approve the suggested changes.

        8.2    Changes by COOK:    COOK agrees that any changes developed by COOK which may be incorporated into the Drug Product shall be set forth in a revision of the Master Batch Record and Provisional Product Specification Sheet, if applicable, prior to such incorporation. It is the responsibility of CLIENT to ensure that proper regulatory agencies approve the suggested changes.

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CONFIDENTIALITY

        9.1   This Agreement, by reference, incorporates the Confidentiality Agreement signed by CLIENT and COOK on September 26, 1997, and is made a part hereof as though fully set forth herein.

        9.2   Any invention made, conceived or reduced to practice by COOK in connection with the performance of the obligations under this Agreement, during the term of this Agreement or thereafter, whether derived from COOK or CLIENT, shall be considered confidential information and shall be the exclusive property of COOK; provided, however, that any invention made, conceived of, or reduced to practice during the Term of this Agreement, of [+] shall promptly sign and deliver any and all documents or information necessary for the securing of such invention in any country as determined by the owner.

        9.3   The parties agree that contents of this Agreement (including any attached schedules) shall not be disclosed to any third party without the prior written consent of the other party except that it may be disclosed to the following, subject to the agreement to maintain the contents of this Agreement in confidence: (1) the controlling companies of the parties, (ii) the companies controlled by the parties, (iii) governmental regulatory agencies, including, but not limited to, environmental protection authorities, (iv) contract laboratories, and (v) suppliers (for DMF authorization).

        9.4   Upon termination of this Agreement for whatever reason, each party shall return to the other all originals, copies, and derivative forms of disclosed or developed information relating to the purpose of this Agreement except that one copy of such information may be retained by the receiving party as required by regulatory law for future reference or for archival purposes. The confidential information shall remain confidential and not be disclosed by the receiving party for a period of [+] years following the date of expiration or termination of this Agreement.

INDEMNIFICATION

        10.1    Indemnification by CLIENT:    CLIENT shall indemnify and hold COOK (and any parent, subsidiary, or affiliate company or corporation, and their officers, directors, shareholders, agents, and the employees and insurers of any of them and/or their successors and assigns thereto, collectively the "Affiliates"), free and harmless from any and all claims, demands, liability, losses, actions, or any fines or penalties, and any and all expenses associated therewith (including without limiting the generality of the foregoing, defense costs and attorney's fees), arising out of or in connection with, are the result of, or are otherwise related to: (i) any act or omission of CLIENT; (ii) the promotion, distribution, use, misuse or sale of the Drug Product (including, without limiting the generality of the foregoing, any claims, express, implied or statutory, made as to the efficacy or safety thereof); (iii) any Drug Product labeling or packaging; (iv) CLIENT's compliance or non-compliance with any applicable Federal or State laws or regulations; (v) any failure of CLIENT to perform, in whole or in part, any of its obligations hereunder, or (vi) CLIENT's manufacture or handling of the Bulk Drug Substance, unless caused solely by the acts or omissions of COOK.

        10.2    Indemnification by COOK:    COOK will indemnify and hold CLIENT and its Affiliates free and harmless against any and all claims, demands, actions or causes of action, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, defense costs and attorneys fees), for damages on account of personal injury (including death) or property damage caused solely by the acts or omissions of COOK.

        10.3    Patent Indemnity:    CLIENT further warrants that manufacture, use and sale of the Drug Product and Bulk Drug Substance will not infringe any patent or other proprietary rights and that

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CLIENT will indemnify, defend and hold COOK and its Affiliates free and harmless from any damage, judgment, liability, loss, cost or expense, including legal expenses, arising from claims that the manufacture, use or sale of the Drug Product or Bulk Drug Substance infringe patent or other proprietary rights of a third party.

        10.4    Conditions of Indemnification:    If either party seeks indemnification from the other under Paragraphs 10.1, 10.2, or 10.3, it shall promptly give written notice to the other party of any such claim or suit threatened, made or filed against it, which forms the basis for such claim of indemnification and shall cooperate fully with the other party in the defense of all such claims or suits. No settlement or compromise shall be binding on a party hereto without its prior written consent.

GENERAL PROVISIONS

        11.1    Notices:    Any notice permitted or required by this Agreement may be sent by facsimile with the original document being sent by certified (or registered) mail, return receipt requested, or overnight delivery and shall be effective when received (or refused) via facsimile or mail or overnight if faxed and sent and addressed as follows (or to such other facsimile number or address as may be designated by a party in writing):

If to CLIENT:	Biomira USA, Inc. 1002 Eastpark Boulevard Cranbury, NJ 08512 Attn: Laura Pflug, Technical Operations and Quality
Telephone: (609) 655-5300 Facsimile: (609) 655-1755
If to COOK:	Cook Imaging Corporation 927 South Curry Place Bloomington, IN 47403 Attn: Alisa Wright, Business Affairs Manager
Telephone: (812) 333-0887 Facsimile: (812) 332-3079

        For specific inquiries, the following COOK responsible parties may be contacted directly:

Project Manager	Wendy Wilson
Quality Control Manager	Tami Stackhouse
Materials Manager	Robert Stoner
Quality Assurance Manager	Jennifer Walls

        For specific inquiries, the following CLIENT responsible parties may be contacted directly:

Project Manager	Bill Reilley, Biomira USA Inc.
Quality Control Manager	Gerry Murphy, Biomira Inc. (780) 450-3761 × 318
Materials Manager	Ray Fermimore, Biomira USA Inc.
Quality Assurance Manager	Joseph Wu, Biomira Inc. (780) 450-3761 × 319

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9

        11.2    Entire Agreement: Amendment:    The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

        11.3    Waiver:    None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of both parties. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

        11.4    Obligations to Third Parties:    Each party warrants and represents that this Agreement is not inconsistent with any contractual obligations, expressed or implied, undertaken with any third party.

        11.5    Assignment:    This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties and may not be assigned a transferred by either party without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, except that no consent shall be required in the case of a transfer to a wholly-owned subsidiary or transaction involving the merger, consolidation or sale of substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all the obligations under this Agreement.

        11.6    Independent Contractor:    COOK shall act as an independent contractor for CLIENT in providing the services required hereunder and shall not be considered an agent for joint venture with CLIENT. Unless otherwise provided herein to the contrary, COOK shall furnish all expertise, labor, supervision, machining and equipment necessary for performance hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

        11.7    Governing Law:    This Agreement is subject to and shall be governed by the laws of the State of Indiana.

        11.8    Severability:    In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

        11.9    Headings, Interpretation:    The headings used in this Agreement are for convenience only and are not part of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.

BIOMIRA USA, Inc.	COOK IMAGING CORPORATION d.b.a. COOK PHARMACEUTICAL SOLUTIONS
/s/ Mircea Popescu Authorized Signature	/s/ Alisa K. Wright Authorized Signature
Mircea Popescu Printed Name	Alisa K. Wright Printed Name
09-13, 1999 Date	9/10/99 Date

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October 17, 2005

Baxter Pharmaceutical Solutions LLC
927 South Curry Pike
Bloomington, Indiana
47403

ATTENTION: Dean LaPlante, Project Manager

Re:
Addendum to Product Development and Clinical Supply Agreement, dated September 10, 1999, as amended on May 3, 2004 (the "PDCS"")

        This addendum is to serve as acknowledgement of receipt of equipment owned by Biomira Inc. as listed in Attachment "A", subject to the terms and conditions listed below

Terms and Conditions:

  1)
  Equipment will be loaned to Baxter Pharmaceuticals for the purposes of manufacturing of BLP-25 and/or the placebo for Biomira Inc. pursuant to the PDCSA, and subject to the terms and conditions of the PDCSA.

  2)
  Baxter will return the equipment to Biomira Inc. within [+] days of receipt of a written request by Biomira.

  3)
  The equipment will remain at the Baxter premises in Bloomington, Indiana and will not be removed, dismantled, or loaned to any other persons, without written consent of an authorized representative from Biomira Inc.

  4)
  Baxter will ensure reasonable due care of the equipment while it is in their possession.

  5)
  The equipment shall at all times remain the property of Biomira, and Baxter shall have no liabilities or obligations with respect to the equipment except as provided in Article 10 of the PDCSA.

        Please acknowledge your agreement to the terms and conditions above, by signing in the space below and returning this letter to Biomira Inc.

Yours truly
/s/ Edward Taylor Edward Taylor, CFO and VP Finance and Administration Biomira Inc.
Terms and conditions above agreed to by:
/s/ Kelly L. Zaleski, Ph.D. Authorized Representative of Baxter Pharmaceuticals Kelly L. Zaleski, Ph.D. Sr. Director, Pharm Services

BIOMIRA INC. 2011 - 94 St. Edmonton, AB, Canada T6N 1H1    Tel: (780) 450-3761    Fax: (780) 463-0871
http://www.biomira.com

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

Biomira Inc

Attachment "A"

October 17, 2005

Biomira Identification Number	Serial Number	Equipment Description
BIO-1010	N/A	15-L Jacketed Bioreactor (includes vessel, headplate and lipseal stirrer assembly)
BIO-1017	N/A	15-L Jacketed Bioreactor (includes vessel, headplate and lipseal stirrer assembly)
BIO-1019	N/A	5-L Jacketed Bioreactor (includes vessel, headplate and lipseal stirrer assembly)
EL-2093	P05257/17	ADI 1032 Stirrer Speed Controller (15-L Bioreactor)
EL-2098	P06175/32	Stirrer Speed Controller (5-L Bioreactor)
EL-3000	P14884/9	ADI 1032 Stirrer Speed Controller (15-L Bioreactor)
STIR-2030	P01417/3	P1000 Stirrer Motor (15-L Bioreactor)
STIR-2035	PO4600/14	P140 Stirrer Motor (5-L Bioreactor)
STIR-2037	P00664/10	P1000 Stirrer Motor (15-L Bioreactor)
TANK-1004		50-L Dedicated Stainless Steel INOVA Intermediate Tank
TANK-1005	TC6253	60-L Pressure Vessel
MISC-2105	N/A	Inova filling parts

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

Exhibit 10.11

AMENDED AND RESTATED LICENSE AGREEMENT
dated 14th November 2000

BETWEEN:

        (1)   Imperial Cancer Research Technology Limited, registered in England and Wales under number 1662284 whose registered office is at Sardinia House, Sardinia Street, London WC2A 3NL, England ("ICRT")

        (2)   Biomira Inc, a corporation having an office at Edmonton Research and Development Park, 2011-94 Street, Edmonton, Alberta T6N 1H1, Canada ("Biomira").

1.     INTRODUCTION

1.1
The terms defined in clause 2 of this Agreement shall have the same meanings in this Introduction.

1.2
ICRT is a company wholly owned by ICRF and, by arrangement with ICRF, owns and is responsible for the management and exploitation of ICRF technology.

1.3
ICRT is the owner of an invention, made at ICRF, relating to polymorphic epithelial mucin peptide in respect of which ICRT has made certain patent applications brief details of which are given in Schedule 1.

1.4
Pursuant to the Original License, ICRT granted to Biomira the option right to be granted an exclusive license under the patents and certain other defined intellectual property rights owned by ICRT relating to the said invention to develop and commercialise licensed products in a specified field of use. Biomira exercised such option right and is developing, among other things, a vaccine product known as BLP25 Vaccine which incorporates the said invention.

1.5
Biomira has requested that the royalty provisions be restructured in light of the possibility that Biomira may have to pay a running royalty on sales of Licensed Product in the USA to both ICRT under the Licensed Patents and Dana Farber under the DF Patents. Having reviewed the Original License the parties also wish to take this opportunity to amend the Original License as is necessary to reflect the current circumstances and change certain other terms thereof. Therefore, the parties have agreed to amend and restate the Original License in the manner set forth in this Agreement and this amended and restated Agreement shall from and after the Effective Date supercede the Original License in all respects.

        NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

2.     INTERPRETATION

2.1
In this Agreement:

        "Affiliate" means, in relation to either party, a person which controls that party, or is controlled by that party or by a person which controls that party and for these purposes a person controls another person if, either directly or indirectly through one or more other intermediaries, it can:

  X
  exercise a majority of the votes attached to the voting stock, equity or income interest in such other person; or

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  X
  appoint or remove a majority of the board of directors of such other person:

        "Biomira Information" means any and all information and technology which is applied to or derived from activities conducted by or on behalf of Biomira with respect to the Peptide or Licensed Product;

        "Business Day" means a day on which ordinary banks are open for over the counter business in London and Edmonton;

        "Currency" means pounds sterling;

        "DF Licensed Product" means a product whose manufacture, use or sale in the United States:

  (a)
  is covered by a Valid Claim of the DF Patents; and

  (b)
  is not covered by a Valid Claim of the Licensed Patents;

        "DF Patents" means United States Patent numbers [+] and [+] together with any extension, reissue, division, continuation, continuation in part or re-examination of such patent and any patent of addition or similar rights based on any such patents and claiming priority from such patents;

        "Effective Date" means the date of this Agreement;

        "Expert" means a person agreed to by the parties or in the absence of agreement, a person nominated by the then President of the Institute of Chartered Accountants in England and Wales;

        "Field" means the treatment or diagnosis of cancer:

        "First Commercial Sale" means, with respect to a particular Licensed Product, the first commercial Sale after the date the New Drug Application, Product License Application or equivalent governmental application for such Licensed Product is approved;

        "Gross Sales" means the total amount received;

        "ICRF" means Imperial Cancer Research Fund, a charity registered under number 209631 of 61 Lincoln's Inn Fields, London, WC2A 3PX;

        "ICRT Licensed Product" means, with respect to a particular country or territory, any product which incorporates Peptide and is approved by an appropriate regulatory or governmental authority for commercial sale in the Field whose manufacture, use or sale:

  (a)
  is covered by a Valid Claim of the Licensed Patents in such country or territory; and

  (b)
  is not covered by a Valid Claim of the DF Patents;

        "ICRT/DF Licensed Product" means any product which incorporates Peptide and is approved by an appropriate regulatory or governmental authority for commercial sale in the Field whose manufacture, use or sale in the United States:

  (a)
  is covered by a Valid Claim of the Licensed Patents in the United States; and

  (b)
  is covered by a Valid Claim of the DF Patents;

        "ICRT Patent Applications" means the patent applications details of which are given in Schedule 1;

        "Intellectual Property" means any form of intellectual property right including without limitation any Patent and copyright;

        "Kit" means a combination package containing the Licensed Product with other products;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

        "Licensed Patents" means the ICRT Patent Applications and patents, details of which are given in Schedule 1, any patent obtained in pursuance of any such application, any extension, reissue, division, continuation, continuation-in-part or re-examination of any such application or patent and any patent of addition or similar rights based on any such application or patent and claiming priority from any patent or patent application details of which are given in Schedule 1;

        "Licensed Product" means an ICRT Licensed Product, a DF Licensed Product and/or an ICRT/DF Licensed Product;

        "Licensed Product royalty" means royalties' payable pursuant to clause 5.4;

        "Major Markets" means the United States, United Kingdom, Germany, France, Italy and Spain;

        "Net Sales Value" means, in relation to the item in question:

  (a)
  where the item is sold by Biomira, any of its Affiliates or any sublicensee of such person to a third party (other than between Biomira, any of its Affiliates and any sublicensee of such person) on arm's length terms, the Gross Sales less the following:

  (i)
  any sales tax (including without limitation any value added, goods and services, retail or other similar tax), excise tax, customs duty and any other tax, duty or levy,

  (ii)
  any packaging, packing, freight, warehousing, carriage and insurance charges,

  (iii)
  any provision made, acting reasonably and in accordance with good accounting practise, for bad or doubtful accounts relating to such item,

  (iv)
  any credits or refunds actually allowed for spoiled, damaged, outdated or returned merchandise, with transportation thereon, and

  (v)
  any normal trade, quantity, and/or cash discounts or rebates granted to the customer;

  (b)
  where the item in question is not in the first instance sold by Biomira, its Affiliates or any sublicensee of such person to a third party on arm's length terms but is subsequently sold by Biomira, its Affiliates or any sublicensee to a third party on arm's length terms, the Gross Sales under such arm's length sale, calculated in accordance with paragraph (a);

  (c)
  where the item in question is not at any time sold by Biomira, any of its Affiliates or any sublicensee of such person to a third party on arm's length terms, but is sold between Biomira, its Affiliates and any sublicensee of such person or is used by Biomira, its Affiliates or any sublicensee of such person for commercial purposes, or is otherwise disposed of on a commercial basis, other than for sale at any time to a third party on arm's length terms as contemplated by (a) or (b) above, the gross amount that is attributed by Biomira, its Affiliates and/or any sublicensee of such person, acting reasonably, to such sale, use or disposition, calculated in accordance with paragraph (a) above;

provided that where Licensed Product is sold or used or otherwise disposed of on a commercial basis as part of a Kit, then the Net Sales Value of such Licensed Product for the purposes of this Agreement shall be determined by the following applicable method:

    (i)
    By the following formulae:

        A × B/(B + C) Where:

        A = the Net Sales Value of the Kit (determined in accordance with the above paragraphs); and

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

        B = the Net Sales Value of the Licensed Product contained in such Kit if the Licensed Product were sold separately (determined in accordance with the above paragraphs); and

        C = the sum of the Net Sales Values of the other products in such Kit if each were sold separately (determined in accordance with the above paragraphs); or

    (ii)
    If no such separate sales are made of the Licensed Product or the other products comprising the Kit during the relevant Quarter, Biomira shall notify ICRT and the parties shall agree a method for calculating the Net Sales Value of the Licensed Product as shall be fair and reasonable. In the absence of agreement, either party may refer the dispute to the Expert for determination, and in the absence of manifest error, the decision of such Expert shall be final and binding on the parties.

        "New MUC1 Invention" means any invention made by or under the supervision of Dr. Joyce Taylor-Papadimitriou pertaining to:

    (i)
    MUC1 core protein peptide, polypeptide, protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof; and

    (ii)
    methods of making and using any MUC1 core protein peptide, polypeptide, protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof for the detection, evaluation, prevention and/or treatment of cancer;

        "Original License" means the license agreement between Biomira and ICRT dated 24th September 1991, as amended by an amending agreement dated 31st January 1995 and a second amending agreement dated 5th November 1999, relating to the Peptide;

        "Patent" means any patent application or patent, including any extension, supplementary protection certificate, reissue, division, continuation, continuation-in-part or re-examination of any such application or patent, and any patent of addition or similar rights based on any such application or patent;

        "Peptide" means any peptide, polypeptide or protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof which is covered by a Valid Claim of the Licensed Patents;

        "Quarter" means a calendar quarter, being a three monthly period commencing on the first day of any of the months of January, April, July, and October in any year and "Quarterly" has a corresponding meaning;

        "royalties" means any royalties payable pursuant to this Agreement including Licensed Product royalty and Sublicense Revenue royalty;

        "Sale" includes sale, use for commercial purposes or other disposal on a commercial basis and "Sold" has a corresponding meaning;

        "Sublicense Revenue" means any monies received from time to time by Biomira or its Affiliates from a non-Affiliate of Biomira under or in respect of any sublicense granted by Biomira or its Affiliates under this Agreement (e.g. license issue fees, milestone payments) but excluding any of the following paid under or in connection with such sublicense:

  (a)
  all royalties or other similar payments on Sales of Licensed Product;

  (b)
  any and all financial contributions to costs of research and development, clinical trials, regulatory approval and/or compliance whether past, present or future of a product that incorporates Peptide and is intended for commercial sale as a Licensed Product;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  (c)
  any sales tax (including without limitation any value added, goods and services, retail or other similar tax), excise lax, customs duty and any other tax, duty or levy;

        "Sublicense Revenue royalties" means royalties payable pursuant to clause 5.1;

        "Term" means the period during which this Agreement continues in force pursuant to this Agreement;

        "Territory" means all countries and territories of the world;

        "Valid Claim" means, with respect to a particular country or territory, a claim of any Patent which has not expired, been withdrawn, abandoned or surrendered or been refused, revoked or held invalid in an unappealed or unappealable final decision rendered by a court of competent jurisdiction in the relevant country or territory;

        "Year" means a calendar year, and "Yearly" has a corresponding meaning.

2.2
Unless the context otherwise requires, each reference in this Agreement to:

(a)
'this Agreement' is a reference to this Agreement and each of the Schedules, as amended or supplemented at the relevant time;

(b)
a Schedule is a reference to a schedule to this Agreement;

(c)
a clause or a paragraph is a reference to a clause of this Agreement (other than the Schedules) or a paragraph of the relevant Schedule;

(d)
any reference to the parties includes a reference to their respective successors in title and permitted assignees;

(e)
any reference to a person includes any body corporate, unincorporated association, partnership or other legal entity;

(f)
the singular includes the plural and vice versa;

(g)
words importing any gender include any other gender;

(h)
a statute or a provision of a statute is a reference to that statute or provision as amended or re-enacted at the relevant time;

(i)
'writing' or any cognate expression includes a reference to any communication effected by facsimile transmission or similar means (where such communication has been served in accordance with clause 15).

2.3
The headings in this Agreement are for convenience only and shall not affect its interpretation.

3.     GRANT OF LICENSE

3.1
ICRT hereby grants to Biomira, subject to the provisions of this Agreement, an exclusive, worldwide license under the Licensed Patents to develop, make, have made, possess, utilize, sell, have sold and otherwise exploit the ICRT Licensed Products and ICRT/DF Licensed Products (or products which would be such ICRT Licensed Products or ICRT/DF Licensed Products if regulatory and/or governmental approval were obtained) in the Territory. For the avoidance of doubt, the license under the Licensed Patents does not include any right to manufacture or sell products incorporating nucleic acid encoding MUC1.

3.2
Biomira shall be entitled to exercise the rights granted under clause 3.1 by itself or through any of its Affiliates, provided that Biomira shall at all times during the Term ensure the observance and performance by every such Affiliate of the provisions of this Agreement and shall be liable to

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

ICRT for any breach by such Affiliate of any of the provisions of this Agreement, as if the breach had been that of Biomira.

3.3
Biomira and its Affiliates shall be entitled to grant sublicenses in respect of the rights granted under this Agreement, provided that:

(a)
Biomira and its Affiliates shall be entitled to do so only with the prior written consent of ICRT, such consent not to be unreasonably withheld and, such consent of ICRT shall be deemed to have been given if Biomira or the Affiliate of Biomira in question has not received written notification to the contrary from ICRT within thirty (30) days of ICRT's receipt of the request therefor;

(b)
the royalties payable under the sublicense in respect of Licensed Product shall not be more favourable to any sublicensee than to Biomira under clauses 5.4 and 5.6 of this Agreement except as may be agreed upon in writing by ICRT, acting reasonably;

(c)
any sublicense granted by Biomira or any of its Affiliates shall not permit further sublicensing without the prior written consent of ICRT, such consent not to be unreasonably withheld;

(d)
any sublicense shall be expressed to terminate automatically on the termination of this Agreement for any reason, subject to the following. Any sublicensee who wishes to continue its sublicense must so advise ICRT in writing within thirty (30) days of the sublicensee's receipt of written notice of the termination of Biomira's license and subject to the sublicensee's agreement to assume relative to ICRT, all the obligations, including payment, contained in the sublicense agreement with Biomira, ICRT shall continue the sublicense provided that:

(i)
such sublicensee is not in breach of the sublicense agreement;

(ii)
such sublicense agreement, with respect to the subject matter of such sublicense, is on terms no less favourable to ICRT than the terms of this Agreement, and

(iii)
ICRT does not have reasonable cause to decline to continue such sublicense agreement; and

(e)
Biomira shall be responsible for ensuring the sublicensee's compliance with the terms of this Agreement to the extent that they can be applied to the activities of the sublicensee.

3.4
ICRT reserves to itself:

(a)
all rights in respect of Peptide and the Licensed Patents outside the Field, except as expressly provided for under this Agreement; and

(b)
without limitation to the generality of clause 3.4(a), the right, for itself and ICRF, to make, possess and use Peptide and the Licensed Patents in the Field for the purposes of non-clinical research only, and not for any commercial purpose.

3.5
Upon request by Biomira, ICRT shall ensure that its staff and the staff of ICRF provide reasonable cooperation to Biomira in its efforts to seek regulatory and governmental approval of ICRT Licensed Products and ICRT/DF Licensed Products (or products which would be such Licensed Products if regulatory and/or governmental approval were obtained) and Biomira shall reimburse ICRT/ICRF for reasonable out-of-pocket expenses incurred in connection with the foregoing which shall, for the avoidance of doubt, exclude wages and salaries incurred by ICRT or ICRF in connection therewith.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

3.6
(a)
In respect of the right of ICRT (or ICRF) in any Patent claiming any New MUC1 Invention, neither ICRT, ICRF nor any Affiliate or licensee shall enforce the same against Biomira, its Affiliates or sublicensees to the extent that such Patent would dominate the practise of or prevent them from exercising the rights granted to Biomira under this Agreement. This provision shall survive the expiry of this Agreement by effluxion of time.

(b)
Subject to the other provisions of this clause 3.6(b), in respect of any Patent owned exclusively by ICRT (or ICRF) claiming a New MUC1 Invention, ICRT shall, as soon as reasonably practicable, advise Biomira in writing of any such Patent and offer Biomira the first right to negotiate to obtain a license in respect of such Patent in the Field ("the first notice"). Within [+] days of receipt of the first notice, Biomira shall notify ICRT in writing ("the second notice") whether or not it wishes to enter into negotiations for such license. If Biomira elects to enter into negotiations, the parties will negotiate in good faith the terms and conditions for the grant to Biomira of the said license. Without limitation, such license shall include provisions for royalty and other payments to ICRT and such other terms and conditions as are customary for such licenses. If the parties do not agree upon the terms for the grant of a license to Biomira of such Patent within [+] months of receipt by ICRT of the second notice, ICRT shall have no further obligation to Biomira with regard to such Patent, subject to the following. Unless Biomira has indicated that it no longer has any interest in such Patent, if ICRT intends to grant a license to such Patent to any third party on terms which collectively are more favourable from the licensee's perspective than the terms last offered to Biomira by ICRT, ICRT shall give Biomira first right of refusal to accept such better terms before proceeding with the third party. If Biomira does not accept such better terms and proceed to execute an agreement reflecting such terms within [+] days of ICRT's notice, ICRT shall be free to proceed with the third party. However, this clause 3.6(b) is subject always to any third party rights in respect of any such Patent granted by ICRT and/or ICRF in connection with the project "Development of a cancer vaccine combining DNA and specific glycoprotein/glycopeptide formulation of a tumour antigen" funded by the European Community under contract no. QLK3-CT-19999-00217, and in the event of any inconsistency or conflict between the provisions of this clause 3.6(b) and such third party rights, the latter shall prevail.

3.7
Biomira shall retain all property rights including, but not limited to Patent rights, to all information and biological materials developed by Biomira and/or its Affiliates and collaborators pursuant to this Agreement or amendments related thereto. The foregoing rights and all Biomira Information shall be the sole and exclusive property of Biomira, without obligation to ICRT except so far as royalties payable to ICRT, if any, pursuant to this Agreement.

4.     PERFORMANCE

4.1
Biomira shall use reasonable diligence to evaluate, develop, commercialise, promote and sell Licensed Products throughout the Territory subject to then existing regulatory and economic conditions.

4.2
On 1st January each year during the Term Biomira shall submit to ICRT annual written reports providing a summary of Biomira's evaluation activities, development activities, governmental filings, and activities, if any, relating to marketing of Licensed Product(s) in given countries. Such reports will include key milestones and target dates for their achievement.

4.3
ICRT shall have the right to make comments upon such reports, and Biomira shall use reasonable endeavours to make such modifications to its developmental, evaluation, and marketing activities consistent with reasonable scientific and business practice based on such comments, as Biomira in its sole discretion shall decide.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

4.4
Not more frequently than at Yearly intervals, ICRT may serve written notice that, in the opinion of ICRT, Biomira is not using reasonable diligence according to clause 4.1 or achieving the milestones according to clause 4.2. Within ninety (90) days of the date of receipt of such notice by Biomira, Biomira shall have the right to prove to the satisfaction of ICRT, acting reasonably, that it has been diligent in the development, clinical testing and registration and, when appropriate, promotion and commercialization of Licensed Products or provide just cause why any such obligations or milestones have not been achieved.

4.5
If ICRT has not been reasonably satisfied that Biomira has been diligent or provided just cause why any obligations or milestones have not been achieved, then the parties shall promptly meet to discuss means by which Biomira's performance may be improved. The parties will discuss and agree upon a reasonable plan of action ("Improvements Action Plan") to be followed by Biomira to improve its performance and Biomira shall use its reasonable commercial efforts, based on reasonable business considerations, to implement the Improvements Action Plan.

4.6
At any time after the expiry of the first anniversary of the adoption of the Improvements Action Plan but prior to the completion or expiry thereof, ICRT may serve written notice to Biomira that in the opinion of ICRT, acting reasonably, the actions stipulated in such Plan have not been implemented. If within ninety (90) days following receipt by Biomira of such written notice a reasonable person would not be reasonably satisfied that Biomira is meeting its diligence obligations according to clause 4.1 or provided just cause why it has not, then, at ICRT's discretion, and upon written notice to Biomira:

(a)
the grant under clause 3.1 shall convert to non-exclusive;

(b)
in the case of ICRT Licensed Product and ICRT/DF Licensed Product, the Licensed Product royalty rate and the Sublicense Revenue royalty rate shall become [+] in all applicable circumstances; and

(c)
minimum Licensed Product royalty shall cease.

  Upon such conversion ICRT shall have the right to grant one or more licenses on non-exclusive terms to other parties and such terms shall be promptly disclosed to Biomira in writing. If any such license and terms are more favourable to the other party, then Biomira shall have the right to have amended the terms of its non-exclusive license in like manner and ICRT shall cooperate in doing so in a timely manner.

5.     FINANCIAL PROVISIONS

5.1
Where Biomira or any of its Affiliates grants a sublicense under this Agreement, in addition to royalties payable pursuant to clause 5.4 in respect of Licensed Product Sold by the sublicensee (or any of its Affiliates), Biomira shall pay to ICRT a royalty on any Sublicense Revenue received by Biomira or its Affiliates. The royalty rate shall be:

(a)
For Sublicense Revenue derived from the United States, if at the time such Sublicense Revenue became due to Biomira or its Affiliates the manufacture, use or sale of Licensed Product in the United States fell within the definition of:

(i)
ICRT Licensed Product, the royalty rate shall be [+];

(ii)
ICRT/DF Licensed Product, the royalty rate shall be [+]; and

(iii)
DF Licensed Product, then for the avoidance of doubt, [+] shall be payable.

(b)
For Sublicense Revenue derived from any country or territory of the Territory other than the United States, the royalty rate shall be [+].

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  (c)
  Without limitation and by way of illustration, if Sublicense Revenue is received by Biomira on the grant of a sublicense under the Licensed Patents in the United States or on the completion of Phase II clinical trials of Licensed Product in the United States, for the purposes of this clause 5.1, the Sublicense Revenue shall be deemed derived from the United States.

  (d)
  If Sublicense Revenue is not derived from any specific country or territory or the Sublicense Revenue is derived from both the United States and another country, the Sublicense Revenue shall be apportioned between territories as is fair and reasonable.

5.2
Biomira shall pay to ICRT the following minimum Sublicense Revenue royalty which shall be creditable against future Sublicense Revenue royalties:

(a)
[+] on 1st January 2001; and

(b)
[+] on 1st January 2002.

  No part of the minimum Sublicense Revenue royalty shall be refundable.

5.3
The minimum Sublicense Revenue royalty paid pursuant to clause 5.2 shall be credited against the Sublicense Revenue royalties as follows:

(a)
the Sublicense Revenue royalties calculated at the end of each Quarter and shown in the statement prepared pursuant to clause 5.6 shall be set against the minimum Sublicense Revenue royalty paid to date;

(b)
no Sublicense Revenue royalties shall be due from Biomira at the end of any Quarter in any Year unless and until the Sublicense Revenue royalties for that Year (calculated up to the end of the relevant Quarter) together with the aggregate Sublicense Revenue royalties already due to ICRT in respect of all preceding Years exceeds the minimum Sublicense Revenue royalty paid to date, in which case the excess shall be payable in full.

5.4
A running royalty shall be paid on all Licensed Product which at any time during the Term is manufactured by or for Biomira, any of its Affiliates or any sublicensee of such person and Sold by Biomira, any of its Affiliates or any sublicensee of such person, as the case may be, from the date of First Commercial Sale of such Licensed Product, and the running royalty shall be calculated on the Net Sales Value of such Licensed Product in such country as follows:

(a)
For Sales in the United States of:

(i)
ICRT Licensed Product, the royalty rate shall be:

(A)
[+] on the first [+] of Net Sales Value of such ICRT Licensed Product derived from the United States in a given Year; and

(B)
[+] on the amount in excess of [+] of Net Sales Value of such ICRT Licensed Product derived from the United States in a given Year;

(ii)
DF Licensed Product, the royalty rate shall be [+] (which obligation shall survive the termination of this Agreement for so long as the DF Patents remain in force in the United States);

(iii)
ICRT/DF Licensed Product, the royalty rate shall be [+].

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  (b)
  For Sales in any country of the Territory, other than the United States, of ICRT Licensed Product, the royalty rate shall be:

  (i)
  [+] on the first [+] of Net Sales Value of such ICRT Licensed Product derived from such country in a given Year; and

  (ii)
  [+] on the amount in excess of [+] of Net Sales Value of such ICRT Licensed Product derived from such country in a given Year.

  For the avoidance of doubt, [+] shall be payable on Sales of ICRT/DF Licensed Product or DF Licensed Product other than with respect to Sales in the United States as specified in clause 5.4(a).

5.5
(a)    Commencing with the first Quarter after the First Commercial Sale of ICRT Licensed Product and/or ICRT/DF Licensed Product for a therapeutic application in any of the Major Markets, Biomira shall during the Term (but subject to clause 7.4) pay ICRT, in the manner provided in clause 5.6 minimum Licensed Product royalty in the amounts specified below:

12 month period following Quarter of First Commercial Sale	minimum yearly royalty re therapeutic applications
1	[+]
2	[+]
3	[+]
4	[+]
5	[+]
thereafter, per year (12 month period)	[+]

    The minimum Licensed Product royalty specified in this clause 5.5(a) shall be creditable against future Licensed Product royalties payable in respect of Licensed Product for a therapeutic application pursuant to this Agreement.

  (b)
  Commencing with the first Quarter after the First Commercial Sale of ICRT Licensed Product and/or ICRT/DF Licensed Product for a diagnostic-application in any of the Major Markets, Biomira shall during the Term (but subject to clause 7.4) pay ICRT, in the manner provided in clause 5.6, minimum Licensed Product royalty in the amounts specified below:

12 month period following Quarter of First Commercial Sale	minimum yearly royalty re diagnostic applications
1	[+]
2	[+]
3	[+]
thereafter, per year (12 month period)	[+]

    The minimum Licensed Product royalties specified in this clause 5.5(b) shall be creditable against future Licensed Product royalties payable in respect of Licensed Product for a diagnostic application pursuant to this Agreement.

  (c)
  Notwithstanding clauses 5.5(a) and (b) above, in the event that Biomira's license is rendered non-exclusive by ICRT under the provisions of this Agreement, there will be no minimum Licensed Product royalty payments due under this Agreement.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

5.6
Royalties (including any minimum Licensed Product royalties, if applicable) shall be paid as follows:

(a)
within [+] days after each Quarter, Biomira shall send to ICRT a written statement identifying the ICRT agreement number allocated to this Agreement and showing:

(i)
for each sublicensee, brief details of each item of Sublicense Revenue and the amount of each item of Sublicense Revenue received during that Quarter;

(ii)
the aggregate Sublicense Milestone Revenue paid up to the end of that Quarter;

(iii)
the quantity of each type of Licensed Product (identified as either a therapeutic or diagnostic application) Sold by Biomira, any of its Affiliates or any sublicensee of such person (showing separately any quantity so sold between Biomira, any of its Affiliates and any sublicensee of such person) during that Quarter in each country or territory, provided that Sales of ICRT/DF Licensed Product and DF Licensed Product shall only be for the United States;

(iv)
Net Sales Value in respect of each such type of Licensed Product in each country or territory, provided that Sales of ICRT/DF Licensed Product and DF Licensed Product shall only be for the United States. Where any Licensed Product is Sold as part of a Kit the statement should show separately the Net Sales Value of each type of Kit (if applicable) as well as the Licensed Product and the method used to determine the Net Sales Value of the Licensed Product;

(v)
the aggregate Net Sales Values in respect of that quantity of Licensed Product;

(vi)
any currency conversions, showing the rates used;

(vii)
any further information necessary for the calculation of such Sublicense Revenue and Net Sales Value of Licensed Products and/or the royalties due to ICRT; and

(viii)
the amount of the royalties (including any minimum Licensed Product royalties, if applicable) due to ICRT in respect of that Sublicense Revenue and quantity of Licensed Products; and

(b)
subject to clause 5.3 and the offset provisions in clause 7 and elsewhere in the Agreement, Biomira shall forthwith pay to ICRT the amount referred to in (vii) above.

5.7
Biomira shall promptly notify ICRT in writing of all submissions to appropriate regulatory authorities for approval to sell Licensed Product in any country, of the date such approvals are granted, and the date of First Commercial Sale of such Licensed Products under this Agreement.

5.8
Unless otherwise provided in this Agreement, all royalties or other sums payable under this Agreement shall be paid in the Currency. Where Sublicense Revenue or sales of Licensed Products are invoiced or calculated in some other currency, conversion into the Currency shall be calculated by reference to the relevant foreign exchange buying rate for the currency in which they are calculated of the Financial Times newspaper (and available at www.marketprices.ft.com) at the close of business in London on

(a)
in the case of each sum payable under clauses 5.1 and 5.4, the last day of the Quarter or Year to which it relates;

(b)
in the case of any other provision of this Agreement, the date on which it is payable.

5.9
Any tax required under the laws of any government to be withheld or paid by Biomira, its Affiliates or sublicensees based on a royalty or other consideration due to ICRT under this Agreement shall be deducted from the amount due to ICRT. Where available, Biomira shall

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

furnish to ICRT a certificate or other documentary evidence executed by an appropriate official to enable ICRT to obtain relief from double taxation on such withholding or payment.

5.10
All payments due hereunder shall be paid in cleared funds by cheque or electronic transfer to such bank account in England as ICRT may specify from time to time. All costs of transmission or currency conversion shall be borne by Biomira.

5.11
If Biomira fails to pay in full any royalties or other sums payable under this Agreement on the date or within the period specified for payment, the amount outstanding shall bear interest, both before and after any judgement, at the rate of [+] per annum above the base rate of National Westminster Bank PLC (or its successor) from time to time from that date or the last day of that period until that amount is paid in full to ICRT.

5.12
If any payment pursuant to this Agreement is required to be made on a day other than a Business Day, it may be made (and any currency calculation in respect of it shall be made) on the next following Business Day, which shall be deemed to be the due date for payment.

5.13
For the avoidance of doubt, royalties shall not be payable by Biomira in accordance with the preceding provisions more than once in respect of the same Sublicense Revenue or batch of Licensed Products.

6.     ACCOUNTS

6.1
Biomira shall:

(a)
keep, and procure that each of its Affiliates keeps, and notwithstanding termination of this Agreement, maintains for at least four (4) Years from their making true and accurate accounts and records in sufficient detail to enable the amount of all royalties or other sums payable under this Agreement to be determined; and

(b)
during the Term, and thereafter if the said retention period of four (4) Years remains applicable to any particular records and accounts, at the reasonable request of ICRT and (subject to clause 6.2) at the expense of ICRT, allow no more frequently than once per Year a qualified accountant from an accounting firm of international stature nominated by ICRT (or procure that such a qualified accountant nominated by ICRT is allowed) to inspect during normal business hours, upon giving to Biomira a confidentiality undertaking which is reasonable in the circumstances, those accounts and records which Biomira continues to be required to retain and to the extent that they relate to the calculation of those royalties or other sums, to take copies of them. Subject to receiving not less than 30 (thirty) days written notice, Biomira shall at the request of ICRT assemble in one location all such relevant accounts and records of Biomira, its Affiliates and, so far as it is reasonably able, those of its sublicensees.

6.2
If, following any inspection pursuant to clause 6.1(b), ICRT's accountant certifies to ICRT and Biomira that the amount of the royalties paid in respect of any Quarter or Year falls short of the amount of the royalties which were properly payable in respect of that Quarter or Year under this Agreement, Biomira shall (subject to clause 6.3) within [+] days of the date of the certificate pay the shortfall to ICRT and, if the shortfall exceeds [+] of the amount properly payable, Biomira shall also reimburse to ICRT in a timely manner the reasonable costs and expenses of ICRT in making the inspection.

6.3
If within [+] of the date of any certificate produced pursuant to clause 6.2 Biomira notifies ICRT in writing that it disputes the certificate, the dispute shall be referred to an independent Expert. The decision of any such Expert shall be issued in writing with his reasoning and in the absence of manifest error shall be final and binding and his costs shall be borne as he

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

may determine to be fair and reasonable or, if he makes no such determination, by the parties equally. Any disputed sum which is determined by the Expert to be payable shall be paid within [+] days of his determination.

6.4
The provisions of clause 6.3 shall remain in full force and effect after the termination of this Agreement, for any reason until the settlement of all subsisting claims of ICRT under this Agreement.

7.     INTELLECTUAL PROPERTY PROTECTION AND PROCEEDINGS

7.1
ICRT shall have full discretion as to the prosecution of any ICRT Patent Applications, and any Patent or other protection obtained pursuant to any such application shall be or remain the absolute properly of ICRT, subject to the following.

7.2
ICRT shall take all reasonable steps necessary to prosecute in the Territory at its own cost (save those costs to be borne by Biomira as specified in this Agreement) the patent claims in the ICRT Patent Applications which are relevant to the commercialization of Peptide and pay all requisite renewal fees to maintain the Licensed Patents in the Territory which are relevant to the commercialization of Peptide. Biomira will provide legal assistance, at Biomira's expense, in connection with the prosecution in the United States of the patent claims in the ICRT Patent Applications, which are relevant to the commercialization of Biomira's MUCI related Peptide products. For the avoidance of doubt, such legal assistance to be provided by Biomira shall include bearing the costs of any interference action concerning any Licensed Patents. Biomira shall instruct its patent agents to keep ICRT fully and promptly informed of all actions that Biomira takes or proposes to take in the United States in relation to such patent claims and ICRT shall be entitled to comment on or object to any such action (if ICRT objects to any such action, Biomira shall, on the written request of ICRT, promptly desist from taking such action). ICRT shall keep Biomira fully and promptly informed of all action that ICRT takes or proposes to take in relation to the ICRT Patent Applications in any and all jurisdictions.

7.3
Any discoveries or inventions derived from Biomira Information shall be owned by Biomira and Biomira shall be responsible for securing patent protection for the same.

7.4
In the event that ICRT does not wish in any country of the Territory to prosecute and maintain the Licensed Patents for Peptide and related inventions, in the manner prescribed by this Agreement, it shall give Biomira written notice thereof and Biomira, at its option, such option to be exercised and notified to ICRT within [+] of receipt of notice from ICRT, may undertake such patent prosecution and maintenance at its own cost and shall thereafter, notwithstanding any other provision in this Agreement to the contrary, not be required to pay any royalties to ICRT with respect to Licensed Products manufactured or Sold in such country. Further, if Biomira assumes the prosecution and maintenance of the Licensed Patents in all of the Major Markets or if ICRT ceases to prosecute and maintain the Licensed Patents in all of the Major Markets or if Biomira assumes the prosecution and maintenance of the Licensed Patents in certain of the Major Markets and ICRT ceases to prosecute and maintain the Licensed Patents in the remaining Major Markets, then the minimum Licensed Product royalties payable pursuant to clauses 5.5(a) and (b) shall cease to be payable. In the Year in which such minimum Licensed Product royalties cease to be payable, the minimum Licensed Product royalties shall be payable on a proportionate basis for those months in and preceding which the last of the Licensed Patents in question ceased to be prosecuted and maintained by ICRT. Finally, if Biomira does not exercise such option to prosecute and maintain the Licensed Patents in a particular country, ICRT shall have no further obligation with respect to the Licensed Patents in question in such country and such Licensed Patents in such country shall cease to be Licensed Patents for the purposes of this Agreement.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7.5
In the event that ICRT or Biomira determines that a third party is making, using or selling a product which is within the Field in any country and within the scope of the Licensed Patents in that country, such party shall promptly notify the other party in writing and the parties shall have a period of [+] days from the date of such notice of alleged infringement to agree between themselves whether and under what conditions and procedures to enforce the infringed-upon Licensed Patent. If the parties do not agree, ICRT shall have the first right to bring, at its own expense, an infringement action against any third party. If ICRT does not proceed with a particular patent infringement action within [+] days thereafter, or if it notifies Biomira that it is abandoning such action Biomira, after notifying ICRT in writing, shall be entitled to take proceedings against such infringer at its own expense.

7.6
In the event that Biomira or an Affiliate of Biomira or a sublicensee is sued by a third party charging infringement of a patent because of the manufacture, use or sale by Biomira or an Affiliate of Biomira or sublicensee of Licensed Product, or in the event a third party brings an action to obtain a declaration of Licensed Patent invalidity against ICRT and/or Biomira or an Affiliate of Biomira or a sublicensee, each party will promptly notify the other in writing; and

(a)
the named defendant(s) shall have the first right to defend said action(s) at its own cost and expense and to control ensuing litigation;

(b)
if the named defendant elects not to defend the action(s), the other party may elect to defend the action(s) at its own cost and expense and to control the ensuing litigation.

7.7
In both enforcement and defense actions the following shall apply:

(a)
during the period of litigation Biomira may offset against Licensed Product royalties payable to ICRT for Sales in the country of such action Biomira's out-of-pocket expenses in such action;

(b)
the party conducting the suit shall have full control over its conduct, but the other party will reasonably assist and cooperate in such litigation upon request and be reimbursed for reasonable out-of-pocket expenses (which shall exclude wages and salaries of that party's staff) incurred while providing such assistance to the requesting party;

(c)
any recovery as a result of litigation and settlement thereof and any damages shall be the property of the party bearing the financial responsibility for such litigation;

(d)
in the event of recovery by Biomira, after offsetting out-of-pocket costs incurred therewith and not recovered pursuant to clause 7.7(a), Biomira, shall pay to ICRT the balance of such recovery up to the amount of royalties offset by Biomira under clause 7.7;

(e)
no settlement, consent judgement or other voluntary final disposition of the action shall be entered into by Biomira or ICRT without the consent of the other party, such consent not to be unreasonably withheld or delayed;

(f)
Biomira shall include full details of all costs and expenses offset pursuant to clause 7.7(a) in each statement submitted to ICRT pursuant to clause 5.6.

7.8
The parties shall, at the request of either of them and at the expense of the requesting party (save the other's in-house costs) but for no further consideration, enter into such formal licenses relating to the Licensed Patents as may be necessary or desirable in accordance with the relevant law and practice in each part of the Territory for registration at the relevant Patent Offices so that this present Agreement shall not in any circumstance be registered or recorded unless the parties are required to do so by law. If there shall be any inconsistencies between the terms of any such formal license and the provisions of this Agreement, this Agreement shall prevail.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7.9
(a)    Subject to clause 7.9(c), if Biomira or any of its Affiliates challenges the validity or contests ICRT'S ownership of any of the Licensed Patents, ICRT shall be entitled to terminate this Agreement forthwith.

(b)
Subject to clause 7.9(c), if any non-Affiliated sublicensee of Biomira challenges the validity or contests ICRT ownership of any of the Licensed Patents, Biomira shall promptly terminate such sublicense agreement.

(c)
Clauses 7.9(a) and (b) shall not apply in the case of a challenge to the validity of any of the Licensed Patents for Peptide and related inventions pursuant to an interference action between a Licensed Patent and the DF Patents.

8.     WARRANTIES, LIABILITY AND INDEMNITY

8.1
ICRT warrants to Biomira that:

(a)
it has the authority to enter into this Agreement;

(b)
no prior grant of rights has been made to any third party which is inconsistent with the rights granted under this Agreement.

8.2
Biomira warrants to ICRT that it has the authority to enter into this Agreement.

8.3
Each party acknowledges that, in entering into this Agreement, it does not do so in reliance on any warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

8.4
Without limiting the scope of clause 8.3, ICRT does not give any warranty, representation or undertaking:

(a)
as to the efficacy or usefulness of the Peptide or the Licensed Patents; or

(b)
as to the volumes or quality of the Licensed Products which may be manufactured through the use of the Peptide or the Licensed Patents; or

(c)
that any of the Licensed Patents is or will be valid or subsisting or that any of the applications within the Licensed Patents will proceed to grant; or

(d)
that the manufacture, use or sale of the Peptide will not infringe the Intellectual Property or other rights of any other person.

8.5
Each party shall be responsible for its own acts relating to the manufacture and use of Peptide and Licensed Product and neither shall indemnify the other for costs, expenses, liability, damages and claims for any injury or death to persons or damage to or destruction of property or other loss arising out of or in connection with any Peptide or Licensed Product made or used by cither party, save as expressly stated in this Agreement.

8.6
Biomira agrees to indemnify and save harmless ICRT (for itself and for ICRF), its shareholders, directors, officers, employees, consultants, Affiliates and agents:

(a)
from and against any and all actions, causes of action, claim, demands, awards and proceedings of every nature and kind whatsoever by whosoever made, bought or prosecuted; and

(b)
from and against any and all loss, damage, cost or expense (including reasonable attorney's fees and expenses) suffered or incurred by ICRT (for itself and for ICRF), its shareholders, directors, officers, employees, consultants, Affiliates or agents;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  which are based upon, arise out of or are connected with the use of the Licensed Patents by Biomira or any Affiliate or sublicensee of Biomira or any third party manufacturer of any Licensed Product retained by Biomira or any Affiliate or sublicensee of Biomira or otherwise in connection with manufacture, use or sale of, or any other dealing in, any Licensed Product by or for Biomira or any of its Affiliates or sublicensees, except to the extent that any such claim is based upon, arises out of or is connected with the breach or inaccuracy of any covenant, representation or agreement of ICRT under this Agreement or any negligent act or omission of ICRT, ICRF or their respective shareholders, directors, officers, employees, consultants, Affiliates or agents.

8.7
ICRT agrees to indemnify and save harmless Biomira and its Affiliates and their respective shareholders, directors, officers, employees, consultants, and agents:

(a)
from and against any and all actions, causes of action, claims, demands, awards and proceedings of every nature and kind whatsoever made, bought or prosecuted; and

(b)
from and against any and all loss, damage, cost or expense (including reasonable attorney's fees and expenses) suffered or incurred by Biomira or its Affiliates or their respective shareholders, directors, officers, employees, consultants, or agents;

  which are based upon, arise out of or are connected with the breach or accuracy of any covenant, representation or agreement of ICRT under this Agreement or any negligent act or omission of ICRT or ICRF or their respective shareholders, directors, officers, employees, consultants, Affiliates or agents, except to the extent that any such claim is based upon, arises out of or is connected with the breach or inaccuracy of any covenant, representation or agreement of Biomira under this Agreement or any negligent act or omission of Biomira or its Affiliates or their respective shareholders, directors, officers, employees, consultants, or agents.

8.8
If any claims contemplated by clauses 8.6 or 8.7 shall be asserted against any of the persons having a right to be indemnified pursuant to such sections (individually an "Indemnified Party" and collectively the "Indemnified Parties"), the Indemnified Parties concerned shall promptly notify in writing the person or persons against whom such indemnity may be sought (individually an "Indemnitor" and collectively the "Indemnitors") of the nature of such claim, and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) to assume the defense on behalf of the Indemnified Parties of any suit or proceedings (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. The Indemnitors shall be given full control of any proceedings or negotiations in connection with such claim and shall be exclusively entitled to appoint and instruct legal advisers and counsel in connection with any such proceedings or negotiations and to determine the forum for any such proceedings. The Indemnified Parties shall give the Indemnitors all reasonable assistance for the purpose of any such proceedings or negotiations including, without limitation, using reasonable efforts to provide or make available documents and information and witnesses for attendance at examinations for discovery and trials. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnitor fails within a reasonable period of time to assume defense of such suit on behalf of the Indemnified Party. Except pursuant to a final award, the Indemnified Parties shall not pay or accept any such claim or compromise any such proceedings or negotiations, without the consent of the Indemnitors (which consent shall not be unreasonably withheld). The Indemnified Parties shall not do anything which would or might vitiate any policy of insurance or insurance cover which the Indemnified Parties may have in relation to any such claim or threatened claim, and no indemnification shall be applicable to the extent that the Indemnified Parties recover any sums under any such policy or cover (which the Indemnified Parties shall use their best efforts to do). The Indemnitors shall be entitled to require

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

the Indemnified Parties to take such steps as the Indemnitors may reasonably require to mitigate or reduce any loss of the Indemnified Parties.

8.9
Other than with respect to the representations and warranties of ICRT set forth in clause 8.1:

(a)
neither Party shall be liable to the other (except in circumstances of fraud, or death or personal injury caused through negligence) for any loss of profit or any special, indirect or consequential damages;

(b)
the amount of any claim for which ICRT would otherwise be liable under clause 8.7 shall not exceed the greater of £1,000,000 and total amounts paid by Biomira and its Affiliates and their sublicensees under this Agreement up to the date of the claim.

8.10
Neither party shall be liable for any delay or default in performance under this Agreement due to any cause beyond its reasonable control, including but not limited to acts of God or the public enemy; laws, regulations, acts or requests of any government or any government officer or agent purporting to act under duly constituted authority; wars, floods, fires, storms, strikes, lockouts, interruptions of transportation, freight embargoes, or failures, exhaustion or unavailability on the open market or delays in delivery of material, equipment or services necessary to the performance of any provision hereof; or happening of any unforeseen act, misfortune or casualty by which performance hereunder is delayed or prevented.

8.11
Biomira shall, for any in vivo clinical trials of Licensed Product and in any event upon the commercialization of any Licensed Product, at its own cost carry comprehensive general liability insurance including product liability insurance which is commercially reasonable in the circumstances. Biomira shall provide ICRT with appropriate evidence of such insurance cover on request.

9.     DURATION AND TERMINATION

9.1
This Agreement shall come into force and replace and supercede the Original Agreement on the Effective Date and, unless terminated earlier for any reason, shall continue in force on a country by county basis until the last to expire of Valid Claims of the Licensed Patents for Peptide.

9.2
ICRT may terminate this Agreement by giving at least [+] prior written notice to Biomira:

(a)
if Biomira commits any material breach of this Agreement and fails to remedy it within [+] after receiving from ICRT a written notice containing full particulars of the breach and requiring it to be remedied; or

(b)
if Biomira has a receiver, manager, administrator, or administrative receiver appointed of its undertaking, assets or income or any part thereof and such appointment is not vacated within [+] of Biomira receiving written notice thereof or has passed a resolution for its winding-up or for an administration order or that a similar happening in relation to Biomira has occurred at Biomira's principal place of business.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

9.3
Biomira may terminate this Agreement by giving at least [+] prior written notice to ICRT:

(a)
if ICRT commits any material breach of this Agreement and fails to remedy it within [+] after receiving from Biomira a written notice containing full particulars of the breach and requiring it to be remedied; or

(b)
if ICRT has a receiver, manager, administrator or administrative receiver appointed of its undertaking, assets or income or any part thereof and such appointment is not vacated within [+] of Biomira receiving written notice thereof or has passed a resolution for its winding-up or for an administration order.

9.4
Biomira may elect to terminate the commercialization and Sale of Licensed Product in respect of a given country upon giving not less than [+] written notice to ICRT with its justification for such action. For the avoidance of doubt, upon any such termination in respect of a given country, that country shall cease to be part of the Territory and any Licensed Patent in the relevant country shall cease to be a Licensed Patent for the purposes of this Agreement.

9.5
Biomira shall promptly give written notice to ICRT in the event that a decision is made not to continue with the development and commercialization and Sale of the Peptide and Licensed Product. Upon giving such notice, this Agreement shall terminate and all rights to the Peptide, and Licensed Patents shall revert to ICRT from the date of such notification.

9.6
The rights given by this clause 9 to terminate this Agreement for any breach shall not prejudice any other right or remedy of either party in respect of the breach concerned or any other breach.

10.   EFFECTS OF TERMINATION

10.1
Upon the termination of this Agreement for any reason:

(a)
subject to all the terms of this Agreement (including without limitation payment of royalties), Biomira shall be entitled following such termination to:

(i)
manufacture for a period not exceeding [+] months any of the Licensed Products to the extent necessary to satisfy orders accepted before termination; and

(ii)
sell, use or otherwise dispose of (subject to payment of royalties under this Agreement) any unsold stocks of the Licensed Products;

    save that clause 10.1(a)(i) "shall not apply where this Agreement has been terminated by ICRT pursuant to clause 9.2(b).

  (b)
  subject to paragraph (a) above, Biomira shall cease to exploit in any way, either directly or indirectly, the Licensed Patents, in so far and for as long as any of the Licensed Patents remains in force.

  (c)
  subject as provided in this clause 10.1 and clause 10.2, and except in respect of any accrued rights, neither party shall be under any further obligation to the other under this Agreement.

10.2
The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either party accrued prior to termination. The clauses in this Agreement which expressly or impliedly have effect after termination will continue to be enforceable notwithstanding termination.

10.3
Upon termination of this Agreement for any reason, Biomira will maintain exclusive possession and rights to Biomira Information.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

11.   CONFIDENTIALITY

11.1
It is understood that Peptide and details of New ICRT Patents provided by ICRT to Biomira are proprietary and confidential. Biomira hereby agrees to maintain the confidentiality of all such ICRT information, except for such information which is necessary to be disclosed in connection with the Sale of Licensed Product, in compliance with any governmental regulation and approval process relating to the production and sale of Licensed Product, and in connection with securing patent protection relating to Licensed Product.

11.2
It is understood that Biomira Information developed by Biomira during the performance of activities subject to this Agreement is confidential to Biomira as is all information provided by Biomira, its Affiliates or sublicensees pursuant to this Agreement. ICRT hereby agrees to maintain the confidentiality of all such information and will not disclose such information to any person, except to employees or consultants of ICRT and ICRF on a "need-to-know" basis and then only if an appropriate confidentiality undertaking has been provided by such employee or consultant to ICRT or ICRF and except for such information which is necessary to be disclosed in compliance with any governmental regulation. In the event that ICRT or ICRF is so requested to disclose such information in compliance with an applicable governmental regulation, ICRT shall promptly notify Biomira in writing and use reasonable endeavours to allow Biomira reasonable opportunity to oppose such disclosure requirement on ICRT or ICRF.

11.3
The obligations of confidentiality herein shall not apply to information:

(a)
which is possessed by or known to the receiving party (as evidenced by the receiving party's written records) prior to the supply or disclosure by the other Party;

(b)
which has been or shall be voluntarily disclosed or transferred to the public through no material fault or omission by the receiving party (but only after and only to the extent that it is published or otherwise becomes part of the public domain);

(c)
which is lawfully received by the receiving party from a third party (as evidenced by the receiving party's written records) not prohibited from disclosing it to the receiving party; or

(d)
which was subsequently and independently developed by employees of the receiving party (as evidenced by the receiving party's written records) who had no knowledge of the disclosed information.

11.4
Except as required by law or any applicable regulatory authority, neither ICRT or Biomira shall release any publicity, news release, or other public announcement, written or oral, whether to the public press, or stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld and if given shall be given promptly.

11.5
The parties' obligations of confidentiality with respect to Biomira Information shall expire ten (10) years from the date of its receipt of such information and shall survive the termination of this Agreement.

12.   ENTIRE AGREEMENT

12.1
This Agreement contains the entire agreement between the parties with respect to the subject matter herein and supersedes and replaces all prior communications, representations, warranties, stipulations, undertakings and agreements whether oral or written between the parties.

12.2
Without limitation to clause 12.1, this Agreement supersedes and replaces the Original License with effect from the Effective Date.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

13.   NATURE OF AGREEMENT

13.1
Except as specifically provided for in this Agreement, neither party shall be entitled to assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however that such consent shall not be required in the event that the assignment is to an Affiliate of either party (though in such case the original assigning party shall remain liable for the performance by the assignee(s) of its obligations under this Agreement) or is made in connection with the transfer of all or substantially all of the business of either party.

13.2
Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties.

13.3
This Agreement may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

13.4
Nothing in the Agreement is intended to confer any benefit on any third party (whether referred to herein by name, class or description or otherwise) or any right to enforce a term contained in this Agreement and the Contracts (Rights of Third Parties) Act shall not apply to this Agreement.

13.5
No failure or delay by either party in exercising any of its rights under this Agreement shall be deemed to be a waiver of that right, and no waiver by either party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

13.6
If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part, the other provisions of this Agreement and the remainder of the affected provision shall continue to be valid.

13.7
The rights of ICRT under this Agreement are cumulative and in addition to any other right or remedy available to it at law or in equity.

14.   APPLICABLE LAW AND JURISDICTION

14.1
Except as provided in clause 14.2, this Agreement shall be governed by and constituted in accordance with the laws of the domicile of the defendant in any given proceeding and except where this Agreement provides for a dispute to be settled by the Expert, the parties hereby submit to the exclusive jurisdiction of the courts of such domicile for such proceeding.

14.2
Any question arising out of this Agreement as to the construction or effect of any of the Licensed Patents shall be decided in accordance with the laws of the country in which the Licensed Patent in question has been granted or filed.

15.   NOTICES AND SERVICE

15.1
All notices and communications shall be in writing and addressed to the parties at the relevant address stated at the beginning of this Agreement (or such other address as may be notified from time to time) marked for the attention of both the President and the General Counsel in the case of Biomira and to the Director at ICRT. All notices and communications shall be deemed to have been duly served:

(a)
if delivered by hand, when left at the proper address for service;

(b)
if given by prepaid first class post, [+] after posting (excluding any day which is not a Business Day);

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  (c)
  if given by facsimile, at the time of transmission provided that a confirming copy is sent by post or hand as provided herein within [+] after transmission;

  provided that where in the case of delivery by hand or transmission by facsimile such delivery or transmission occurs either after 4.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 10.00 a.m. on the next following Business Day (such times being local time at the address of the recipient).

15.2
Service of any legal proceedings concerning or arising out of this Agreement shall be effected by either party by causing the document in question to be delivered to the other party at its registered or principal office, or any other address which is notified in writing from time to time to the party serving the proceedings.

16.   MISCELLANEOUS

16.1
Each party shall from time to time do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this Agreement.

16.2
Except as otherwise provided in this Agreement, the parties shall bear their own costs of and incidental to the preparation, execution and implementation of this Agreement.

16.3
This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other party.

For Imperial Cancer Research Technology Limited
/s/ JOHN K. WALL Director
For Biomira Inc.
/s/ ROBERT D. AUBREY VP Marketing
/s/ Director Intellectual Property Management

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

SCHEDULE 1

THE LICENSED PATENTS

Country	Appln. No. Pub'n No. Patent No.	Filing date+ Pub'n date* Grant date	Status
UK	[+]	[+]	Abandoned
	—	—
	—	—
UK	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Abandoned
	—	—
	—	—
UK	[+]	[+]	Abandoned
	—	—
	—	—
WO1	[+]	[+]	Spent
	[+]	[+]
	—	—
CA	[+]	[+]	Granted	Claims granted to antibodies, peptides and nucleic acid fragments
	—	—
	[+]	[+]
EP	[+]	[+]	Granted	Claims granted to use of polypeptides in therapy and diagnosis
	[+]	[+]
	[+]	[+]
EP(Div)	[+]	[+]	Pending	Claims pending to nucleotides-awaiting examination
	[+]	[+]
	—	—
JP	[+]	[+]	Abandoned
	—	—
	—	—
JP	[+]	[+]	Pending	Claims pending
	—	—	Divisional filed	to peptides and nucleic fragments
JP	[+]	[+]	Divisional filed	Antibodies
USA	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Pending	Claims related to peptides
	—	—
	—	—
USA	[+]	[+]	Granted [+]	Antibodies [+]
USA	[+]	[+]	Pending	Peptides
USA	[+]	[+]	Granted [+]	Nucleotides [+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

[+]
	—	—

+
Effective filing date in (      )—i.e. via PCT.

*
Effective publication date in (      )—i.e. via PCT.

1

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

SCHEDULE A

Patent Portfolio

Country (Application Date)	Status	Serial No./Patent No.
United States [+]	Abandoned (Priority date)	[+]
United States - Continuation-in-part of [+]	Issued on [+] (Group III claims)	[+]
United States - Divisional [+]	Pending	[+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR ONFIDENTIALITY PURPOSES

Appendix A: Patents Included in Patent Rights

United States Patent Number [+].

United States Patent Number [+].

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

Patent Schedule (as of Feb 10, 2004)-
Cancer Research Technology License Agreement of Nov 19, 2001
(MUC-1 peptides)

Note that the list represents currently active members of the pertinent patent family however not all patents/pending applications will contain claims covering the licensed technology

	Application/patent number	Status
US:	[+]	Granted
	[+]	Granted
	[+]	Granted
	[+]	Pending
Europe:	[+]	Granted
	[+]	Pending
Japan:	[+]	Pending
	[+]	Pending
Canada:	[+]	Granted

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

Exhibit 10.14

LICENSE AGREEMENT

This AGREEMENT made and entered into this 1st day of December, 2001 by and between:

  THE GOVERNORS OF THE UNIVERSITY OF ALBERTA, a corporation duly organized and existing under the laws of the Province of Alberta and having its principal office at 222, 8625 - 112 Street, Edmonton, Alberta, T6G 2E1, Canada (hereinafter referred to as "UA")

and

  BIOMIRA INC., a corporation having its principal office at 2011 - 94 Street, Edmonton, Alberta, T6N 1H1, Canada

WITNESSETH

        WHEREAS UA researcher, Dr. John Samuel, has developed certain compositions and methods [+] for use in vaccines as described, for example, in US Patent No. [+] (collectively known as "UA TECHNOLOGY");

        AND WHEREAS UA is the owner of all right, title and interest in and to the LICENSED TECHNOLOGY (as hereinafter defined);

        AND WHEREAS BIOMIRA desires to exclusively license the rights to the LICENSED TECHNOLOGY for the development of liposomal cancer vaccines and their commercialization;

        AND WHEREAS UA encourages the development and commercialization of UA research results to benefit the public;

        AND WHEREAS BIOMIRA has represented to UA, to induce UA to enter into this AGREEMENT, that BIOMIRA shall use commercially reasonable efforts to exploit the LICENSED TECHNOLOGY so that public benefit may result therefrom;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed to by the parties, UA and BIOMIRA agree as follows:

1.     DEFINITIONS

        For the purposes of this AGREEMENT, the following words and phrases shall have the following meanings:

  1.1
  "AGREEMENT" means this license agreement, together with all schedules hereto and any amendments to or restatements of this license agreement;

  1.2
  "BIOMIRA" shall include Biomira Inc. and any related company of Biomira Inc.; a related company being any entity the voting stock of which is directly or indirectly at least 50% owned or controlled by Biomira Inc., any entity which directly or indirectly controls more than 50% of the voting stock of Biomira Inc. or any entity, the majority ownership of which is directly or indirectly common to the ownership of Biomira Inc.;

  1.3
  "BIOMIRA LICENSED PRODUCT(S)" means any product for use in the FIELD OF USE that is covered in whole or in any material part by a valid, issued and unexpired claim contained in PATENT RIGHTS within the FIELD OF USE and that contains components proprietary to BIOMIRA;

  1.4
  "BLP25" means a cancer vaccine which is being developed by BIOMIRA containing a synthetic 25 amino acid sequence of the MUC-1 cancer mucin encapsulated in a liposomal delivery system and designed to induce an immune response to cancer cells;

  1.5
  "EFFECTIVE DATE" means the 1st day of December, 2001;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  1.6
  "FIELD OF USE" means any and all uses of the LICENSED TECHNOLOGY in liposomal cancer vaccines;

  1.7
  "LICENSED PRODUCT(S)" means BIOMIRA LICENSED PRODUCT(S) and SUBLICENSEE LICENSED PRODUCT(S);

  1.8
  "LICENSED TECHNOLOGY" means the UA TECHNOLOGY in the FIELD OF USE, including without limitation the PATENT RIGHTS, together with all directly related know-how and data disclosed thereby;

  1.9
  "NET SALES" shall mean, with respect to a particular BIOMIRA LICENSED PRODUCT, the sum of the gross revenue received for all sales of such BIOMIRA LICENSED PRODUCT to third parties (which, for greater certainty, shall exclude sales among the BIOMIRA companies or by BIOMIRA to, or among, SUBLICENSEES), less the following deductions pertaining to the sale of such BIOMIRA LICENSED PRODUCT:

  1.9.1
  credits or allowances granted for spoiled or damaged BIOMIRA LICENSED PRODUCT or with respect to returned or rejected BIOMIRA LICENSED PRODUCT, and for retroactive price adjustments;

  1.9.2
  normal and customary trade, cash and quantity discounts, allowances, rebates and credits, including allowances, adjustments, reimbursements, discounts, chargebacks and rebates given to healthcare organizations and any governmental or quasi-governmental body or agency, whether during the actual sales/royalty period or not;

  1.9.3
  sales, value added or similar taxes imposed with reference to particular sales;

  1.9.4
  freight, postage, shipping, and insurance charges related to delivery of BIOMIRA LICENSED PRODUCT; and

  1.9.5
  import and export duties actually paid.

    If BIOMIRA LICENSED PRODUCT is sold in combination with another product or products, "NET SALES" under such circumstances shall be calculated by multiplying the "NET SALES" of the combination by the fraction A/(A + B), in which A is the amount invoiced for the BIOMIRA LICENSED PRODUCT when sold separately, and B is the total amount invoiced for any other product or products in combination when sold separately;

  1.10
  "PATENT RIGHTS" means all UA patents and patent applications listed in Schedule A to this AGREEMENT and any continuations, continuations-in-part, divisionals, re-examinations, restorations and reissues thereof, along with counterparts thereof filed or registered in other countries;

  1.11
  "SUBLICENSEE(S)" means a third party which sublicenses PATENT RIGHTS within FIELD OF USE from BIOMIRA to make, have made, use, import, offer to sell, sell, market and distribute BIOMIRA LICENSED PRODUCT(S) or SUBLICENSEE LICENSED PRODUCT(S) in the TERRITORY;

  1.12
  "SUBLICENSEE LICENSED PRODUCT(S)" means any product for use in the FIELD OF USE that is covered in whole or in any material part by a valid, issued and unexpired claim contained in PATENT RIGHTS within the FIELD OF USE and that does not contain any technology or components proprietary to BIOMIRA;

  1.13
  "TERRITORY" means the United States of America and its territories, except as otherwise agreed to in writing by UA and BIOMIRA; and

  1.14
  "UA TECHNOLOGY" has the meaning attributed to that term in the first recital of this AGREEMENT.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

2.     GRANT AND TERM

  2.1
  UA hereby grants to BIOMIRA an exclusive, royalty-bearing license, together with the right to grant sublicenses, in the TERRITORY for the FIELD OF USE to practice the PATENT RIGHTS and otherwise use the LICENSED TECHNOLOGY and to make, develop, use, import, offer to sell, sell, market and distribute and have made, developed, used, imported, offered to sell, sold, marketed and distributed LICENSED PRODUCT(S).

  2.2
  This AGREEMENT and the license granted herein shall expire on [+] being 17 years after the issuance of United States Patent No. [+] or at the end of the term of the last registered patent in the TERRITORY included in PATENT RIGHTS, whichever is later, unless this AGREEMENT is sooner terminated according to the terms contained in article 14 hereunder.

  2.3
  UA reserves the right for itself to practice under and use the PATENT RIGHTS in the FIELD OF USE in the TERRITORY solely for its own non-commercial research purposes and in cooperation with other non-commercial research centers for such non-commercial research purposes.

  2.4
  BIOMIRA shall have the right in its sole discretion to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder, but will inform UA thereof in writing prior to granting any such sublicense. BIOMIRA agrees that any sublicenses granted by it shall be consistent with the terms of this AGREEMENT. Upon any termination of this AGREEMENT, SUBLICENSEE's rights shall also terminate, subject to section 14.5 of this AGREEMENT.

  2.5
  Any sublicenses granted by BIOMIRA shall be personal to the SUBLICENSEE and shall not be assignable or further sublicensable by the SUBLICENSEE without the prior written consent of UA, which consent shall not be unreasonably withheld.

  2.6
  To the extent applicable for purposes of section 4.1.3 of this AGREEMENT, BIOMIRA shall fully disclose to UA any non-cash consideration, including without limitation any share in profits or equity investment, which BIOMIRA receives specifically in consideration for the grant of any sublicense of the license rights granted to BIOMIRA pursuant to this AGREEMENT. For purposes of section 4.1.3 of this AGREEMENT, the fair market value of any such non-cash consideration shall be used. Any dispute between the parties with respect to the subject matter of this section 2.6 shall be determined by arbitration as set forth in article 13 of this AGREEMENT.

  2.7
  The license granted hereunder shall not be construed to confer any rights upon BIOMIRA by implication, estoppel or otherwise as to any patent rights other than as specifically set forth in this AGREEMENT.

3.     DUE DILIGENCE

  3.1
  BIOMIRA shall use commercially reasonable efforts to develop, promote, market, distribute and sell BIOMIRA LICENSED PRODUCT(S) to meet or cause to be met the regulatory requirements and the market demand in the TERRITORY.

  3.2
  BIOMIRA shall deliver to UA the following reports, subject to the confidentiality provisions of article 9:

  3.2.1
  an annual progress report summarizing BIOMIRA's activity towards commercializing BIOMIRA LICENSED PRODUCT(S) in the TERRITORY due [+] after the end of BIOMIRA's fiscal year, the first report due on such date immediately following the first full year after the EFFECTIVE DATE;

  3.2.2
  within [+] after submission of a Biologics License Application (BLA) or equivalent for a BIOMIRA LICENSED PRODUCT to the United States Food and Drug

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

    Administration (FDA), a report describing BIOMIRA's intent with respect to marketing such BIOMIRA LICENSED PRODUCT in the TERRITORY.

  3.3
  UA acknowledges that BIOMIRA may perform all or a part of its obligations under sections 3.1 and 3.2 itself or through one or more SUBLICENSEE(S), provided that BIOMIRA shall at all times remain committed to UA for the performance of such obligations.

4.     MILESTONE PAYMENTS, ROYALTIES AND SUBLICENSE FEES

  4.1
  For the rights, privileges and license granted in this AGREEMENT, BIOMIRA will pay, in Canadian Dollars, the following royalties and payments to UA during the term of this AGREEMENT or until such time as this AGREEMENT is earlier terminated subject to article 14 of this AGREEMENT:

  4.1.1
  Milestone Payments:

  4.1.1.1
  a license fee of [+] due within [+] after the EFFECTIVE DATE;

  4.1.1.2
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of the enrollment of the first patient in a Phase III clinical trial of BLP25;

  4.1.1.3
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of the submission of a BLA or equivalent to the FDA for BLP25;

  4.1.1.4
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of an approval by the FDA of a BLA or equivalent for BLP25.

      For greater certainty, each of the milestone payments in sections 4.1.1.1., 4.1.1.2, 4.1.1.3 and 4.1.1.4 shall only be payable once.

    4.1.2
    Royalties:

    4.1.2.1
    Subject to section 4.1.2.2 of this AGREEMENT, BIOMIRA shall pay to UA royalties for sales of BIOMIRA LICENSED PRODUCT(S) in the TERRITORY in an amount equal to [+] of NET SALES of BIOMIRA LICENSED PRODUCTS in the TERRITORY by BIOMIRA, by SUBLICENSEE(S) or by both;

    4.1.2.2
    With respect to a particular BIOMIRA LICENSED PRODUCT, in the event any pertinent claim of any patent included in the PATENT RIGHTS shall be held invalid or unenforceable in an unappealable decision of a court of competent jurisdiction in the TERRITORY, the royalty rate in section 4.1.2.1 shall thereafter be reduced to [+] of NET SALES of BIOMIRA LICENSED PRODUCTS in the TERRITORY by BIOMIRA, by SUBLICENSEE(S) or by both and one-half of all milestone payments described in section 4.1.1 paid to that point in time or subsequently paid to UA will be creditable by BIOMIRA against any future royalty payments.

    4.1.3
    Sublicense Fees:

    4.1.3.1
    In circumstances where BIOMIRA sublicenses any of its rights in the TERRITORY under this AGREEMENT to the LICENSED TECHNOLOGY to a third party for use by such third party, on a solely stand alone and non-collaborative with BIOMIRA basis, in SUBLICENSEE LICENSED PRODUCT(S) that do not contain any technology or components proprietary to BIOMIRA, a sublicense payment in an amount equal to [+] of all fees, payments, royalties or other consideration (excluding any reimbursements to BIOMIRA for expenses incurred by or on behalf of BIOMIRA including without limitation for patent expenses (including filing, prosecution, maintenance and protection), preclinical and clinical trials,

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

      product development, regulatory approvals, and the like) received by BIOMIRA from such third party specifically for such sublicensed rights, provided that BIOMIRA shall also be entitled to deduct from any such sublicense payment any amounts payable by BIOMIRA as a result of such sublicensed LICENSED TECHNOLOGY infringing the rights of any third party or being invalid. Such payments shall be deemed earned and due within [+] of their receipt by BIOMIRA. For greater certainty, the sublicense flow through payments for a sublicense to BIOMIRA LICENSED PRODUCT(S) is defined in section 4.1.3.2 hereunder;

      4.1.3.2
      Subject to section 4.1.3.3, in circumstances where BIOMIRA licenses BIOMIRA LICENSED PRODUCT(S), including its liposomal delivery technology, to a third party for use (in the FIELD OF USE in the TERRITORY) with such third party's own antigen(s) and such BIOMIRA liposomal delivery technology incorporates the PATENT RIGHTS, a sublicense payment in an amount equal to [+] of all fees, payments or other consideration (excluding all royalties on sales of BIOMIRA LICENSED PRODUCT(S)), received by BIOMIRA from such third party specifically for the sublicensed LICENSED TECHNOLOGY, provided that BIOMIRA shall also be entitled to deduct from any such sublicense payment any reimbursements to BIOMIRA for expenses incurred by or on behalf of BIOMIRA including without limitation for patent expenses (including filing, prosecution, maintenance and protection), preclinical and clinical trials, product development, regulatory approvals, and the like, and, provided further, that BIOMIRA shall also be entitled to deduct from any such sublicense payment any amounts payable by BIOMIRA as a result of such sublicensed LICENSED TECHNOLOGY infringing the rights of any third party or being invalid. Such payments shall be deemed earned and due within [+] of their receipt by BIOMIRA. For greater certainty, royalties payable to UA on sales of such BIOMIRA LICENSED PRODUCT(S) by SUBLICENSEE(S) are determined by sections 4.1.2.1 and 4.1.2.2 of this AGREEMENT;

      4.1.3.3
      Notwithstanding the foregoing, the flow through payments referred to in section 4.1.3.2 shall not apply to BLP25.

  4.2
  All royalty payments due herein shall be paid by BIOMIRA to UA annually within [+] after the end of BIOMIRA's fiscal year, commencing with the first payment due after the end of the fiscal year in which the first commercial sale of any LICENSED PRODUCT(S) is made.

  4.3
  All payments are due without deduction of any sums, other than withholding taxes, levies, fees or other amounts that may be imposed by any government or as provided in section 1.9.

5.     REPORTS AND RECORDS

  5.1
  BIOMIRA shall keep, and shall use commercially reasonable efforts to cause its SUBLICENSEE(S) to keep, full and accurate books of account for 5 years following the end of the calendar year to which they pertain, containing all particulars that are necessary for the purpose of showing the amounts payable to UA under this AGREEMENT relating to LICENSED PRODUCT(S) and the sublicense fees specified in article 4. BIOMIRA further agrees to permit its books and records specified in the foregoing sentence to be examined by a nationally recognized accounting firm designated by UA (except one to which BIOMIRA shall have objection, acting reasonably, and provided such accounting firm agrees to enter into a confidentiality agreement with BIOMIRA which provides protection for confidential information which is similar to that provided under article 9 of this AGREEMENT), from time to time, but not more frequently than once per calendar year, solely to verify compliance with the terms of this AGREEMENT in relation to the amounts payable to UA under this

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  AGREEMENT. The results of any such examination shall be made available to each of UA and BIOMIRA, but all back-up documentation and data shall be made available only to such accounting firm for use only on the premises of BIOMIRA. In the event that such audit discloses that the actual royalties or other amounts payable by BIOMIRA to UA under this AGREEMENT are greater than the royalties or other amounts paid by BIOMIRA, then BIOMIRA shall pay to UA any additional royalties and other amounts based on the results disclosed by such audit. In the event that such audit discloses that the actual royalties or other amounts payable by BIOMIRA to UA under this AGREEMENT are less than the royalties or other amounts paid by BIOMIRA, then UA shall reimburse BIOMIRA for any such overpayment based on the results disclosed by such audit. The cost of such audit shall be borne by UA unless such audit discloses that the actual royalties and other amounts payable by BIOMIRA to UA are greater by [+] or more than the royalties and other amounts paid by BIOMIRA, in which case BIOMIRA shall be responsible for payment of all reasonable costs of such audit.

  5.2
  Within [+] after the end of the calendar year following the first commercial sale of LICENSED PRODUCT(S) in the TERRITORY, and within [+] after the end of each calendar year thereafter during the term of this AGREEMENT, BIOMIRA shall provide to UA a report in relation to LICENSED PRODUCT(S) sold in the TERRITORY pertinent to royalty accounting containing the following:

  5.2.1
  the number of LICENSED PRODUCT(S) sold by BIOMIRA and, to BIOMIRA's knowledge, by all SUBLICENSEES during the period in question;

  5.2.2
  the total billings for LICENSED PRODUCT(S) sold by BIOMIRA and, to BIOMIRA's knowledge, by all SUBLICENSEES during the period in question;

  5.2.3
  the deductions applicable as provided for in this AGREEMENT;

  5.2.4
  the royalties, fees and other consideration payable to BIOMIRA as specified in section 4.1.3 of this AGREEMENT for the period in question;

  5.2.5
  the royalties, fees and other considerations payable to UA by BIOMIRA under this AGREEMENT for the period in question.

  5.3
  If no royalties shall be due, BIOMIRA shall so report.

  5.4
  Any payments due under this AGREEMENT shall, if overdue, bear interest from and after the due date until payment at a per annum rate of [+] above the prime rate in effect at the Bank of Montreal on the due date.

6.     PATENT PROSECUTION

  6.1
  Subject to the rights granted to BIOMIRA under this AGREEMENT, PATENT RIGHTS remain the property of UA during the term of this AGREEMENT. Subject to section 6.2 of this AGREEMENT, UA shall take all actions necessary to make and continue to make the PATENT RIGHTS available to BIOMIRA as provided for in this AGREEMENT including without limitation taking all actions necessary in connection with the filing, prosecution, maintenance and defense of the PATENT RIGHTS and in so doing shall consult with BIOMIRA and take into consideration any comments or suggestions made by BIOMIRA in connection therewith.

  6.2
  From and after the EFFECTIVE DATE, BIOMIRA shall be entitled, at its option, to take all actions necessary in connection with the filing, prosecution, maintenance and defense of the PATENT RIGHTS and shall be responsible for all costs and expenses incurred by BIOMIRA in so doing. UA shall fully cooperate with BIOMIRA in the foregoing regard and shall make available to BIOMIRA or its authorized attorneys, agents or representatives, such employees, academic staff, agents or consultants of UA necessary or appropriate to enable BIOMIRA to

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  file, prosecute, maintain and defend patent applications and resulting patents with respect to the PATENT RIGHTS in the FIELD OF USE.

  6.3
  BIOMIRA shall reimburse UA for all reasonable external out-of-pocket expenses incurred by UA pursuant to section 6.1 of this AGREEMENT relating to the filing, prosecution and maintenance of PATENT RIGHTS in the TERRITORY pertaining to the FIELD OF USE incurred after January 1, 2001.

7.     INFRINGEMENT

  7.1
  If any claims in the PATENT RIGHTS are believed to be infringed by a third party, the party to this AGREEMENT first having knowledge of such infringement shall promptly so notify the other party to this AGREEMENT in writing. Such notice shall set forth in reasonable detail the facts of that infringement as are then known. The parties shall keep each other informed on a timely basis of all developments within their knowledge in relation to such infringement.

  7.2
  BIOMIRA shall have the primary right, but not the obligation, to initiate, prosecute, and control any action or proceeding with respect to such infringement. UA agrees to cooperate and give reasonable assistance including executing all necessary documents and being named a party plaintiff and to vest in BIOMIRA the right to institute any such suit. To the extent BIOMIRA exercises its rights under this section 7.2, BIOMIRA shall bear all costs and expenses incurred by it in the foregoing regard. Any recoveries as a result of such proceedings shall belong to BIOMIRA, provided that if BIOMIRA's recoveries exceed BIOMIRA's costs and expenses with respect to such infringement action, such excess recoveries shall be considered NET SALES and subject to the applicable royalty obligations under section 4.1.2.

  7.3
  Decisions or actions concerning or governing any final disposition of the complaint shall be taken in consultation with UA.

  7.4
  During the term of this AGREEMENT, if BIOMIRA fails in a reasonably timely manner to or chooses not to prosecute infringers, UA shall have the right, but shall not be obligated, to prosecute at its own expense all infringers of the PATENT RIGHTS and, in furtherance of such right, BIOMIRA hereby agrees that UA may include BIOMIRA as a party plaintiff in any such suit, without expense to BIOMIRA. The total cost of any such infringement action commenced or defended solely by UA shall be borne by UA and UA shall keep any recovery or damages for past infringement derived therefrom.

  7.5
  In the event that a declaratory judgment action alleging invalidity of or infringement of third party rights by any of the PATENT RIGHTS shall be brought against BIOMIRA and/or UA, and BIOMIRA fails to or chooses not to defend such action in a reasonably timely manner, UA, at its option, shall have the right, within [+] after commencement of such action, to intervene and take over the defense of the action at its own expense.

  7.6
  In any infringement suit that either party may institute to enforce the PATENT RIGHTS pursuant to this AGREEMENT, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.     REPRESENTATIONS, PRODUCT LIABILITY AND INDEMNITY

  8.1
  UA hereby represents and warrants to BIOMIRA as follows:

  8.1.1
  UA has the full right and power to grant the licenses and rights set forth in this AGREEMENT to BIOMIRA and to otherwise perform all of its obligations under this AGREEMENT and this AGREEMENT has been duly executed and delivered by and on behalf of UA;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

    8.1.2
    all necessary consents, approvals and authorizations required to be obtained by UA in connection with the execution and performance of this AGREEMENT have been obtained;

    8.1.3
    the execution and delivery of this AGREEMENT and the performance by UA of its obligations under this AGREEMENT do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under, any contractual obligations of UA;

    8.1.4
    UA has not granted and will not grant any rights or licenses in the FIELD OF USE under the LICENSED TECHNOLOGY other than to BIOMIRA pursuant to this AGREEMENT;

    8.1.5
    to the best of the knowledge of UA, UA is the sole owner of all right, title and interest in and to the LICENSED TECHNOLOGY and such ownership is unencumbered by any lien, security interest, charge or other encumbrance.

  8.2
  BIOMIRA shall indemnify, defend and hold harmless UA, its Board of Governors, trustees, directors, officers, medical and professional staff, employees and agents and affiliates and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense incurred by or imposed upon the Indemnitees or any of them in connection with any claim, suit, action, demand or judgment (each, a "Claim") arising out of design, production, manufacture, sale, use in commerce, lease or promotion by BIOMIRA or any SUBLICENSEE(S) of any LICENSED PRODUCT(S) or arising out of any unauthorized use of PATENT RIGHTS by BIOMIRA or any SUBLICENSEE(S) of any LICENSED PRODUCT(S), except to the extent such Claims arise from the negligence, recklessness or intentional misconduct of any Indemnitee.

  8.3
  UA shall indemnify, defend and hold harmless BIOMIRA, its directors, officers, employees and agents and affiliates and their respective successors, heirs and assigns (the "Biomira Indemnitees") against any liability, damage, loss or expense incurred by or imposed upon the Biomira Indemnitees or any of them in connection with any claim, suit, action, demand or judgment (each, a "Biomira Claim") arising out of a breach by UA of any of its representations, warranties or covenants under this Agreement, except to the extent such Biomira Claim arises from the negligence, recklessness or intentional misconduct of any Biomira Indemnitee.

  8.4
  The indemnified party shall give prompt written notice to the indemnifying party(ies) of any suits, claims or demands by third parties or the indemnified party which may give rise to any loss for which indemnification may be required under sections 8.2 or 8.3; provided, however, that failure to give such notice shall not impair the obligation of the indemnifying party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying party to defend the applicable suit, claim or demand. The indemnifying party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline in writing to assume control of any such suit, claim or demand, the party entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of the indemnifying party. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely impact the rights or interests of the other party without the prior written consent of the indemnified party, which shall not be unreasonably withheld. Each party shall cooperate with the other party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  8.5
  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UA MAKES NO REPRESENTATIONS AND/OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND SCOPE OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR THAT THE USE OF THE LICENSED PRODUCT(S)WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL UA BE LIABLE TO BIOMIRA AND ITS SUBLICENSEE(S) FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER UA HAS BEEN ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGE.

  8.6
  From and after the commencement of any clinical trial undertaken by, through or on behalf of BIOMIRA after the EFFECTIVE DATE, BIOMIRA shall at its sole cost and expense, procure and maintain comprehensive general liability insurance in keeping with industry standards.

  8.7
  BIOMIRA shall use reasonable commercial efforts to require any SUBLICENSEE(S) to carry insurance of similar type and limits and with similar conditions as required by BIOMIRA in section 8.6.

  8.8
  All such insurance shall be maintained for a period in keeping with industry standards following the expiration or sooner termination of the license contained in this AGREEMENT.

9.     PUBLICATION AND CONFIDENTIALITY

  9.1
  Subject to section 9.3 of this AGREEMENT, the parties agree that during the term of this AGREEMENT and for a period of ten (10) years after this AGREEMENT terminates, a party receiving CONFIDENTIAL INFORMATION of the other party will hold such CONFIDENTIAL INFORMATION in confidence and neither disclose it to any third party nor allow any third party access to it nor use it for any purpose other than as specified by this AGREEMENT, without the prior written consent of the disclosing party or except as otherwise permitted pursuant to this AGREEMENT. The term "CONFIDENTIAL INFORMATION" as used in this article 9 means any and all information of a confidential nature including, without limitation, financial information, marketing information, development information, commercialization information, manufacturing information, information relating to the PATENT RIGHTS, any business and scientific information relating to the PATENT RIGHTS, and the like.

  9.2
  The obligations of non-disclosure and non-use specified in this article 9 shall not apply to CONFIDENTIAL INFORMATION which:

  9.2.1
  was, at the time of disclosure, in the possession of the receiving party (as evidenced by its written records) and was not previously acquired from or on behalf of the disclosing party on a confidential basis,

  9.2.2
  was in the public domain prior to disclosure, or became, after disclosure, publicly known through no fault of the receiving party or any person to whom the receiving party directly or indirectly provided such CONFIDENTIAL INFORMATION,

  9.2.3
  was received from a third party who rightfully made such disclosure,

  9.2.4
  was approved for use or release by written authorization from the disclosing party prior to such use or release by the receiving party,

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

    9.2.5
    is required to be disclosed by operation of law, governmental regulation or court order provided the receiving party gives the disclosing party written notice of such required disclosure prior to making such disclosure, and the receiving party uses all reasonable effort to cooperate in securing confidential protection for such information; or

    9.2.6
    is required to be disclosed to any governmental authority or regulatory authority to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct a clinical trial with and to market commercially LICENSED PRODUCTS, provided the disclosing party is otherwise entitled to engage in such activities under this AGREEMENT.

    Any specific CONFIDENTIAL INFORMATION shall not be deemed to fall within 9.2.1,9.2.2, 9.2.3, 9.2.4, 9.2.5 or 9.2.6 above merely because it falls within the scope of more general information within one of these exceptions.

  9.3
  Each of UA and BIOMIRA shall have the right to present at symposia, professional meetings, and to publish in journals or other publications, accounts of its research relating to the LICENSED TECHNOLOGY, provided that the other party shall have been furnished copies of the proposed disclosure at least 60 days in advance of the presentation or publication date. BIOMIRA shall use the 60 day period to evaluate the disclosures for patentable content and to, if it so determines, pursue patent protection with respect thereto. UA shall cooperate in all respects in relation to pursuing such patent protection on a worldwide basis. BIOMIRA may request an additional 30 day extension for obtaining patent protection, however, after the 90 day period has lapsed, either party shall be free to present and/or publish the disclosures in question.

10.   EXPORT CONTROLS

        It is understood that UA is subject to Canadian laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable Canadian export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the Canadian Government and/or written assurances by BIOMIRA that BIOMIRA shall not export data or commodities to certain foreign countries without prior approval of such agency. UA represents neither that a license shall not be required nor that, if required, it shall be issued.

11.   NON-USE OF NAMES

        BIOMIRA shall not use the names or trademarks of UA, nor any adaptation thereof, nor the names of the inventors, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent (which shall not be unreasonably withheld) obtained from UA or said employee or inventor, in each case, except that BIOMIRA may state that the LICENSED TECHNOLOGY is licensed from UA under one or more of the patents and/or applications comprising the PATENT RIGHTS. Similarly, UA shall not use or permit the use of the names or trademarks of BIOMIRA, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotion or sales literature without the prior written consent (which shall not be unreasonably withheld) obtained from BIOMIRA or said employee, in each case, except that UA may state that the LICENSED TECHNOLOGY is licensed to BIOMIRA.

12.   ASSIGNMENT

        This AGREEMENT is not assignable by either party to this AGREEMENT to any other party unless UA or BIOMIRA, as the case may be, has given its prior written consent (such consent not to be unreasonably withheld); provided, however, that BIOMIRA may assign this AGREEMENT without UA's consent within the group of companies defined as BIOMIRA and in connection with the sale or transfer to a third party of all or substantially all of BIOMIRA's assets related to the business involving

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LICENSED TECHNOLOGY and provided further that such third party assumes all of the obligations and covenants set forth in this AGREEMENT.

13.   DISPUTE RESOLUTION

        If a dispute arises between the parties relating to the interpretation or performance of this AGREEMENT or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be resolved through binding and nonappealable arbitration administered by the American Arbitration Association ("AAA") in Edmonton, Alberta. Any such arbitration shall be conducted before a single arbitrator to be appointed by the parties from AAA's roster. If the parties fail to agree to the identity of the single arbitrator, such appointment shall be made in accordance with AAA rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. The arbitrator shall make an award of costs, including counsel fees and the fees and expenses of the arbitrator, based on the principle of favoring the prevailing party to the extent that costs were reasonably and necessarily incurred. The arbitrator shall decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the arbitrator.

14.   TERMINATION

  14.1
  If either party fails to remedy any material breach or default on its part under this AGREEMENT within 90 days after such defaulting party receives written notice thereof from the non-defaulting party, or within such longer period of time as is reasonable in the event of any material breach or default that cannot by its nature be cured within 90 days, the non-defaulting party may upon written notice to the defaulting party to that effect terminate this AGREEMENT, such termination to be effective on the date such notice is received by the defaulting party. This right of termination is without prejudice to or limitation of any other rights or remedies at law or in equity.

  14.2
  UA has the right to terminate the license granted herein by giving written notice of termination to BIOMIRA at any time on or after:

  14.2.1
  the filing by Biomira Inc. of a petition of bankruptcy or insolvency;

  14.2.2
  any unappealable adjudication by a court of competent jurisdiction that Biomira Inc. is bankrupt or insolvent;

  14.2.3
  the filing by Biomira Inc. of any petition or answer seeking reorganization, readjustment or rearrangement of the business of Biomira Inc. under any law relating to bankruptcy or insolvency;

  14.2.4
  the making by Biomira Inc. of any general assignment or attempted general assignment for the benefit of creditors;

  14.3
  BIOMIRA shall have the right to terminate this AGREEMENT at any time after 90 days notice to UA, and upon payment of all amounts due UA through the effective date of the termination. Upon the expiry of the 90-day period, this AGREEMENT shall be at an end, and BIOMIRA shall have no further obligations under this AGREEMENT, except as otherwise specified in sections 14.4 and 14.6.

  14.4
  Upon termination of this AGREEMENT for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such

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  termination; articles 1, 5, 8, 9.1, 9.2, 10, 11, 13, 14.5, 14.6 and 17 shall survive any such termination.

  14.5
  Upon termination of this AGREEMENT for any reason, any SUBLICENSEE(S) not then in default shall have the right to negotiate with UA to convert the sublicense to LICENSED TECHNOLOGY obtained from BIOMIRA into a license directly with UA on similar commercial terms to its prior sublicense with BIOMIRA.

  14.6
  After the date of termination of this AGREEMENT, BIOMIRA and any SUBLICENSEE thereof shall have 180 days to sell all LICENSED PRODUCT(S) in stock, and complete the production of LICENSED PRODUCT(S) in the process of manufacture at the time of such termination and sell the same in any or all parts of the world where BIOMIRA and SUBLICENSEE(S) are permitted by law to sell the unsold products. BIOMIRA shall make the payments to UA in the same manner specified in article 4 of this AGREEMENT and shall submit the reports required by article 5 of this AGREEMENT.

15.   SUCCESSORS

This AGREEMENT shall be binding upon the parties hereto and their respective successors and permitted assigns.

16.   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this AGREEMENT shall be sufficiently made or given on the date of delivery, if delivered by hand during normal business hours, or on the date of receipt, if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

  In the case of UA:

    Director
    Industry Liaison Office
    University of Alberta
    222, 8625-112 Street
    Edmonton, Alberta T6G 2E1

  In the case of BIOMIRA:

    Director, Intellectual Property Management
    Biomira Inc.
    2011 - 94 Street
    Edmonton, Alberta T6N 1H1

17.   MISCELLANEOUS PROVISIONS

  17.1
  This AGREEMENT is governed by and shall be construed in accordance with the laws of the Province of Alberta, Canada without regard to principles of conflicts of laws.

  17.2
  The parties hereto acknowledge that this AGREEMENT sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. This AGREEMENT, when signed, supersedes and replaces the Letter of Agreement made effective April 18, 2001 by and between UA and BIOMIRA.

  17.3
  The provisions of this AGREEMENT are severable, and in the event that any provisions of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

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  17.4
  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

  17.5
  Any delays in performance by any party under this AGREEMENT (other than the payment of moneys due) shall not be considered a breach of this AGREEMENT if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

  17.6
  Both parties shall execute further documents, agreements and instruments as may be necessary or advisable from time to time in order to carry out the terms and conditions of this AGREEMENT.

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        IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT the day and year set forth below.

Biomira Inc.
Per:	/s/ Edward A. Taylor	Per:	/s/ Robert D. Aubrey
Name:	Edward A. Taylor	Name:	Robert D. Aubrey
Title:	V.P. Finance & Admin. & CFO	Title:	VP, Marketing & Business Development
Date:	Dec 6/01	Date:	5 Dec 2001
The Governors of the University of Alberta
Per:	/s/ Peter K. Robertson
Name:	Peter K. Robertson, Ph.D, P.Eng.
Title:	Vice President (Research/Industry Relations) Director, Industry Liaison Office The University of Alberta
Date:	Dec 12/01

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SCHEDULE A

Patent Portfolio

[+]

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Exhibit 10.16

Dr. Keith Blundy
Chief Operating Officer
Cancer Research Technology Limited
Sardinia House
Sardinia Street
London WC2A 3NL

9 March 2004

Dear Dr. Blundy:

Re:
Amended and Restated License Agreement between Cancer Research Technology Limited (formerly Imperial Cancer Research Technology Limited) and Biomira Inc. dated 14th November 2000 (the "License")

1.
Defined terms used in this letter but not defined in this letter are as defined in the License.

2.
Article 5.1 of the License provides that where Biomira Inc. ("Biomira") grants a sublicense under the License, Biomira shall pay to Cancer Research Technology Limited ("CRTL") a royalty on any Sublicense Revenue received by Biomira.

3.
Pursuant to Article 3.3 of the License we have sought your consent to grant a sublicense under the License to Cancer Vac Pty Limited ("Cancer Vac") and we have provided you with the Final Draft of the proposed sub-license (the "Draft").

4.
Pursuant to Section 2.7 of the Final Draft as a result of Cancer Vac and Prima Biomed Limited executing and delivering to Biomira the subscription agreement and the shareholder agreement referred to in that Section, we will receive shares in Cancer Vac which we warrant are currently valued at [+] (the "Shares").

5.
In consideration for CRTL's consent to the proposed sub-license which shall be provided by a side-letter from you to us, we confirm that the Shares will be treated as Sublicense Revenue for the purposes of the License, at the value at which they are currently valued.

6.
We therefore confirm that upon execution of the sub-License, CRTL shall be entitled to Sublicense Revenue royalty in the sum of [+] which shall be creditable against the minimum Sublicense Revenue royalties as provided for in the License and already paid by Biomira to CRTL.

BIOMIRA INC. 2011 - 94 St. Edmonton, AB, Canada T6N 1H1    Tel: (780) 450-3761    Fax: (780) 463-0871
http://www.biomira.com

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  7.
  Applicable law and jurisdiction governing this letter of agreement shall be determined in accordance with the provisions of Article 14 of the License.

I would be grateful if you would confirm your agreement to the terms of this letter by signing both copies and returning one copy to me.

Yours sincerely,
BIOMIRA INC.
Per:
/s/ Edward A. Taylor Edward A. Taylor Vice President Finance & Administration & CFO	/s/ Robert D. Aubrey Robert D. Aubrey Vice President Marketing & Business Development

Confirmed and agreed to by Cancer Research Technology Limited as of 9 March 2004.

Signature:	/s/ K S Blundy
Print Name:	K S Blundy
Title:	COO

BIOMIRA INC. 2011 - 94 St. Edmonton, AB, Canada T6N 1H1    Tel: (780) 450-3761    Fax: (780) 463-0871
http://www.biomira.com

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2

Exhibit 10.19

ADJUVANT LICENSE AGREEMENT

BY AND BETWEEN

BIOMIRA INTERNATIONAL INC.

AND

CORIXA CORPORATION

DATED AS OF

OCTOBER 20, 2004

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ADJUVANT LICENSE AGREEMENT

        THIS ADJUVANT LICENSE AGREEMENT is entered into as of October 20, 2004, between BIOMIRA INTERNATIONAL INC. ("Biomira"), a corporation organized under the laws of Barbados with an office located at Bridgetown, Barbados and CORIXA CORPORATION ("Corixa"), a corporation organized under the laws of the State of Delaware, USA, with offices at 1124 Columbia Street, Suite 200, Seattle, Washington 98104 USA.

RECITALS

        WHEREAS, Corixa owns intellectual property rights in immunostimulatory material known as MPL, which is a potentially useful component of vaccines to treat various diseases; and

        WHEREAS, Biomira is developing therapeutic vaccines for the treatment of cancer; and

        WHEREAS, Corixa and Biomira have entered into that certain adjuvant supply agreement (the "Supply Agreement") of even date herewith pursuant to which Corixa has agreed to supply Biomira with MPL in accordance with the terms and conditions set forth in the Supply Agreement; and

        WHEREAS, Corixa is willing to grant to Biomira a license to use MPL under Corixa's intellectual property rights in accordance with the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:

1.
Definitions

1.1    In this Agreement, unless otherwise provided, the following terms shall have the following meanings:

        (a)   "Act" means the United States Food, Drug and Cosmetic Act, as amended;

        (b)   "Adjuvant Invention" means any Invention conceived, enabled and/or reduced to practice by or for Biomira during the Term that consists solely of (i) any modification or enhancement specifically related to the Licensed Adjuvant and/or its formulation, (ii) the specific processes of making, storing or formulating Licensed Adjuvant, or (iii) any new formulations of Licensed Adjuvant, including any novel excipients or carriers and/or novel uses or applications thereof, it being understood and agreed that no such Invention shall include any Biomira Antigen, Biomira Technology or Product;

        (c)   "Agreement" means this adjuvant license agreement, together with all appendices hereto and any amendments to or restatements of this adjuvant license agreement;

        (d)   "Affiliate" means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign person in a particular jurisdiction) having the power to vote on or direct the affairs of the entity, or any person, firm, partnership, corporation or other entity actually controlled by, or under common control with, a party to this Agreement;

        (e)   "Biomira Antigen" means BLP25 MUC1 antigen (as described in Appendix A), as such antigen may be improved, enhanced, or otherwise modified, as well as any other antigens that incorporate MUC1;

        (f)    "Biomira Technology" means any and all technology related to Products or otherwise owned or in-licensed by Biomira and its Affiliates with the exception of the Licensed Adjuvant and the uses thereof;

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1

        (g)   "BLA" means a Biologies License Application, as defined in the Act, and the regulations promulgated thereunder, and any corresponding supranational, foreign or domestic marketing authorization, application, registration or certification, necessary or reasonably useful to market a Product in the Territory, but not including pricing and reimbursement approvals;

        (h)   "Confidential Information" shall have the meaning given to it in section 7.1 of this Agreement;

        (i)    "Effective Date" means the date of this Agreement;

        (j)    "FDA" means the Food and Drug Administration of the United States or its foreign equivalent or counterpart, as applicable;

        (k)   "Field of Use" shall mean the treatment of cancer in humans and companion animals;

        (l)    "Fill and Finish Manufacturer" means a Third Party used by Biomira or its sublicensees for the combining of the Licensed Adjuvant and any Biomira Antigen to create a Product;

        (m)  "First Commercial Sale" means the first sale on a commercial basis after receiving Market Approval of any Product by Biomira or its sub-licensees to a Third Party (excluding any Affiliate or sublicensee of Biomira, unless such Affiliate or sublicensee is an end user, that is, where there is no further sale or distribution by such Affiliate or sublicensee of the relevant Product other than to a patient), in any country, on a country-by-country basis;

        (n)   "Invention" means any invention or discovery, including without limitation new uses or applications, improvements and enhancements, whether or not patentable, together with all intellectual property rights and interest therein of whatever kind, worldwide, including without limitation patents, patent applications, rights to patents, copyrights, trade secrecy rights, know-how, and any other proprietary rights;

        (o)   "Know-How" means all trade secrets, know-how and technical information, either embodied in the Licensed Adjuvant or otherwise related to the Licensed Adjuvant, owned or possessed by Corixa;

        (p)   "Licensed Adjuvant" means Corixa's proprietary adjuvant designated as MPL [+] as described in Appendix B, together with all improvements, updates, revisions and modifications thereto that Corixa has the right to make available to Biomira, and which are accepted in writing by Biomira;

        (q)   "Licensed Patents" means all patents and patent applications granted to or in-licensed (with a right to sublicense) by Corixa that specifically relate to the Licensed Adjuvant including without limitation (a) the patents and patent applications set forth in Appendix C hereto, (b) all continuations and divisionals of the foregoing, (c) all patents issuing from any of the foregoing and (d) all foreign counterparts of any of the foregoing and (e) those patents and patent applications deemed to be Licensed Patents by virtue of section 6.2 below;

        (r)   "Major Market" shall mean [+], and "Major Markets" shall mean all of such jurisdictions;

        (s)   "Market Approval" shall mean, with respect to a particular Product in a particular country in the Territory, the date upon which the last of all governmental or regulatory approvals required for the sale of such Product in that country has been granted, including price approval for such Product (if required);

        (t)    "Net Sales" means the total gross amounts received by Biomira and its sublicensees for the sale of Product in the Territory to Third Parties, less the following items of expense to the extent

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2

included in amounts invoiced and paid or allowed in accordance with recognized principles of accounting:

            (i)  sales, use, value added and similar taxes on sales invoices;

           (ii)  excise taxes, custom duties or consular fees and any other governmental charges imposed upon the production, importation, use or sale of any Product but excluding income tax, income surtax and similar taxes on income;

          (iii)  transportation and insurance on shipments to customers; and

          (iv)  trade and quantity discounts, rebates, credits, and allowances and adjustments for rejections, recalls or returns, actually allowed or granted, provided that no cash discounts shall apply where such cash discounts were granted primarily to encourage the purchase of products other than Products.

Sales by Biomira or any of its sublicensees to any of Biomira's Affiliates or Biomira's sublicensees shall be excluded from the computation of Net Sales (except where the purchasing Affiliate or sublicensee is an end user, that is, where there is no further sale or distribution by such Affiliate or sublicensee of the relevant Product other than to a patient), but Net Sales shall include the subsequent final sale to a Third Party(ies) by such Affiliate or sublicensee. Net Sales shall be calculated, without limitation, on any and all pre-marketing approval sales by Biomira or its sublicensees hereunder of Product in the Territory allowed by regulatory authorities, including without limitation, named-patient sales;

        (u)   "North America" means Canada and the United States;

        (v)   "Phase III Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a product as a basis for a marketing approval application submitted to the FDA or that would otherwise satisfy the requirements of 21 CFR 312.21(c), or its foreign equivalent in the jurisdiction in which the trial is conducted;

        (w)  "Product" means any pharmaceutical composition, comprising the Biomira Antigen and Licensed Adjuvant as an ingredient or component;

        (x)   "Royalty Term" means, with respect to each Product in each of North America and the ROW, the period commencing on the Effective Date and continuing until the later of (i) the expiration or termination of the last to expire or terminate Licensed Patent in such territory (i.e., North America or the ROW, as applicable) or (ii) the [+] anniversary of First Commercial Sale in such territory (i.e., North America or the ROW, as applicable);

        (y)   "Supply Agreement" means the adjuvant supply agreement of even date herewith between Corixa and Biomira described in the third recital to this Agreement, together with any amendments to or restatements of such adjuvant supply agreement;

        (z)   "Regulatory Authority" means those government agencies or authorities responsible for the regulation of Product and/or Licensed Adjuvant (including without limitation the manufacture, supply and sale thereof) in the United States, the European Union, Japan and any other jurisdiction agreed to in writing by Corixa and Biomira;

        (aa) "Right of Offer" means, with respect to a particular Product, a notice to the effect that Biomira does not intend to proceed directly or indirectly with the commercial marketing of such Product;

        (bb) "ROW" shall mean all countries and territories in the world except those in North America;

        (cc) "Term" shall have the meaning given to it in section 8.1 of this Agreement;

        (dd) "Territory" means all the countries and territories of the world; and

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3

        (ee) "Third Party(ies)" means any person other than a party to this Agreement.

1.2    Number and Gender.    Words importing the singular number only in this Agreement shall include the plural number and vice versa and words importing one gender only in this Agreement shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

1.3    Headings.    The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement.

1.4    Appendices.    The appendices attached to this Agreement shall form part of this Agreement.

1.5    Effective Date.    This Agreement shall commence as of the Effective Date.

1.6    Legislation.    Any reference in this Agreement to legislation or a statute includes, unless otherwise indicated, rules and regulations passed or in force as at the date of this Agreement and any amendments to such rules or regulations from time to time, and any legislation or regulations substantially replacing the same.

2.
Grant of Rights and Product Development

2.1    License to Biomira.    Subject to the terms and conditions of this Agreement, Corixa hereby grants to Biomira: (a) a world-wide, royalty-bearing, non-exclusive license, with the right to sublicense solely in accordance with section 2.3, under the Licensed Patents and Know-How, to utilize Licensed Adjuvant in connection with the manufacture, sale, offer for sale, importation and use of any Product in the Field of Use for the Term; and (b) a worldwide, royalty-free, non-exclusive license, with the right to sublicense solely in accordance with section 2.3, under the Licensed Patents and Know-How to manufacture Licensed Adjuvant solely for use in the manufacture of Products for sale, offer for sale, importation and use in the Field of Use and solely on the terms and only in the circumstances described in sections 5.3 and 10.2(c) of the Supply Agreement.

2.2    Research Licenses.    Subject to the terms and conditions of this Agreement, Corixa hereby grants to Biomira a world-wide, royalty-free, non-exclusive license, with the right to sublicense solely in accordance with section 2.3, under the Licensed Patents and Know-How, to use and import Licensed Adjuvant solely to conduct research for, or in respect of, the development of Products for use in the Field of Use for the Term. For the avoidance of doubt, such license does not permit the manufacture or production by Biomira of Licensed Adjuvant other than as set forth in sections 5.3 or 10.2(c) of the Supply Agreement.

2.3    Sublicense Rights.

        (a)   Corixa hereby grants to Biomira the right to sublicense the rights granted herein: (i) solely to the extent that any such sublicense is a sublicense for developing, making, using, selling or offering to sell Product; or (ii) for purposes of having a Third Party manufacture or produce Licensed Adjuvant in the circumstances described in sections 5.3 and 10.2(c) of the Supply Agreement provided that Biomira provides Corixa with the key non-financial terms of any such sublicense agreement within thirty (30) days following its execution. Sublicensing of the rights granted herein in any other circumstances shall require the prior approval of Corixa, such approval not to be unreasonably withheld.

        (b)   For clarity, the use by Biomira or its sublicensees of a Fill and Finish Manufacturer solely for the combining of the Licensed Adjuvant and any Biomira Antigen to create any Product for testing or for sale shall not be considered a sublicense of Biomira's or its sublicensees' rights under this Agreement per se and is permitted under, and notwithstanding, this Agreement, and any Fill and Finish Manufacturer may combine the Licensed Adjuvant and any Biomira Antigen to create any Product but, subject to section 2.3(a)(ii) of this Agreement, does not have the right to manufacture Licensed Adjuvant.

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4

2.4    Recordal of Licenses.    Corixa shall give Biomira all reasonable assistance, at Biomira's cost, to record Biomira as a licensee under the Licensed Patents at each applicable patent office, including without limitation by executing such formal licenses as Biomira may reasonably request for such purpose, which licenses shall be subject to all the terms and conditions of this Agreement.

2.5    Diligence.    Biomira agrees to use its reasonable commercial efforts in conducting clinical studies, and to use its reasonable commercial efforts to obtain the appropriate regulatory approval for Products in those countries in the Territory where it is economically reasonable for Biomira to do so. Biomira shall use reasonable commercial efforts to have a commercial launch of a Product in the United States or in a country in a Major Market by the end of the calendar year 2011, provided, however, if such commercial launch has not occurred by the end of the calendar year 2011 [+], then Corixa shall determine, in its sole discretion, if Corixa desires to continue to supply Licensed Adjuvant to Biomira beyond December 31, 2011.

2.6    Cooperation.    Corixa shall cooperate with Biomira and provide reasonable assistance to make filings with applicable regulatory authorities to market, manufacture or sell Products. If providing such assistance requires travel by Corixa personnel, Biomira shall reimburse Corixa for reasonable travel expenses.

2.7    Progress Reports.    Biomira shall keep Corixa informed of the progress of its development of Products and registration filing efforts, and not less than annually shall, subject to Biomira's obligations of confidence or need to protect the patentability of its inventions, provide Corixa with a written report containing (i) a general summary of activities wherein activities relating to the obligations provided in section 2.5 can be determined and (ii) a general summary of planned activities for disease targets within the Field of Use.

2.8    Disclosure of Non-Commercialization.    Should Biomira, at any time during the course of the conduct of clinical trials of, or after receipt of regulatory approval to market, any given Product, decide for any reason not to proceed directly or indirectly with commercial marketing of such Product, Biomira agrees to disclose such fact to Corixa by way of a Right of Offer.

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5

3.
License Fee/Royalty

3.1    Certain Payments.    In consideration for the grant of the licenses hereunder Biomira shall pay Corixa:

        (a)    Milestone Payments.    Biomira agrees to pay Corixa the following milestone payments, to be made via wire transfer of immediately available funds, within [+] of achievement of each of the following milestones:

	MILESTONE	PAYMENT (U.S.$)
(i)	[+]	[+]
(ii)	[+]	[+]
(iii)	[+]	[+]
(iv)	[+]	[+]
(v)	[+]	[+]
(vi)	[+]	[+]
(vii)	[+]	[+]

For clarification and greater certainty, Biomira will only be obligated to pay each of the foregoing milestone payments once and not on a per Product basis.

        (b)    Royalties.    In addition to the amounts payable pursuant to section 3.1(a) above, Biomira shall, until the end of the applicable Royalty Term, but subject to section 3.1(c), pay Corixa a royalty on Net Sales of all Products as follows:

            (i)  with respect to Net Sales of all Products in North America, a royalty of [+]; and

           (ii)  with respect to Net Sales of all Products in the ROW, a royalty of [+].

In addition to the foregoing payments, if by [+], Biomira has not made the U.S. [+] milestone payment set forth in section 3.1(a)(ii) above, then on [+] and on each [+] thereafter during the existence of a Royalty Term, Biomira shall make a payment to Corixa equal to the difference between the aggregate earned royalties for the applicable calendar year payable by Biomira to Corixa under this section 3.1(b) and [+] provided, however, if such aggregate earned royalties exceed [+] then no payment shall be due for that year. In the event that Biomira does make the [+] milestone payment set forth in section 3.1(a)(ii) above before [+] then on [+] and on each [+] thereafter during the existence of a Royalty Term, Biomira shall make a payment to Corixa equal to the difference between the aggregate earned royalties for the applicable calendar year payable by Biomira to Corixa under this section 3.1(b) and [+] provided, however, if such aggregate earned royalties exceed [+] then no payment shall be due for that year.

        (c)    Reduction in Payments.    If a Product sold in a particular country or territory in the Territory is at the time of sale not covered by any of the Licensed Patents in such country, for example, due to Corixa's failure to apply for patents, or the expiration or invalidation of all relevant Licensed Patents in such country by final judicial or patent office action without possibility of appeal or reinstatement, then the applicable royalty rate stated in section 3.1(b) with respect to Net Sales of such Product sold in that country under those conditions shall be reduced by [+]. However, if such Product is later

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

6

covered by one or more Licensed Patents in such country or territory, the full royalty provided for in section 3.1(b) shall be due as provided therein for the period that such patent is a Licensed Patent covering such country. Further, where the manufacture, sale, offer for sale or importation of the Licensed Adjuvant in a Product infringes the proprietary rights of a third party, and Biomira or any sublicensee is required to pay any royalties or other amounts as a result of such infringement (the "Third Party Amounts"), the royalties payable under section 3.1(b) shall be reduced by [+] of the amount of the Third Party Amounts, provided that the royalties payable by Biomira to Corixa under section 3.1(b) of this Agreement shall not be reduced to less than [+] with respect to Net Sales of all Products in North America and [+] with respect to Net Sales of all Products in the ROW.

3.2    Timing of Payments.    The royalties provided for in section 3.1(b) shall be paid on a quarterly basis not more than [+] days after the end of each calendar quarter by wire transfer of immediately available funds. The annual license fee provided for in section 3.1(b) shall be paid on an annual basis not more than [+] days after the end of the applicable calendar year by wire transfer of immediately available funds.

3.3    Currency.    The remittance of all amounts payable to Corixa under this Agreement (including royalties for Net Sales of Products outside the United States) will be made by Biomira in United States dollars at the official rate of exchange (as quoted by Citibank NA and calculated as the close of the exchange rates at noon Pacific Time on the last business day of the applicable calendar quarter) of the currency in which the relevant Net Sales are made.

3.4    Foreign Country Remittance Restrictions.    If governmental law or regulations prevent remittances in United States dollars from a foreign country with respect to sales made in that country, the obligation of Biomira to pay royalties on sales in that country shall be suspended until such remittances are possible; provided, however, that Corixa shall have the right, upon giving written notice to Biomira, to receive the payment in respect of that country in local currency, provided further that such is permitted by local law and regulation, or in some other form of compensation as the parties may agree to.

3.5    Taxes.    Except as otherwise specifically provided for in this Agreement, all payments required to be made hereunder shall be made without any deduction for taxes or charges of any kind, except as may be required by law, in which event, prior to deduction and payment of such taxes or charges, Biomira shall provide Corixa with written documentation with respect thereto and if applicable, shall promptly deliver to Corixa proof of such payment. If Corixa disagrees with such deduction and payment, Biomira shall to the extent reasonable in the circumstances cooperate with Corixa in its efforts to resolve the issue and shall provide all applicable information in its possession that may assist in the resolution of the matter.

3.6    Audit Right.    Corixa, through an independent certified public accountant of international stature reasonably acceptable to Biomira, shall have the right (provided such accountant enters into a confidentiality agreement with Biomira) during regular business hours to inspect and audit, no more than once in any calendar year, the relevant books and records of Biomira during the life of this Agreement and for [+] thereafter, for the sole and express purpose of confirming the accuracy of Biomira's information relevant to the calculation and payment of royalties and milestone payments hereunder. The cost of such audit shall be the responsibility of Corixa unless such audit discloses deficiencies in payments to Corixa (i) that are attributable to Biomira and that are in excess of [+] in any given calendar year, or (ii) that are attributable to Biomira's collaborator Merck KGaA (or any substitute collaborator(s)) and that are in excess of [+] in any given calendar year, in which event Biomira shall bear the cost thereof; and further, Biomira shall make payment of any such deficiencies within [+] of the finding thereof. In the event of an error reflecting an overpayment to Corixa, such excess payment shall be paid to Biomira within [+] days of the finding thereof.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7

3.7    Late Charges.    Each party shall have the right to charge, and the other agrees to pay, interest on any outstanding overdue balance or payment at the lesser of (i) the rate of [+] over the prime rate for commercial customers as published monthly by Citi-Bank, N.A. for U.S. dollar loans or (ii) the maximum amount permitted by applicable law on delinquent balances or overdue payments, from the date due to the date paid in full.

3.8    Record Keeping and Time of Payment.    Biomira shall keep complete and accurate records of the Net Sales made by Biomira with respect to which royalties are payable pursuant to this Agreement and, where applicable, of the costs necessary to compute those royalties, for a period of [+] following the year in which the Net Sales were made, and shall require its sub-licensees hereunder to do likewise with respect to Net Sales made by them. [+] following the close of each calendar quarter of each calendar year in which such Net Sales are made, Biomira shall submit to Corixa a written report setting forth its total gross sales and its Net Sales of such Product(s) for the reporting period and calculations of the amount of royalty due and payable, and shall require its sub-licensees hereunder to do likewise with respect to relevant total gross sales and Net Sales made by them. Such reports shall be broken down on a country-by-country basis, and shall specify the exchange rates applied in calculating royalties paid.

4.
Representations, Warranties and Covenants

4.1    Representations and Warranties by Corixa.    Corixa makes the following representations and warranties:

        (a)   that it has the right, power and authority to enter into this Agreement and to grant the licenses granted hereunder;

        (b)   that, as of the Effective Date, to Corixa's knowledge, there are no safety or regulatory issues specifically associated with the Licensed Adjuvant that could reasonably be expected to pose a material obstacle to obtaining regulatory approval for a Product;

        (c)   that it is the owner of the Licensed Patents (and, in the case of applications is entitled to ownership of any patents resulting from such applications);

        (d)   at the Effective Date, to Corixa's knowledge, it is the legal and beneficial owner of all of the rights to the Licensed Adjuvant and is entitled to practice the processes utilized to manufacture the Licensed Adjuvant as well as to sell the Licensed Adjuvant and grant the rights with respect thereto in the manner provided for in this Agreement, all without infringing the rights of any third party.

4.2    Covenants of Corixa.    Corixa covenants that it will use reasonable efforts to make available to Biomira and its sublicensees under this Agreement all improvements, updates, revisions and modifications of MPL [+] that Corixa makes available generally to other purchasers of MPL [+].

4.3    Representations and Warranties By Biomira.    Biomira represents and warrants that it has the right, power and authority to enter into this Agreement.

4.4    Covenants of Biomira.    Biomira hereby covenants that:

        (a)   any finish packaging which Biomira may perform or have performed shall be in compliance with all applicable laws and regulations and shall not render Licensed Adjuvant adulterated or misbranded under sections 501 and/or 502 of the Act, or any corresponding laws and regulations where Biomira markets Product in the Territory; and

        (b)   Biomira shall provide to Corixa a summary of all data in Biomira's possession or which Biomira can reasonably obtain (in either case, which Biomira is legally entitled to provide to Corixa and other than data provided to Biomira by or on behalf of Corixa) that is specifically related to Licensed Adjuvant including, without limitation, data from clinical trials and data specifically related to Adjuvant Inventions. Such summary shall be provided annually on the anniversary of the Effective Date.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

8

        (c)   Notwithstanding any other provision of this Agreement, without the prior written consent of Corixa (such consent not to be unreasonably withheld), Biomira shall not sublicense or assign any of its rights obtained pursuant to this Agreement, nor shall it disclose any Corixa Confidential Information, to any direct competitor of Corixa's in the adjuvant business, provided that the foregoing restrictions shall not apply to any Affiliate of Biomira, a marketing partner of Biomira for a Product or a marketing partner of an Affiliate of Biomira for a Product, or any assignee that acquires all or substantially all of the business of Biomira which is the subject of this Agreement and the Supply Agreement.

5.
Indemnification; Insurance

5.1    Indemnification by Biomira.    Biomira shall indemnify and hold Corixa (and any affiliated corporation and their respective officers, directors, shareholders, employees, agents, insurers and their successors and assigns) (collectively, the "Corixa Indemnitees"), free and harmless from any and all claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, reasonable defense costs and attorney's fees), arising out of or that are the result of: (i) actions and proceedings brought by any regulatory authority against any of the Corixa Indemnitees concerning (a) in vivo animal or human clinical studies conducted by or on behalf of Biomira utilizing Licensed Adjuvant as a component or ingredient of, and/or dispensed or administered in conjunction with, any Product or (b) the alleged or actual unapproved or unauthorized introduction by Biomira or its sublicensees of Product or Licensed Adjuvant in interstate or intrastate commerce anywhere in the world, except to the extent attributable to any one or more of the Corixa Indemnitees; (ii) any claim, complaint, suit, proceeding or cause of action against any of the Corixa Indemnitees alleging physical injury, including death as a result of Biomira's or its employees' and agents' supply of Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (iii) loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a friend, spouse, relative or companion of an injured party against any of the Corixa Indemnitees due to such physical injury or death and arising out of the administration of Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (iv) any material omission of Biomira under this Agreement; (v) Biomira's material non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Corixa Indemnitees; (vi) any material failure of Biomira to perform, in whole or in part, any of its obligations hereunder, except to the extent attributable to any one or more of the Corixa Indemnitees; (vii) Biomira's manufacture or handling of the Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (viii) infringement by Biomira of a third party's rights to the Biomira Technology; or (ix) any material breach by Biomira of any of its representations, warranties or covenants under this Agreement.

5.2    [+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

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5.3    Procedure.    The indemnified party shall give prompt written notice to the indemnifying party of any suits, claims or demands by third parties or the indemnified party which may give rise to any loss for which indemnification may be required under this section 5; provided, however, that failure to give such notice shall not impair the obligation of the indemnifying party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying party to defend the applicable suit, claim or demand. The indemnifying party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline to assume control of any such suit, claim or demand, the party entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of the indemnifying party. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely impact the rights or interests of the other party without the prior written consent of the indemnified party, which shall not be unreasonably withheld. Each party shall cooperate with the other party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses.

5.4    Acknowledgement.    Biomira acknowledges and agrees that Corixa has no responsibility for and no control over in vivo, animal or human clinical studies conducted by Biomira utilizing Licensed Adjuvant as a component or ingredient of Product; any human clinical studies shall be under the sole control, management and responsibility of Biomira.

5.5    No Consequential Damages.    NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT WITH RESPECT TO SECTION 7 (CONFIDENTIALITY), IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION, LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

5.6    Disclaimer.    OTHER THAN AS SET FORTH IN THIS AGREEMENT AND THE SUPPLY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, KNOW-HOW, LICENSED PATENTS, INVENTIONS OR PROPRIETARY INFORMATION, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OTHER THAN AS CONTAINED HEREIN.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

10

5.7    Insurance.    The minimum amounts of insurance coverage required under this section 5.15 shall not be construed to create a limit of either party's liability with respect to its indemnification in section 5 or any other provision of this Agreement.

        (a)   Each party agrees that it will maintain, and shall, upon written request, provide evidence of same to the other party, the following insurance or self-insurance necessary to meet its liability obligations under this Agreement in amounts no less than that specified for each type:

            (i)  general liability insurance with combined limits of not less than [+] per claim and [+] aggregate for bodily injury including death and property damage;

           (ii)  product liability coverage, including death and bodily injury, for clinical trial participants, where relevant, with limits not less than [+] per claim and [+] aggregate; and

          (iii)  Workers' Compensation insurance in the amount required by the law of the state or country in which such party's employees are located.

        (b)   Insurance required by this section 5.5 shall be maintained during the performance of this Agreement and, if on a "claims made" basis, for four (4) years thereafter. There shall be a thirty (30) day notice of cancellation with respect to the insurance coverage required hereunder, and the provision that the other party shall be notified in the event of any cancellation, intention of insurer not to renew or any material change in the insurance contract or coverages afforded. Each party shall be solely responsible for the payment of any deductible or self-insured retention under any such policy.

6.
[+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

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6.4    Trademark License.    Subject to the terms and conditions of this Agreement, Corixa hereby grants to Biomira a worldwide, royalty-free, nontransferable, non-exclusive license, during the term hereof, to use and reproduce the "Powered by Corixa" trademark in the course of distributing, promoting and selling the Products solely for use within the Field of Use in the Territory, subject to Corixa's prior approval, not to be unreasonably withheld or delayed, of the general manner of each use, which license Biomira may sublicense to its sublicensees of the Licensed Patents and Know-How. Biomira shall mark with the "Powered by Corixa" trademark (i) where commercially feasible and subject to approval by the applicable regulatory authorities and Biomira's licensees, which shall be negotiated in good faith, every product vile or end-user container and (ii) every product insert. In addition to the foregoing, Corixa may develop a trademark for the Licensed Adjuvant and, in such event, the parties agree that Corixa shall license such trademark to Biomira (and Biomira shall have the right to sublicense such trademark license to its sublicensees of the Licensed Patents and Know-How) and Biomira and its sublicensees may use such trademark in such manner as Corixa may direct, acting reasonably.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

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7.
Confidentiality

7.1    Confidential Information.    During the term of this Agreement and for five (5) years thereafter, Corixa and Biomira shall not disclose to any Third Party(ies), and shall not use other than as authorized under this Agreement, any Confidential Information received from the other party under this Agreement without first obtaining the written consent of the disclosing party. As used herein, the term "Confidential Information" shall mean any and all information disclosed by Corixa to Biomira or Biomira to Corixa orally, or in writing, in human or machine readable form, which a reasonable person would deem to be confidential or which is otherwise marked as confidential. Corixa's Confidential Information shall include, without limitation, all data or other information so received by Biomira related to the Licensed Adjuvant, Adjuvant Inventions, Know-How and the Licensed Patents and Biomira's Confidential Information shall include, without limitation, all data or other information so received by Corixa related to the Biomira Antigens, the Biomira Technology or Products. To the extent it is necessary or reasonably desirable to disclose Confidential Information to a Third Party, the party required or intending to make such disclosure shall first inform the other party of the circumstances of the disclosure of Confidential Information and, if such other party agrees in advance in writing, such agreement not to be unreasonably withheld or delayed, may disclose same; provided, however, that the party making such disclosure shall inform the relevant Third Party to whom such Confidential Information is to be disclosed of its confidential nature and obtain a written commitment of confidential treatment from such Third Party on terms substantially similar to those contained in this Section 7.

7.2    Unauthorized Disclosure.    The receiving party shall take reasonable precautions (equivalent to the measures that it takes to protect its own information of like importance) to prevent the unauthorized or accidental disclosure of Confidential Information of the disclosing party. The receiving party shall be responsible for the actions or inactions of its employees, agents and representatives in the event of a breach of the foregoing obligations.

7.3    Exceptions.    The obligations of confidentiality set forth in section 7.1 of this Agreement shall not apply to any information to the extent that such information:

  (a)
  is at the time of disclosure or becomes subsequent thereto, through no fault or wrongful act of the receiving party, generally available to the public; or

  (b)
  at the time of disclosure by the disclosing party is known to the receiving party, as can be demonstrated by written records; or

  (c)
  is disclosed to the receiving party by another person not in violation of the rights of the disclosing party; or

  (d)
  is disclosed by the disclosing party to a Third Party free of any obligation of confidentiality; or

  (e)
  such Confidential Information is required to be disclosed by law; provided, however, in such event, the party required to make such disclosure shall inform the disclosing party of such requirement prior to disclosure and reasonably assist the disclosing party (at the disclosing party's expense) in taking whatever reasonable steps are available to maintain the confidentiality of such information; or

  (f)
  to the extent the receiving party needs to disclose such information to a relevant regulatory authority in order to support its legitimate business interests it may do so, provided that, in such event, the receiving party shall inform the disclosing party of such requirement prior to disclosure and reasonably assist the disclosing party (at the disclosing party's expense) in taking whatever reasonable steps are available to maintain the confidentiality of such information; or

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

13

  (g)
  Biomira may disclose Know-How, but only to the extent that it is necessary to disclose such Know-How, and only in the event that such disclosure is to its permitted sublicensees hereunder, to any Fill and Finish Manufacturer or to any Third Party of the type referred to in sections 5.3 and 10.2(c) of the Supply Agreement; or

  (h)
  is submitted to governmental agencies as necessary to facilitate the issuance of marketing or other approvals required by Biomira and/or its sublicensees in connection with its products.

8.
Term/Termination/Bankruptcy

8.1    Term.    This Agreement shall be effective as of the Effective Date and shall continue in force and effect until terminated as provided in this section 8 (the "Term").

8.2    Termination

        (a)   Notwithstanding section 8.1, either party may, in addition to all other legal and equitable rights and remedies available to it, terminate this Agreement effective immediately in the event a "default" by the other party as defined below has occurred and continues for more than [+] after written notice of the defaulting activity has been given to the party in default. The term "default" shall mean any of the following events:

            (i)  failure by a party to comply with or perform any material provision of this Agreement including, without limitation, payment of amounts due hereunder;

           (ii)  a party becomes insolvent, is unable to pay its debts as they mature, is the subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in, or its property is subject to a suit for the appointment of a receiver, or is dissolved or liquidated;

          (iii)  any material representation or warranty made by the party in this Agreement is breached or is false or misleading in any material respect.

        (b)   Biomira shall have the right to terminate this Agreement at any time on or after the first anniversary of the Effective Date for any reason by providing at least ninety (90) days prior written notice to Corixa.

8.3    Assistance on Termination.    In circumstances where any of the events set forth in section 8.2(a) become applicable with respect to Corixa or in the event of Corixa's inability or failure to supply any requested Licensed Adjuvant within the time periods specified in the Supply Agreement, Corixa shall immediately notify Biomira in writing with respect thereto and, at Biomira's request, comply with the provisions of section 5.3 of the Supply Agreement.

8.4    Remedies Cumulative.    Termination or expiration of this Agreement, in whole or in part, shall be without prejudice to the right of any party to receive all payments accrued and unpaid at the effective date of such expiration or termination, without prejudice to any remedy, at law or in equity, of either party in respect to any breach of any of the representations or warranties herein contained and without prejudice to any rights to indemnification set forth herein and to any other provisions hereof which expressly or necessarily call for performance after such expiration or termination.

8.5    U.S. Bankruptcy Code.    The rights and licenses granted by Corixa under this Agreement are and shall otherwise be deemed to be for purposes of applicable bankruptcy law (including section 365(n) of the United States Bankruptcy Code), licenses of rights to "intellectual property" (including as such term is defined under section 101(35A) of the United States Bankruptcy Code). The parties agree that, subject to any determination otherwise by a court of competent jurisdiction, Biomira, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

14

under such applicable bankruptcy law, including but not limited to Biomira's rights to continue to exercise all rights licensed under this Agreement.

8.6    Survival.    Upon the termination or expiration of this Agreement for any reason, nothing herein shall be construed to release either party from any obligations that matured prior to the effective date of such termination and sections 1, 3.1(b) (to the extent earned due to sales of Product pursuant to section 10.5 of the Supply Agreement), 5, 7, 8.3, 8.4, 8.5, 8.6 and 9 of this Agreement shall survive any such termination.

9.
Miscellaneous

9.1    Public Announcements.    Corixa and Biomira shall have the right to make public announcements of the fact of this Agreement and the general nature of the undertakings hereunder, provided that no disclosure of Confidential Information is contained in such disclosure. Except as required at law or by any applicable regulatory authority, a copy of such announcement shall be provided to the other party not [+] in advance of the intended announcement date to permit review and written approval by the other party which shall not be unreasonably withheld. Notwithstanding the foregoing, Corixa shall have the right at its sole discretion to make announcements regarding Licensed Adjuvant that do not mention any Product or this Agreement or Biomira or Biomira's sublicensees, and Biomira shall have the right at its sole discretion to make announcements regarding Products that do not mention Licensed Adjuvant or this Agreement or Corixa.

9.2    Amendment and Waiver.    No terms or provisions of this Agreement shall be varied, modified or waived by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement or waive any breach hereof by written instruments specifically referring to and executed in the same manner as this Agreement. In the event of an actual conflict between any terms of this Agreement and the Supply Agreement, the terms of this Agreement shall prevail. The waiver by either party of a breach or failure to perform hereunder shall not constitute a waiver of any future breach or failure to perform. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights.

9.3    Binding Effect; Assignability.    This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of Corixa and Biomira by reorganization, merger, consolidation or otherwise, and any assignee that has acquired all or substantially all of the business and properties of either. Corixa and Biomira shall not otherwise assign their rights and obligations hereunder unless having obtained the prior written consent of the other party hereto, which consent will not be unreasonably withheld or delayed, and no consent shall be required in the case of a transfer by Biomira to an Affiliate of Biomira or to a sublicensee of Biomira.

9.4    Force Majeure.    If either party hereto is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, production or manufacturing problems, and/or any other cause or casualty beyond its control, whether similar to the foregoing matters or not, then upon written notice to the other party the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided, however, that the party prevented from complying shall make all reasonable efforts to remove such disability and shall not be entitled to rely on this force majeure provision for more than ninety (90) days in any twelve (12) consecutive month period.

9.5    Sole Agreement.    Other than the Supply Agreement, this Agreement and the appendices hereto, which appendices are hereby specifically incorporated into this Agreement by reference, constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous agreements and understandings of the parties.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

15

9.6    Independent Contractors

        (a)   This Agreement shall not constitute or give rise to an agency, partnership or joint venture between the parties and each party's performance hereunder is that of a separate, independent entity.

        (b)   Nothing in this Agreement shall be deemed to be the grant by either party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Agreement.

9.7    Dispute Resolution/Governing Law

        (a)   Any dispute between the parties hereto regarding application, interpretation, or enforcement of this Agreement, shall initially be referred to the heads of the business units of Biomira and Corixa charged with the implementation hereof, and then to the respective Chief Executive Officers of the parties. The parties agree to attempt to resolve any such dispute in good faith through the business unit heads or Chief Executive Officers as applicable. Any dispute which cannot be resolved within thirty (30) days after referral to the respective Chief Executive Officers of the parties shall be finally settled by arbitration in the English language under the Rules of Conciliation and Arbitration, but not necessarily the auspices, of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with the Rules. If the parties are unable to reach an agreement regarding an arbitrator(s), the arbitration shall be conducted under the rules and auspices of the ICC. Any arbitration under this section shall be conducted at a mutually agreeable time and place within the City of Chicago, State of Illinois, or at such other place as may be mutually agreed to. The costs of arbitration shall be shared equally by the parties.

        (b)   The laws of the State of Delaware shall govern the validity and interpretation of this Agreement regardless of its or any other jurisdiction's conflicts of law provisions.

9.8    Survival of Provisions.    To the extent that any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Notwithstanding the termination of this Agreement, all rights and obligations accruing to either party prior to such termination, including but not limited to confidentiality, shall continue and be enforceable.

9.9    Notice.    Any notices required or permitted to be given hereunder shall be in writing and shall be delivered in person or by Federal Express or sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth below. The parties may change the address at which notice is to be given by giving notice to the other party as herein provided. All notices shall be deemed given on the date delivered, if delivered in person, or on the delivery date indicated on the duly completed postal receipt, if sent by certified mail.

When to Corixa:

  Corixa Corporation
  Suite 200, 1124 Columbia Street
  Seattle, Washington 98104
  U.S.A.
  Attention: Chief Executive Officer
  Facsimile: (206) 754-5994

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

16

When to Biomira:

  Biomira International Inc.
  2nd Floor, Musson Building
  Hincks Street
  Bridgetown, Barbados
  West Indies
  Attention: The Secretary
  Facsimile: (246) 429-2677

Copy to:

  Biomira Inc.
  2011 – 94 Street
  Edmonton, Alberta T6N 1H1
  Canada
  Attention: President
  Facsimile: (780) 450-4772

9.10    No Other Rights.    Nothing in this Agreement shall be deemed or implied to be the grant by either party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Agreement.

9.11    Counterparts.    This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officer as of the Effective Date.

BIOMIRA INTERNATIONAL INC.		CORIXA CORPORATION
By:	/s/ T. ALEXANDER MCPHERSON	By:	/s/ STEVEN GILLIS Steven Gillis, Ph.D. Chairman and Chief Executive Officer

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APPENDIX A

[+]

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APPENDIX B

[+]

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APPENDIX C

LICENSED PATENTS

Case Number	Country	Application Number 1. Filing Date	Patent Number Issue Date	Status
[+]

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Exhibit 10.20

         ADJUVANT SUPPLY AGREEMENT

BY AND BETWEEN

BIOMIRA INTERNATIONAL INC.

AND

CORIXA CORPORATION

DATED AS OF

OCTOBER 20, 2004

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ADJUVANT SUPPLY AGREEMENT

        THIS ADJUVANT SUPPLY AGREEMENT (this "Agreement") is entered into as of October 20, 2004 (the "Effective Date"), between BIOMIRA INTERNATIONAL INC. ("Biomira"), a corporation organized under the laws of Barbados with an office located at Bridgetown Barbados and CORIXA CORPORATION ("Corixa"), a corporation organized under the laws of the State of Delaware, USA, with offices at 1124 Columbia Street, Suite 200, Seattle, Washington 98104. All capitalized terms not otherwise defined herein shall have the meaning given to them in the License Agreement, if any.

RECITALS

        WHEREAS, Corixa and Biomira have entered into that certain Adjuvant License Agreement of even date herewith (the "License Agreement") providing for the license of the MPL adjuvant to develop and market Products; and

        WHEREAS, Corixa and Biomira desire that Corixa supply Biomira with the MPL adjuvant pursuant to the terms and conditions provided in this Agreement, which include the provision of MPL adjuvant;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

1.     Definitions.

        1.1   "Adverse Event" shall mean any undesirable event or reaction reported to, or known by, either party regarding the Product or the Licensed Adjuvant, actually or potentially associated with the use thereof in humans.

        1.2   "Audit" shall have the meaning given to it in Section 5.4 of this Agreement.

        1.3   "cGMP" shall mean current good manufacturing practices as defined in the rules and regulations of the Regulatory Authorities including, without limitation, the FDA rules and regulations, 21 CFR Part 211 for finished pharmaceuticals, manufactured in the USA, the FDA's "Guidance for Industry, Q7A Good Manufacturing Practice, Guidance for Active Pharmaceutical Ingredients" and IPEC's Guidance for Bulk Excipients.

        1.4   "Confidential Information" shall have the meaning given to it in Section 9.1 of this Agreement.

        1.5   "Contract Manufacturer" shall have the meaning given to it in Section 5.1 of this Agreement.

        1.6   "CPI" shall mean the United States Consumer Price Index for All Urban Consumers.

        1.7   "Fill and Finish Manufacturer" shall have the meaning given to it in Section 5.2 of this Agreement.

        1.8   "Firm Forecast" shall have the meaning given to it in Section 2.1 of this Agreement.

        1.9   "Forecast Date" shall have the meaning given to it in Section 2.1 of this Agreement.

        1.10 "IND" means an investigational new drug application filed with the FDA, as defined in the Act and the regulations promulgated thereunder, and any corresponding foreign or domestic authorization, application, registration or certification, necessary or reasonably useful to commence human clinical testing of any Product.

        1.11 "Licensed Adjuvant" means Corixa's proprietary adjuvant designated as MPL [+] as described in Appendix 1, together with all improvements, updates, revisions and modifications thereto that Corixa has the right to make available to Biomira, and which are accepted in writing by Biomira.

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        1.12 "Manufacturing and Supply" means the commercial manufacture, processing, packing, holding, testing, release and supply to Biomira or its designee of Licensed Adjuvant in accord with the terms and conditions set forth in this Agreement.

        1.13 "Quality Agreement" means the quality agreement attached hereto as Appendix 2 which details the specific understandings of Corixa and Biomira related to product quality and which quality agreement is incorporated by reference as a part of this Agreement (though this Agreement shall govern to the extent of any conflict), as such quality agreement may be amended from time to time by agreement of Corixa and Biomira in writing.

        1.14 "Recall" shall mean a recall, market withdrawal or correction of Licensed Adjuvant or Product.

        1.15 "Serious Adverse Event" means any undesirable event or reaction reported to or known by the parties regarding the Licensed Adjuvant or the Product that is determined to be potentially associated with the use of the Licensed Adjuvant or the Product in humans, at any dose, that:

  •
  results in death,

  •
  is life-threatening,

  •
  requires inpatient hospitalization or prolongation of existing hospitalization,

  •
  results in significant or persistent disability/incapacity,

  •
  is a congenital anomaly/birth defect, or

  •
  is medically significant (e.g., the Adverse Event does not meet any of the above serious criteria but based on appropriate medical judgment, may have jeopardized the patient or required medical or surgical intervention to prevent one of the serious outcomes listed above).

        1.16 "Specifications" shall mean those specifications for Licensed Adjuvant attached as an appendix to the Quality Agreement, as such specifications may be amended from time to time by agreement in writing of Corixa and Biomira;

        1.17 "Term" shall have the meaning given to it in Section 10.1 of this Agreement.

2.     Supply of Licensed Adjuvant.

        2.1    Firm Forecast.    Subject to the terms and conditions of this Agreement including, without limitation, those of Section 6, Corixa agrees to supply Biomira, and Biomira agrees to purchase from Corixa, Biomira's requirements for Licensed Adjuvant for use in any and all preclinical and clinical research and trials for, and for the manufacture of, Products during the Term of this Agreement. On or before [+] Biomira shall provide Corixa with a forecast (each forecast provided pursuant to this Section 2.1 shall be referred to herein as a "Firm Forecast"), substantially in the form attached hereto as Appendix 3, of Biomira's requirements of Licensed Adjuvant in each of the four calendar quarters during the twelve-month period commencing on [+] and ending on [+]. On or before [+] (the "Forecast Date"), Biomira shall provide Corixa with a Firm Forecast, substantially in the form attached hereto as Appendix 3, of Biomira's requirements for quantities of Licensed Adjuvant in each of the four calendar quarters during the period beginning where the prior Firm Forecast left-off and ending on [+]. On each anniversary of the Forecast Date thereafter during the Term, Biomira shall deliver to Corixa additional Firm Forecasts of its requirements of Licensed Adjuvant in each of the four calendar quarters during the period beginning where the prior Firm Forecast left-off and ending on [+] the following year. For the avoidance of doubt, Biomira may forecast in any Firm Forecast that it will not require any Licensed Adjuvant in any given quarter(s).

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        2.2    Certain Purchase Obligations.    Subject to section 4.1 of this Agreement, the amount of Licensed Adjuvant forecast in each Firm Forecast automatically shall be Biomira's firm and binding purchase order therefore and Biomira shall be obligated to purchase, and Corixa shall be obligated to sell and deliver, the amount specified therein in accordance with this Agreement. If, at any time, Biomira reasonably believes that the amount of Licensed Adjuvant it will require pursuant to a future Firm Forecast will increase to more than [+] or decrease to less than [+] of the total amount specified in the previous Firm Forecast, Biomira shall inform Corixa in writing immediately and provide Corixa with an estimate of such anticipated future requirements. Such estimates of anticipated future requirements shall be non-binding and intended to aid Corixa in planning. In addition, the parties shall meet (in person or telephonically) once per calendar year in order to discuss Biomira's long term projections of its needs for Licensed Adjuvant, and such discussions and projections shall be non-binding and intended to aid the parties in planning. Biomira shall order Licensed Adjuvant in [+] increments, and Corixa shall deliver Licensed Adjuvant in [+] vials. The foregoing vial configuration may be adjusted by mutual agreement of the parties.

        2.3    Ordering Additional Amounts/Acceleration of Delivery.    In the event that Biomira requires an amount of Licensed Adjuvant in excess of the amount ordered pursuant to the foregoing sections of this Agreement Corixa shall use commercially reasonable efforts to deliver such excess amount, and in such event Corixa shall have a reasonably extended period within which to deliver such excess amount. Biomira shall indicate to Corixa whether Biomira intends such excess amount(s) to be in addition to the amounts already set forth in the applicable Firm Forecast or to be a partial or full acceleration of the total amount of Licensed Adjuvant deliverable by Corixa to Biomira under such Firm Forecast. Corixa shall confirm to Biomira whether and when it anticipates being able to accommodate any such requests by Biomira.

3.     Payments.

        3.1    Certain Payments.    The price for Licensed Adjuvant shall be [+] US dollars per [+] subject to change based upon the mutual agreement in writing of the parties. The parties acknowledge and agree that the amounts payable under the License Agreement are material to the business agreement between the parties reflected in this Agreement and that Corixa would not agree to the prices described herein but for such additional amounts as are payable under the License Agreement.

        3.2    Additional Work.    All Licensed Adjuvant sold by Corixa to Biomira shall meet the Specifications; provided, however, that if Biomira requests Licensed Adjuvant in an alternative physical form, vehicle or carrier, or requests changes to the Specifications, the parties recognize and agree that it may be necessary to amend the price and forecasting and ordering procedures specified herein. The parties agree that any additional work needed to be performed by Corixa in assessing and responding to any such request shall be provided at the rate of [+] per year, per full time equivalent ([+] per year per FTE), plus necessary materials cost, subject to a [+] mark-up (subject to changes required by a regulatory agency which may result in an additional mark-up where, and to the extent, necessary), pro rated according to the time spent in assessing and responding to such requests. Any such additional work shall only be performed in Corixa's sole discretion (except if the request by Biomira is in response to a requirement of a Regulatory Authority, in which case, Corixa shall perform such work) and pursuant to written work statements that have been signed in advance of the commencement of such work by authorized representatives of both parties, provided that Corixa shall use its reasonable endeavors to minimize the number of persons involved in performing such work and the time spent by them in performing it, and provided further that Corixa shall perform no such work without first providing Biomira with an estimate of the resultant cost to be paid by Biomira pursuant to this Section 3.2 (which Corixa shall use

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its reasonable endeavours to ensure is accurate) and without first receiving Biomira's express written agreement to Corixa performing it. Notwithstanding the foregoing, if such additional work is performed in response to a requirement of a Regulatory Authority and other Corixa licensees of MPL [+] are benefiting from such work, then Corixa shall use its reasonable efforts to apportion such expenses among such licensees on a reasonable basis.

        3.3    Price Increases and Capital Expenditures.    Twelve (12) months following the Effective Date and every twelve (12) months thereafter, Corixa shall have the right to increase its prices in an amount not to exceed the increase in the CPI for the immediately preceding twelve (12) month period over the previous index value for the previous twelve (12) months. Similarly, the price per gram of Licensed Adjuvant specified in Section 3.1 of this Agreement shall be decreased by the amount of any decrease in the CPI during the applicable period. In the event that Corixa has to make one-time capital equipment or plant expenditures in connection with its manufacture of Licensed Adjuvant, Biomira and Corixa shall in good faith negotiate the terms and conditions (which shall be commercially reasonable for both Corixa and Biomira in light of the then existing circumstances) pursuant to which Biomira shall contribute (which contribution shall be on an equitable basis vis-à-vis Corixa's other purchasers of Licensed Adjuvant) to such capital expenditures.

        3.4    Payment Due Dates.    All payments for Licensed Adjuvant supplied by Corixa to Biomira hereunder are due and payable upon the earlier of: (i) [+] days after Biomira completes quality control testing of such Licensed Adjuvant, or (ii) [+] days from receipt of such Licensed Adjuvant (and all required certificates of analysis, and other documentation specified in this Agreement (including the Quality Agreement) relating to the shipment in question) by Biomira.

        3.5    Late Charges.    Each party shall have the right to charge, and the other agrees to pay, interest at the lesser of (i) the rate of [+] over prime per annum, or part thereof, or (ii) the maximum amount permitted by applicable law on delinquent balances or any payments required to be paid hereunder.

        3.6    Taxes.    The prices quoted in this Agreement are exclusive of any applicable taxes or other governmental or Third Party fees, which (other than income taxes of Corixa) shall be paid by Biomira.

4.     Delivery.

        4.1    Delivery Terms.    Subject to the provisions of this Agreement, delivery of Licensed Adjuvant ordered hereunder shall be FOB (Incoterms 2000), Corixa's facility, Hamilton, Montana, USA, or at such other location as Corixa and Biomira may agree upon in writing, acting reasonably. In the absence of express, written and timely carrier and/or delivery instructions from Biomira, Corixa shall follow the arrangements set forth on Appendix 4 to this Agreement. Biomira shall pay the carrier and any other delivery related expenses, all as specified under FOB (Incoterms 2000). Subject to section 2.3 and the next following provisions of this section 4.1, Corixa shall deliver Licensed Adjuvant on a quarterly basis to Biomira in the quantities and on the dates set forth in the applicable Firm Forecast. At Biomira's option, Biomira may on or before the first day of each calendar quarter during a Firm Forecast vary the delivery date(s) for Licensed Adjuvant previously specified for such calendar quarter in the applicable Firm Forecast by submitting a revised written purchase order to Corixa that sets forth the revised amount and date on which Biomira wishes to receive the Licensed Adjuvant it has ordered pursuant to the applicable Firm Forecast, provided that such revised purchase order does not vary the aggregate quantity of Licensed Adjuvant ordered for such quarter and is received by Corixa at least [+] in advance of Biomira's desired delivery date.

        4.2    Title and Risk of Loss.    Title to and risk of loss for Licensed Adjuvant shall pass from Corixa to Biomira upon delivery to the carrier in accordance with the first sentence set forth above.

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        4.3    Certificate of Analysis and Quality Control Samples.    Corixa shall provide with each delivery of Licensed Adjuvant a certificate of analysis for each lot of Licensed Adjuvant delivered hereunder in substantially the form attached to the Quality Agreement. Upon Biomira's request, subject to availability, Corixa shall deliver in accordance with Section 4.1, for Biomira's use in performing quality control analysis, a sample of MPL [+]. The price for the foregoing samples shall be the same per milligram price as charged for Licensed Adjuvant delivered hereunder, which shall be invoiced by Corixa upon delivery.

        4.4    Failure To Meet Specifications.    The Licensed Adjuvant supplied by Corixa or its designee hereunder shall conform, at the time of delivery to Biomira, with all the Specifications. Biomira may test any Licensed Adjuvant delivered hereunder to determine conformance of such Licensed Adjuvant with the applicable Specifications. If Corixa has qualified as a supplier in accordance with Biomira's vendor qualification program, then Biomira shall have [+] days after receipt of delivery of License Adjuvant to test such Licensed Adjuvant and to notify Corixa if Biomira believes that any such adjuvant does not meet Specifications. If Corixa has not qualified as a supplier in accordance with Biomira's vendor qualification program then the foregoing [+] day period shall be extended by an additional [+] days. Any such notification of nonconformance shall be in writing and shall include the test results supporting Biomira's determination. If Biomira has not notified Corixa during such [+] day period, Biomira will be deemed to have accepted such Licensed Adjuvant. Corixa shall use best efforts to replace any nonconforming Licensed Adjuvant with Licensed Adjuvant that meets all the Specifications within [+] days of the date of determination that Corixa delivered nonconforming Licensed Adjuvant to Biomira. In the event that Corixa does not replace such nonconforming Licensed Adjuvant within the aforementioned ninety (90) day period, then (i) at Biomira's option, Corixa shall either refund or extend a credit to Biomira for the amounts paid by Biomira for such Licensed Adjuvant by wire transfer of immediately available funds or replace such nonconforming Licensed Adjuvant as soon as reasonably practicable and (ii) Corixa agrees that this is a breach of this Agreement and Corixa shall reimburse Biomira's reasonable and documented direct damages (e.g., cost of shipping, cost of freight insurance and the like) directly associated with such inability to supply. Biomira shall have the right to return or, at Corixa's option, to destroy, all Licensed Adjuvant delivered by Corixa that does not meet the Specifications. Corixa shall bear all shipping costs or costs of destroying Licensed Adjuvant pursuant to this Section 4.4. Biomira shall not be obligated to pay for Licensed Adjuvant that is returned or destroyed in accordance with this Section 4.4. In the event that Biomira has paid for Licensed Adjuvant that is subsequently returned or destroyed in accordance with this Section 4.4, Corixa shall refund, or extend a credit to, Biomira for the amounts paid by Biomira for such Licensed Adjuvant by wire transfer of immediately available funds. Corixa reserves the right to refuse to ship any Licensed Adjuvant that fails to meet Specifications. If Corixa disagrees with Biomira's determination of nonconformity of any Licensed Adjuvant, an independent laboratory, mutually agreed upon in writing by the parties, shall analyze samples of the alleged nonconforming Licensed Adjuvant to determine, as quickly as reasonably practicable, compliance or non-compliance with the Specifications. Biomira and Corixa shall be bound by the laboratory analysis of such Licensed Adjuvant. The cost incurred in connection with retaining the independent laboratory shall be borne by Biomira if the Licensed Adjuvant in question is found to conform to the Specifications and by Corixa if it is found to not conform to the Specifications. EXCEPT AS OTHERWISE SET FORTH IN SECTION 5.3, THE RELIEF PROVIDED BY THIS SECTION SHALL BE THE SOLE AND COMPLETE REMEDY AVAILABLE TO BIOMIRA WITH RESPECT TO SUCH NONCONFORMING LICENSED ADJUVANT. BIOMIRA SHALL NOT HAVE A RIGHT OR CAUSE OF ACTION AGAINST CORIXA FOR ANCILLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES.

        4.5    Import Fees and Packaging.    Biomira shall be responsible for obtaining all necessary import and/or export licenses or permits and for the payment of all import and/or export fees, taxes or duties,

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etc., in connection with the purchase and/or delivery of Licensed Adjuvant to Biomira hereunder. Biomira shall be responsible for finish packaging of Licensed Adjuvant and Product at its expense, including without limitation, all packaging and labeling for commercial sales of Product.

        4.6    Biomira Defective Product.    For the avoidance of doubt, in the event that any Product is unsalable and/or if sold, is returned to Biomira due to such Product being defective or the result of the faulty or negligent manufacture by Biomira or its manufacturing partner or sublicensee, storage, packaging, labeling and/or delivery by Biomira, and not due to any fault or negligence of Corixa, Biomira shall still be obligated to make payment to Corixa for the price for the Licensed Adjuvant comprised in such Product.

5.     Supply.

        5.1    Contract Manufacturer.    Biomira and Corixa agree that Corixa shall have the right in connection with Corixa's supply obligations hereunder to contract with one or more third parties (the "Contract Manufacturer(s)") for the manufacture and supply of the Licensed Adjuvant thereby in place of Corixa to Biomira; provided, however, that Corixa shall cause each Contract Manufacturer to comply with the material terms and conditions, and use reasonable commercial efforts to cause each Contract Manufacturer to comply with all other terms and conditions, set forth in this Agreement with respect to the manufacture and supply of Licensed Adjuvant to Biomira. Corixa shall provide advance notice to Biomira, in accordance with the change control procedures set forth in the Quality Agreement, if Corixa intends to utilize such a Contract Manufacturer.

        5.2    Fill and Finish Manufacturer.    For further clarity, the use by Biomira or its sublicensees of a Third Party ("Fill and Finish Manufacturer") solely for the combining of the Licensed Adjuvant and any Biomira Antigen to create any Product for testing or for sale shall not be considered a sublicense of Biomira's or its sublicensee's rights under the License Agreement per se and is permitted under, and notwithstanding, this Agreement and the License Agreement, and any Fill and Finish Manufacturer may combine the Licensed Adjuvant and any Biomira Antigen to create any Product but does not have the right to manufacture Licensed Adjuvant, unless such Fill and Finish Manufacturer is manufacturing Licensed Adjuvant pursuant to Section 5.3 below or Section 10.2(c) below.

        5.3    Inability to Supply.    In the event of Corixa's or a Contract Manufacturer's inability or failure to supply all of Biomira's requirements for Licensed Adjuvant in any given quarter specified in a Firm Forecast for a period of ninety (90) days beyond the end of the applicable quarter or other applicable delivery date, where relevant, other than as a result of force majeure as described in Section 12.4, Corixa hereby grants to Biomira a non-exclusive, non-assignable, royalty-free right and license to make, or have made, Licensed Adjuvant solely for use in the manufacture of Product for use in the Fields of Use. If such event occurs, Corixa shall transfer all relevant information and documentation to Biomira, including manuals and standard operating procedures. All information provided by Corixa pursuant to this Section 5 shall be Confidential Information and subject to the terms of Section 9 (but, in the event that Biomira uses a Third Party to manufacture Licensed Adjuvant, Corixa shall not unreasonably withhold or delay its consent to Biomira disclosing the same to such Third Party, subject to appropriate obligations of confidence). Biomira shall use its reasonable efforts to enter into any such manufacturing agreement on customary commercial terms that will allow for termination upon Corixa's ability and preparedness to again supply Licensed Adjuvant. Such right and license shall not be revoked until such time as Corixa has demonstrated to the satisfaction of Biomira, acting reasonably, that Corixa is once again willing and in a position to meet its supply obligations under this Agreement and until Biomira no longer requires such right or license to honor its obligations to any such Third Party, which Biomira shall use its reasonable endeavors to bring to an end as quickly as reasonably practicable after Corixa has demonstrated to the satisfaction of Biomira, acting reasonably, that Corixa is again so willing and able to supply Licensed Adjuvant to Biomira in accordance with the terms of this Agreement. Corixa shall cooperate fully with Biomira in order to enable Biomira or its designee or licensees to, as

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expeditiously as possible, continue the Manufacturing and Supply and such cooperation shall include, without limiting the generality of the foregoing, the provision of records, technical assistance and such other assistance, as is reasonably required to ensure a smooth and seamless transition of the Manufacturing and Supply. In addition to the foregoing, in the event of Corixa's or a Contract Manufacturer's inability or failure to supply all of Biomira's requirements for Licensed Adjuvant in any given quarter specified in a Firm Forecast for a period of one hundred and eighty (180) days beyond the end of the applicable quarter or other applicable delivery date, where relevant, other than as a result of force majeure as described in Section 12.4, Corixa hereby agrees that this constitutes a failure to comply with or perform a material provision of this Agreement. EXCEPT AS OTHERWISE SET FORTH IN SECTION 10.2(A)(I) OF THIS AGREEMENT, THE RELIEF PROVIDED BY THIS SECTION SHALL BE THE SOLE AND COMPLETE REMEDY AVAILABLE TO BIOMIRA WITH RESPECT TO INABILITY TO SUPPLY LICENSED ADJUVANT. BIOMIRA SHALL NOT HAVE A RIGHT OR CAUSE OF ACTION AGAINST CORIXA FOR ANCILLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES.

        5.4    Access to Facilities.    Biomira shall have the right once per year (except to the extent more frequently required in order to comply with any applicable specific legal or regulatory requirement), upon thirty (30) days' prior written notice to Corixa, on dates reasonably acceptable to both parties, to conduct during normal business hours a quality assurance audit and inspection of Corixa's production facilities relating to the manufacture of Licensed Adjuvant (collectively an "Audit"). The form, participants and procedures of all such Audits shall be subject to Corixa's reasonable approval, and shall include all participants being subject to appropriate confidentiality agreements. Biomira's representatives will follow such security and facility access procedures as are reasonably designated by Corixa. During all such Audits, Biomira shall use good faith efforts to avoid disrupting Corixa's operations. In addition, the parties acknowledge that Audits may involve the transfer of Confidential Information, and any such Confidential Information shall be subject to the terms of this Agreement. The results of such Audits shall be considered Corixa's Confidential Information and shall not be disclosed to third persons, including but not limited to any regulatory authority unless required by law and upon prior written notice to Corixa. If Biomira utilizes auditors that are not employees of Biomira, each of such auditors shall execute a non-disclosure agreement with Corixa or Biomira with confidentiality terms at least as stringent as those set forth herein. The duration of any Audit shall not exceed four (4) days and shall be performed by no more than four (4) auditors. In addition to the foregoing, in the event of an FDA "warning letter" or any other regulatory action relating to the manufacture or supply of Licensed Adjuvant that causes Corixa and Biomira to reasonably conclude that the Licensed Adjuvant may not be manufactured and stored in accordance cGMP or may not comply with the Specifications, then Biomira may conduct additional "for cause" audits that comply with the terms of this Section 5.4, provided that the thirty (30) day notice period may be shortened. If applicable, the references to Biomira in this Section 5.4 shall include Biomira's sublicensees of the Licensed Adjuvant pursuant to the terms and conditions of the License Agreement. Corixa shall permit the regulatory authorities and their agents and representatives access to all information, documentation and data relating to the Manufacturing and Supply, with the right to formally audit Corixa's facilities and information, documentation and data as requested by such regulatory authorities.

        5.5    Recall.    In the event (a) any regulatory authority issues a request, directive or order that any of the Products be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) either party reasonably determines that any of the Products should be recalled, the parties shall take all appropriate corrective actions (as mutually determined by the parties in good faith), and shall cooperate in any governmental investigations relevant to the recall. To the extent that any such recall results from a failure of the Licensed Adjuvant to meet the Specifications, (x) Corixa will reimburse Biomira and its sublicensees for costs and expenses incurred by them in compliance with the then current National Wholesale Druggists' Association Suggested Allowance Formula For Product Recalls

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and Withdrawals and (y) Biomira will provide Corixa with supporting documentation of all costs and expenses for which reimbursement is being sought. To the extent that the recall does not result from a failure of the Licensed Adjuvant to meet the Specifications, Biomira shall be responsible for all expenses of the recall. For the purposes of this Agreement, the expenses of the recall shall include, but not be limited to, (i) all reasonable and properly incurred costs associated with any assistance provided by Corixa and any of its permitted subcontractors and (ii) the expenses of notification and the destruction or return of the recalled Products. THE EXPENSES OF THE RECALL, HOWEVER, WILL NOT INCLUDE LOST PROFITS, OR OTHER CONSEQUENTIAL DAMAGES, OF EITHER PARTY.

6.     Restrictions on Use and Regulatory Matters.

        6.1    Permitted Uses.    Biomira shall use the Licensed Adjuvant supplied by Corixa hereunder only for the purposes of manufacturing Products or to conduct research for the development of Products for use in the Field of Use. Biomira may formulate MPL [+] into other formulations as reasonably agreed to by Corixa. Biomira shall use the Licensed Adjuvant in compliance with this Agreement, the License Agreement and with all applicable federal, state and local laws and regulations.

        6.2    Restrictions.    No rights or licenses are, or are intended to be, conveyed hereunder by implication, estoppel or otherwise and no transfer of ownership of intellectual property is effected herein. Biomira shall not transfer the Licensed Adjuvant or any related information to any person who is not under the immediate and direct supervision of Biomira, except as may otherwise expressly be provided in this Agreement or the License Agreement. Other than as set forth in Section 5.2 herein, Biomira further agrees not to place the Licensed Adjuvant on the market other than as part of a Product.

        6.3    Regulatory Matters.    Upon Biomira's request, and subject to Corixa's prior review (under terms of confidentiality) and approval, which approval shall not be unreasonably withheld or delayed, Corixa shall notify FDA in writing of its permission to allow Biomira to cross-reference to Corixa's Drug Master File #BB MF 4809 (the "DMF") in its regulatory filings. Corixa shall provide Biomira with a copy of this letter within ten (10) business days following its submission to the FDA. If such a regulatory submission is in a jurisdiction where a letter of access to the DMF is not possible, then Corixa shall provide Biomira (under terms of confidentiality) with information in the DMF necessary for Biomira to complete its regulatory filings, provided, however, that Corixa shall have the right to review and approve the portion of such filings that pertain to the Corixa materials prior to their being made, which approval shall not be unreasonably withheld or delayed. In the event that the letter of cross-reference to the DMF and any information provided above, does not meet Biomira's needs with respect to its regulatory filings then Corixa agrees to provide Biomira with relevant information and data that is in Corixa's control and that Biomira may reasonably need to prepare or complete such regulatory filings.

        6.4    Adverse Events and Serious Adverse Events.    Within ninety (90) days of the end of each calendar year, each party shall submit a report to the other party that summarizes the Adverse Events that occurred during the prior year. Each party shall notify the other party within fifteen (15) calendar days (such notification to include a detailed report) of the occurrence of each Serious Adverse Event. In addition, in the event that a party reasonably determines that there is a trend of Serious Adverse Events (as opposed to an isolated incident), then each party shall, as soon as possible, but at least within two (2) days of becoming aware of, or identifying, such trend, shall provide the other party with such details thereof as are available to it and which it is free to disclose to the other and provide the other with all reasonable resistance in responding to each such Serious Adverse Event. Biomira and Corixa shall each make any and all filings or reports required by a Regulatory Authority in connection with an Adverse Event or Serious Adverse Event. Corixa shall take reasonable corrective actions required to be taken by appropriate Regulatory Authorities in connection with any Adverse Events or

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Serious Adverse Events and shall take all such reasonable corrective action as is needed to avoid similar events in the future.

7.     Representations, Warranties and Covenants.

        7.1    Representations and Warranties By Corixa.    Corixa makes the following representations and warranties:

        (a)   Corixa has the right, power and authority to enter into this Agreement and to sell Licensed Adjuvant for the purpose of this Agreement.

        (b)   That at the Effective Date, to Corixa's knowledge, it is the legal and beneficial owner of all of the rights to the Licensed Adjuvant and is entitled to practice the processes utilized to manufacture the Licensed Adjuvant as well as to sell the Licensed Adjuvant and grant the rights with respect thereto in the manner provided for in this Agreement, all without infringing the rights of any third party.

        (c)   That, to its knowledge, as of the Effective Date, there are no safety or regulatory issues specifically associated with the Licensed Adjuvant that could reasonably be expected to pose a material obstacle to obtaining regulatory approval for a Product.

        (d)   Corixa has not been barred and is not subject to debarment under section 306 of the United States Food, Drug and Cosmetic Act (21 U.S.C. 355a) or comparable provisions of any other applicable law and Corixa will not, in connection with this Agreement, employ or contract with any natural or legal person that to Corixa's knowledge has been debarred or is subject to debarment under section 306 of the United States Food, Drug and Cosmetic Act (21 U.S.C. 355a) or comparable provisions of any other applicable law and Corixa will notify Biomira in writing as soon as practicable if Corixa becomes the subject of any debarment proceedings involving Corixa or if Corixa discovers that any person employed by or contracting with Corixa in connection with this Agreement has been debarred or is in any way subject to debarment proceedings.

        (e)   Corixa and its facilities and operations are in compliance with all applicable laws, rules and regulations of the United States, the European Union and Japan, including good manufacturing practice regulations.

        7.2    Covenants by Corixa.    Corixa hereby covenants:

        (a)   That while the Licensed Adjuvant is in Corixa's control, the Licensed Adjuvant delivered hereunder shall be manufactured, handled and stored accordance with cGMP and all appropriate legislation, rules and other requirements of any and all applicable Regulatory Authorities which apply from time to time.

        (b)   That the Licensed Adjuvant delivered hereunder shall, at the time of delivery, conform with the Specifications.

        (c)   That the Licensed Adjuvant delivered hereunder shall be and continue to be until title to them is transferred to Biomira, Corixa's absolute, unencumbered property, free from any mortgage, charge, pledge, lien or third party right or interest of any kind.

        (d)   That it will keep complete, accurate and current records relating to all of its Manufacturing and Supply activities (including without limitation Licensed Adjuvant manufactured and shipped under this Agreement) in accordance with all applicable laws, cGMP and the requirements of each of the Regulatory Authorities.

        (e)   Notwithstanding Section 5.3, it will advise Biomira in a timely manner of any material supply difficulties with respect to Licensed Adjuvant experienced by Corixa so that Corixa and Biomira have an opportunity to discuss such difficulties and possible resolutions thereto at an early stage with a view to avoiding the application of Section 5.3.

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        (f)    That any and all records including batch production and control records, plant master files, drug master files and any regulatory submission documents relevant to our supply obligations under this Agreement, whether they are submitted by Corixa directly to a regulatory authority (including a Regulatory Authority) or to Biomira for submission to a regulatory authority (including a Regulatory Authority) will be prepared and maintained by Corixa in accordance with the applicable requirements of the regulatory authorities.

        (g)   To comply with all applicable federal, state, provincial and local laws and regulations in connection with the performance of its obligations under this Agreement.

        (h)   To use reasonable commercial efforts (consistent with the requirements of the United States, the European Union and Japan) to comply with the requirements of regulatory authorities in countries other than the United States, the European Union and Japan.

        (i)    It shall advise Biomira immediately if, in connection with Corixa's obligations under this Agreement or otherwise in connection with Corixa's manufacturing of Licensed Adjuvant, an authorized agent of any regulatory authority or other applicable governmental body visits Corixa's manufacturing facility and/or makes an inquiry regarding Corixa's facilities or the method of manufacture of the Licensed Adjuvant for Biomira.

        (j)    All facilities, processes, equipment and analytical methods used for control of critical process steps employed by Corixa in the manufacture of Licensed Adjuvant shall be validated in accordance with the rules, regulations and guidance documents of the Regulatory Authorities. If Biomira so requests, Corixa shall cooperate with Biomira in being certified by Biomira as a qualified vendor.

        (k)   The manufacture of the Licensed Adjuvant shall be recorded in a batch production record in Corixa's standard format and that is in compliance with the requirements of the Regulatory Authorities. With respect to a particular manufacturing run, Corixa will, at the request of Biomira and as part of Biomira's annual facility audit (as set forth in Section 5.4), provide Biomira access to the complete batch production records with respect thereto. Product and plant master files shall also be maintained by Corixa in accordance with cGMP and the requirements of the Regulatory Authorities and such files shall be available to the regulatory authorities or Biomira or its designee(s) as part of Biomira's annual facility audit (as set forth in Section 5.4).

        (l)    All Licensed Adjuvant purchased hereunder by Biomira from Corixa shall at the time of delivery by Corixa to Biomira have such shelf life, as determined by Corixa stability data, of no less than thirty six (36) months.

        7.3    Representations and Warranties By Biomira.    Biomira represents and warrants that it has the right, power and authority to enter into this Agreement.

        7.4    Covenants by Biomira.    Biomira covenants:

        (a)   That with respect to Section 5.2 above, any finish manufacturing which Biomira may perform shall be in compliance with all applicable laws and regulations and shall not render Licensed Adjuvant adulterated or misbranded under Sections 501 and/or 502 of the Act, or any corresponding laws and regulations where Biomira markets Product in the Territory.

        (b)   Notwithstanding any other provision of this Agreement, without the prior written consent of Corixa (such consent not to be unreasonably withheld), Biomira shall not sublicense or assign any of its rights obtained pursuant to this Agreement, nor shall it disclose any Corixa Confidential Information, to any direct competitor of Corixa's in the adjuvant business, provided that the foregoing restrictions shall not apply to any Affiliate of Biomira, a marketing partner of Biomira for a Product or a marketing partner of an Affiliate of Biomira for a Product, or any assignee that acquires all or substantially all of the business of Biomira which is the subject of this Agreement and the Supply Agreement.

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        (c)   That it will not, save as otherwise permitted hereby or by the License Agreement, transfer the Licensed Adjuvant, other than as part of a Product, to any Third Party without the prior written consent of Corixa, save for Biomira's transfer of Licensed Adjuvant to its Fill and Finish Manufacturer, if any, solely to allow such Fill and Finish Manufacturer to exercise its right to manufacture Licensed Product as stipulated in Sections 5.2 or unless such Fill and Finish Manufacturer is manufacturing Licensed Adjuvant pursuant to Section 5.3 above or Section 10.2(c) below.

        (d)   Biomira shall provide to Corixa a summary of all data in Biomira' possession that is related to Licensed Adjuvant, or which Biomira can reasonably obtain, including without limitation, data from clinical trials and all data related to Adjuvant Inventions. Such summary shall be provided annually on the anniversary of the Effective Date.

8.     Indemnification; Insurance.

        8.1    Indemnification by Biomira.    Biomira shall indemnity and hold Corixa (and any affiliated corporation and their respective officers, directors, shareholders, employees, agents, insurers and their successors and assigns) (collectively, the "Corixa Indemnitees"), free and harmless from any and all claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including, without limiting the generality of the foregoing, reasonable defense costs and attorney's fees), arising out of or that are the result of: (i) actions and proceedings brought by any regulatory authority against any of the Corixa Indemnitees concerning (a) in vivo animal or human clinical studies conducted by or on behalf of Biomira utilizing Licensed Adjuvant as a component or ingredient of, and/or dispensed or administered in conjunction with, any Product or (b) the alleged or actual unapproved or unauthorized introduction by Biomira or its sublicensees of Product or Licensed Adjuvant in interstate or intrastate commerce anywhere in the world, except to the extent attributable to any one or more of the Corixa Indemnitees; (ii) any claim, complaint, suit, proceeding or cause of action against any of the Corixa Indemnitees alleging physical injury, including death as a result of Biomira's or its employees' and agents' supply of Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (iii) loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a friend, spouse, relative or companion of an injured party against any of the Corixa Indemnitees due to such physical injury or death and arising out of the administration of Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (iv) any material omission of Biomira under this Agreement; (v) Biomira's material non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Corixa Indemnitees; (vi) any material failure of Biomira to perform, in whole or in part, any of its obligations hereunder, except to the extent attributable to any one or more of the Corixa Indemnitees; (vii) Biomira's manufacture or handling of the Product, except to the extent attributable to any one or more of the Corixa Indemnitees; (viii) infringement by Biomira of a third party's rights to the Biomira Technology; or (ix) any material breach by Biomira of any of its representations, warranties or covenants under this Agreement.

        [+]

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        8.4    Acknowledgement.    Biomira acknowledges and agrees that Corixa has no responsibility for and no control over in vivo, animal or human clinical studies conducted by Biomira utilizing Licensed Adjuvant as a component or ingredient of Product; any human clinical studies shall be under the sole control, management and responsibility of Biomira.

        8.5    Insurance.    The minimum amounts of insurance coverage required under this Section 8.5 shall not be construed to create a limit of either party's liability with respect to its indemnification in this Section 8 or any other provision of this Agreement.

        (a)   Each party agrees that it will maintain, and shall, upon written request, provide evidence of same to the other party, the following insurance or self-insurance necessary to meet its liability obligations under this Agreement in amounts no less than that specified for each type:

          (i)    general liability insurance with combined limits of not less than [+] per claim and [+] aggregate for bodily injury including death and property damage;

          (ii)   product liability coverage, including death and bodily injury, for clinical trial participants, where relevant, with limits not less than [+] per claim and [+] aggregate; and

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          (iii)  worker's compensation insurance in the amount required by the law of the state or country in which such party's employees are located.

        (b)   Insurance required by this Section 8.14 shall be maintained during the performance of this Agreement and, if on a "claims made" basis, for four (4) years thereafter. There shall be a thirty (30) day notice of cancellation with respect to the insurance coverage required hereunder, and the provision that the other party shall be notified in the event of any cancellation, intention of insurer not to renew or any material change in the insurance contract or coverages afforded. Each party shall be solely responsible for the payment of any deductible or self-insured retention under any such policy.

9.     Confidentiality.

        9.1    Confidential Information.    During the term of this Agreement and for five (5) years thereafter, Corixa and Biomira shall not disclose to any Third Party(ies), and shall not use other than as authorized under this Agreement, any Confidential Information received from the other party under this Agreement without first obtaining the written consent of the disclosing party. As used herein, the term "Confidential Information" shall mean any and all information disclosed by Corixa to Biomira or Biomira to Corixa orally, or in writing, in human or machine readable form, which a reasonable person would deem to be confidential or which is otherwise marked as confidential. Corixa's Confidential Information shall include, without limitation, all data or other information so received by Biomira related to the licensed Adjuvant, Adjuvant Inventions, Know-How and the Licensed Patents and Biomira's Confidential Information shall include, without limitation, all data or other information so received by Corixa related to Biomira's Antigens, the Biomira Technology or Products. To the extent it is necessary or reasonably desirable to disclose Confidential Information to a Third Party, the party required or intending to make such disclosure shall first inform the other party of the circumstances of the disclosure of Confidential Information and, if such other party agrees in advance in writing, such agreement not to be unreasonably withheld or delayed, may disclose same; provided, however, that the party making such disclosure shall inform the relevant Third Party to whom such Confidential Information is to be disclosed of its confidential nature and obtain a written commitment of confidential treatment from such Third Party on terms substantially similar to those contained in this Section 9.

        9.2    Unauthorized Disclosure.    The receiving party shall take reasonable precautions (equivalent to the measures that it takes to protect its own information of like importance) to prevent the unauthorized or accidental disclosure of Confidential Information of the disclosing party. The receiving party shall be responsible for the actions or inactions of its employees, agents and representatives in the event of a breach of the foregoing obligations.

        9.3    Exceptions.    The obligations of confidentiality set forth in Section 9.1 of this Agreement shall not apply to any information to the extent that such information:

        (a)   is at the time of disclosure or becomes subsequent thereto, through no fault or wrongful act of the receiving party, generally available to the public; or

        (b)   at the time of disclosure by the disclosing party is known to the receiving party, as can be demonstrated by written records; or

        (c)   is disclosed to the receiving party by another person not in violation of the rights of the disclosing party; or

        (d)   is disclosed by the disclosing party to a Third Party free of any obligation of confidentiality; or

        (e)   such Confidential Information is required to be disclosed by law; provided, however, in such event, the party required to make such disclosure shall inform the disclosing party of such requirement

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prior to disclosure and reasonably assist the disclosing party (at the disclosing party's expense) in taking whatever reasonable steps are available to maintain the confidentiality of such information; or

        (f)    to the extent the receiving party needs to disclose such information to a relevant regulatory authority in order to support its legitimate business interests it may do so, provided that, in such event, the receiving party shall inform the disclosing party of such requirement prior to disclosure and reasonably assist the disclosing party (at the disclosing party's expense) in taking whatever reasonable steps are available to maintain the confidentiality of such information; or

        (g)   Biomira may disclose Know-How, but only to the extent that it is necessary to disclose such Know-How, and only in the event that such disclosure is to its permitted sublicensees hereunder, to any Fill and Finish Manufacturer or to any Third Party of the type referred to in Section 5.3 of this Agreement; or

        (h)   is submitted to governmental agencies as necessary to facilitate the issuance of marketing or other approvals required by Biomira and/or its sublicensees in connection with its products.

10.   Term and Termination.

        10.1    Term.    This Agreement shall be effective as of the Effective Date and shall continue in force and effect until terminated as provided in this Section 10 (the "Term").

        10.2    Termination.

        (a)   Notwithstanding Section 10.1, either party may, in addition to all other legal and equitable rights and remedies available to it, terminate this Agreement effective immediately in the event a "default" by the other party as defined below has occurred and continues for more than forty-five (45) days after written notice of the defaulting activity has been given to the party in default. The term "default" shall mean any of the following events:

          (i)    failure by a party to comply with or perform any material provision of this Agreement;

          (ii)   a party becomes insolvent, is unable to pay its debts as they mature, is the subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in, or its property is subject to a suit for the appointment of a receiver, or is dissolved or liquidated;

          (iii)  any material representation or warranty made by the party in this Agreement is breached or is false or misleading in any material respect.

        (b)   Biomira shall have the right to terminate this Agreement at any time on or after the first anniversary of the Effective Date for any reason by providing at least three hundred and sixty five (365) days prior written notice to Corixa.

        (c)   [+]

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        10.3    Assistance on Termination.    In circumstances where any of the events set forth in Section 10.2(a) become applicable with respect to Corixa or in the event of Corixa's inability or failure to supply any requested Licensed Adjuvant within the time periods specified in this Agreement, Corixa shall immediately notify Biomira in writing with respect thereto and, at Biomira's request, comply with the provisions of Section 5.3 of this Agreement.

        10.4    U.S. Bankruptcy Code.    The rights and licenses granted by Corixa under this Agreement are and shall otherwise be deemed to be for purposes of applicable bankruptcy law (including section 365(n) of the United States Bankruptcy Code), licenses of rights to "intellectual property" (including as such term is defined under section 101(35A) of the United States Bankruptcy Code). The parties agree that, subject to any determination otherwise by a court of competent jurisdiction, Biomira, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under such applicable bankruptcy law, including but not limited to Biomira's rights to continue to exercise all rights licensed under this Agreement.

        10.5    Remaining Licensed Adjuvant.    Notwithstanding the expiration or termination of this Agreement, Biomira and/or its sublicensees shall have twelve (12) months during which it/they may dispose of, by sale or otherwise, any remaining inventory of Product containing Licensed Adjuvant that Biomira and/or its sublicensees may have in its possession on the date of expiration or early termination of this Agreement. Notwithstanding the foregoing, in the event that Corixa has terminated the License Agreement for "default" then effective immediately upon such termination, Biomira and/or its sublicensees shall cease to make, use or sell Licensed Adjuvant.

        10.6    Survival.    Upon the termination or expiration of this Agreement for any reason, nothing herein shall be construed to release either party from any obligations that matured prior to the effective date of such termination and sections l, 5.3, 5.5, 6, 8, 9, 10, 11 and 12 of this Agreement shall survive any such termination.

        10.7    Remedies Cumulative.    Termination or expiration of this Agreement, in whole or in part, shall be without prejudice to the right of any party to receive all payments accrued and unpaid at the effective date of such expiration or termination, without prejudice to any remedy, at law or in equity, of either party in respect to any breach of any of the representations or warranties herein contained or to any other provisions hereof which expressly or necessarily call for performance after such expiration or termination.

11.   Disclaimers.

        11.1    Disclaimer of Warranty.    The Licensed Adjuvant does not have regulatory approval in the United States or elsewhere for use in humans in Product in the Field of Use. Corixa agrees to cooperate with Biomira to provide information in its possession, or which it can reasonably obtain, which is necessary for Biomira to obtain such regulatory approval. ALL LICENSED ADJUVANT IS LICENSED AND SUPPLIED HEREUNDER ON THE BASIS SET FORTH IN THIS AGREEMENT, AND EXCEPT AS EXPRESSLY SPECIFIED HEREIN OR IN THE LICENSE AGREEMENT CORIXA HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH REGARD TO THE LICENSED ADJUVANT AND THE PRODUCTS, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY OTHER EXPRESS OR

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IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER STATUTORY WARRANTIES OR ANY WARRANTY OF PATENTABILITY OR NONINFRINGEMENT.

        11.2    Limitation on Liability.    NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT WITH RESPECT TO SECTION 10 (CONFIDENTIALITY) AND ANY LIABILITY WHICH CANNOT BE LIMITED OR EXCLUDED BY LAW, IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION, LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

12.   Miscellaneous.

        12.1    Public Announcements.    Corixa and Biomira shall have the right to make public announcements of the fact of this Agreement and the general nature of the undertakings hereunder, provided that no disclosure of Confidential Information is contained in such disclosure. Except as required at law or by any applicable regulatory authority, a copy of such announcement shall be provided to the other party not less than five (5) days in advance of the intended announcement date to permit review and written approval by the other party which shall not be unreasonably withheld. Notwithstanding the foregoing, Corixa shall have the right at its sole discretion to make announcements regarding Licensed Adjuvant that do not mention any Product or this Agreement or Biomira and Biomira shall have the right at its sole discretion to make announcements regarding Products that do not mention Licensed Adjuvant or this Agreement or Corixa.

        12.2    Amendment and Waiver.    No terms or provisions of this Agreement shall be varied, modified or waived by any prior or subsequent statement, conduct or act of either of the parties, except that the parties, may amend this Agreement or waive any breach hereof by written instruments specifically referring to and executed in the same manner as this Agreement. In the event of an actual conflict between any terms of this Agreement and the License Agreement, the terms of the License Agreement shall prevail. The waiver by either party of a breach or failure to perform hereunder shall not constitute a waiver of any future breach or failure to perform. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights.

        12.3    Binding Effect: Assignability.    This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of Corixa and Biomira by reorganization, merger, consolidation or otherwise, and any assignee that has acquired all or substantially all of the business and properties of either. Corixa and Biomira shall not otherwise assign their rights and obligations hereunder unless having obtained the prior written consent of the other party hereto, which consent will not be unreasonably withheld or delayed, and no consent shall be required in the case of a transfer by Biomira to an Affiliate of Biomira or to a sublicensee of Biomira.

        12.4    Force Majeure.    If either party hereto is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, production or manufacturing problems, and/or any other cause or casualty beyond its control, whether similar to the foregoing matters or not, then upon written notice to the other party the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided, however, that the party prevented from complying shall make all reasonable efforts to remove such disability and shall not be entitled to rely on this force majeure provision for more than ninety (90) days in any twelve (12) consecutive month period.

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        12.5    Sole Agreement.    Other than the License Agreement, this Agreement and the appendices hereto, which appendices are hereby specifically incorporated into this Agreement by reference, constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous agreements and understandings of the parties.

        12.6    Independent Contractors.

        (a)   This Agreement shall not constitute or give rise to an agency, partnership or joint venture between the parties and each party's performance hereunder is that of a separate, independent entity.

        (b)   Nothing in this Agreement shall be deemed to be the grant by either party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Agreement.

        12.7    Dispute Resolution.

        (a)   Any dispute between the parties hereto regarding application, interpretation, or enforcement of this Agreement, shall initially be referred to the heads of the business units of Biomira and Corixa charged with the implementation hereof, and then to the respective Chief Executive Officers of the parties. The parties agree to attempt to resolve any such dispute in good faith through the business unit heads or Chief Executive Officers as applicable. Any dispute which cannot be resolved within thirty (30) days after referral to the respective Chief Executive Officers of the parties shall be finally settled by arbitration in the English language under the Rules of Conciliation and Arbitration, but not necessarily the auspices, of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with the Rules. If the parties are unable to reach an agreement regarding an arbitrator(s), the arbitration shall be conducted under the rules and auspices of the ICC. Any arbitration under this section shall be conducted at a mutually agreeable time and place within the City of Chicago, State of Illinois, or at such other place as may be mutually agreed to. The costs of arbitration shall be shared equally by the parties.

        (b)   The laws of the State of Delaware shall govern the validity and interpretation of this Agreement regardless of its or any other jurisdiction's conflicts of law provisions.

        12.8    Survival of Provisions.    To the extent that any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Notwithstanding the termination of this Agreement, all rights and obligations accruing to either party prior to such termination, including but not limited to confidentiality, shall continue and be enforceable.

        12.9    Notice.    Any notices required or permitted to be given hereunder shall be in writing and shall be delivered in person or by Federal Express or sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth below. The parties may change the address at which notice is to be given by giving notice to the other party as herein provided. All notices shall be deemed given on the date delivered, if delivered in person, or on the delivery date indicated on the duly completed postal receipt, if sent by certified mail.

        When to Corixa:

    Corixa Corporation
    Suite 200, 1124 Columbia Street
    Seattle, Washington 98104
    U.S.A.
    Attention: Chief Executive Officer
    Facsimile: (206) 754-5994

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        When to Biomira:

    Biomira International Inc.
    2nd Floor, Musson Building
    Hincks Street
    Bridgetown, Barbados
    West Indies
    Bridgetown, Barbados
    Attention: The Secretary
    Facsimile: (246) 429-2677

        Copy to:

    Biomira Inc.
    2011-94 Street
    Edmonton, Alberta T6N 1H1
    Canada
    Attention: President
    Facsimile: (780) 450-4772

        12.10    No Other Rights.    Nothing in this Agreement shall be deemed or implied to be the grant by either party to the other of any right, title or interest in any product, material or proprietary rights of the other except as maybe expressly provided for in this Agreement.

        12.11    Counterparts.    This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and shall have the same force and effect as an original but such counterparts together shall constitute one and the same instrument.

        12.12    Number and Gender.    Words importing the singular number only in this Agreement shall include the plural number and vice versa and words importing one gender only in this Agreement shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

        12.13    Legislation.    Any reference in this Agreement to legislation or a statute includes, unless otherwise indicated, rules and regulations passed or in force as at the date of this Agreement and any amendments to such rules or regulations from time to time, and any legislation or regulations substantially replacing the same.

        12.14    Captions.    Titles and heading sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the Effective Date.

BIOMIRA INTERNATIONAL INC.
By:	/s/ Alex McPherson
CORIXA CORPORATION
By:	/s/ Steven Gillis Steven Gillis, Ph.D. Chairman and Chief Executive Officer

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APPENDIX 1

[+]

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APPENDIX 2

QUALITY AGREEMENT

Quality Agreement

CORIXA-Biomira

Supply of MPL® for use in Human Vaccine
Manufacture

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        This document contains confidential, proprietary information intended for the sole use of Biomira International Inc. (Biomira) and Corixa Corporation (Corixa). Disclosure of this information without the express written consent of Biomira and Corixa is prohibited.

        Upon agreement by responsible heads of the Quality Assurance Departments for Biomira and Corixa, this Quality Agreement will be revised as needed and distributed to appropriate Biomira and Corixa personnel.

        This Quality Agreement will be annexed to the supply contract and reviewed and revised as needed.

/s/ Jonathan Demarest

Leane Gadowski Director of Quality Biomira International Inc.	Jonathan Demarest Corixa Corporation Vice President, Quality Systems & Compliance
21 October 2004

Date	Date

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1.	Abbreviations and Terms	4
2.	Introduction	4
3.	Quality Statement	4
4.	Standard Operating Procedures	4
5.	Personnel Training	4
6.	Material and Production Control	5
7.	Labeling and Packaging	6
8.	Storage and Shipping	7
9.	Stability Testing and Sample Retention	7
10.	Lot Recall	7
11.	Change Control and Change Notification	7
12.	Audits and Inspections	7
13.	Regulatory Issues	8
14.	Responsible Contacts	8

TABLE OF APPENDICES

Appendix 1:	MPL Specification.	9
Appendix 2:	Representative Certificate of Analysis for Bulk MPL® Adjuvant (PN 60049)	15
Appendix 3:	MSDS for MPL® Adjuvant (PN 60049)	17
Appendix 4:	Copy of MPL Adjuvant Approved Supplier list	20

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1.     Abbreviations and Terms

        All terms and abbreviations used in this document are consistent with the Supply Agreement, except as follows:

    Corixa: Corixa will refer to Corixa Corporation, any functional portion of Corixa Corporation and its authorized representatives.

    Customer: The "Customer" will refer to Biomira, any functional portion of Biomira and its authorized representatives.

    MPL: "MPL" will refer to the bulk, non-sterile material manufactured by Corixa and marketed under the trade name of MPL® for use as an adjuvant as described by the specifications in Appendix 1.

2.     Introduction

        This Quality Agreement is intended to provide The Customer, a customer of MPL manufactured by Corixa, with information concerning Corixa's Quality Program. Aspects of the Quality Program that are related specifically to the preparation, control, and handling of MPL are described within this Quality Manual.

        The Quality Program is the responsibility of Corixa's Vice President, Quality Systems and Compliance, and involves the cooperation of departmental Directors, Managers, and Supervisors involved with the production, release, and control of Corixa's products. The VP Quality Systems and Compliance is also the Chairman of the Specifications Committee, which is responsible for establishing product release specifications, and the Material Review Board, which determines the disposition of lots with indications of possible non-conformance with established quality criteria. The VP Quality Systems and Compliance reports to the Senior Vice President, Clinical Development.

3.     Quality Statement

        It is the policy of Corixa Corporation to ensure that the products and services provided to the partners and customers of the company meet or exceed defined requirements and, that they are produced and distributed in such a way as to comply with all appropriate regulatory requirements.

4.     Standard Operating Procedures

        Formalized documents have been developed at Corixa in the form of Standard Operating Procedures (SOPs). These SOPs have been designed to instruct operators on the use of equipment and the performance of specific tasks, and to describe in-house policies intended to assure consistency of product manufacture. SOPs have been categorized into departmental areas in which specific pieces of equipment are used, a particular process is carried out, or in which the policy applies.

        Corixa SOPs are distributed, maintained, and updated in accordance with the document control procedures as described in SOP [+]. Corixa will provide The Customer controlled copies of SOPs that are necessary for the use and control of MPL by The Customer. These SOPs will be identified in joint discussions between The Customer and Corixa.

5.     Personnel Training

        In order to ensure that personnel have the necessary education, background, training, and experience to assure correct performance of their job functions, Corixa selects its employees based upon education, aptitude, and experience in the particular area for which a vacancy exists. All Corixa employees are provided with an orientation program upon initiation of employment that covers OSHA regulations, safety training, and GMP compliance. Orientation is tailored for each job function by providing additional exposure in areas that are critical to successful completion of specific job functions.

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        Training is an ongoing process to ensure that personnel have a thorough understanding of their jobs. Each departmental Manager and/or Director keeps a permanent training record for all employees. The training record documents the in-house training as well as off-site training that an employee has received relating to their particular job function. Job function training is conducted both through group training sessions as well as through one-on-one sessions with qualified trainers. Job function training is tied directly to a particular group of SOPs as well as to the process for which the employee is being trained. An employee is given responsibility for the performance of a particular job function only after training has been completed successfully and is documented by both the employee and the trainer.

        Training requirements are described in QA-7000.

6.     Material and Production Control

        Several formalized systems have been created at Corixa to control all aspects of the production and release of active pharmaceutical ingredients (APIs) and finished products. These systems are described by policy-related SOPs and include raw materials control, a part numbering system that provides complete traceability of materials, and establishment of standardized manufacturing instructions for material preparation.

Part Numbering System

        All materials (raw materials, excipients, intermediates, testing adjuncts and finished goods) are assigned a unique five-digit part number in accordance with [+]. The part number for MPL is [+].

Batch/Lot Numbering System

        All materials (raw materials, excipients, intermediates, testing adjuncts and finished goods) are assigned a unique nine-digit lot number in accordance with [+]. Each batch of material is identified throughout production with labeling that shows both the part number and the lot number, for example as: [+] (lot number).

Raw Materials

        All raw materials intended for use in production are quarantined upon their arrival in a locked area that is accessed only by authorized Shipping and Receiving and Quality Control personnel. Quality Control personnel are responsible for ensuring that the material meets its documented specifications and physically moving it to the released production stores. Where applicable, raw material testing is conducted according to United States Pharmacopeia, British Pharmacopeia, and European Pharmacopeia.

Manufacturing Instructions

        Manufacturing instructions, including Reagent Preparation Records, Container Preparation Records and Master Batch Records, are part of the controlled documentation system. Originals are controlled by Quality Assurance and issued to the floor for each manufacturing run.

        A representative of Quality Assurance reviews completed manufacturing instructions as the material is submitted to Central Supply for quarantine. Once reviewed and approved manufacturing instructions as well as any associated Quality Control testing have been signed by an authorized Quality Assurance manager, the material may be released for sale or further processing as appropriate.

        The Quality Control Department at Corixa is responsible for testing as well as the release or rejection of raw materials, packaging materials and in-process materials based on current specifications. Laboratory facilities and equipment are appropriate for the required analytical procedures, and

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5

personnel have been sufficiently trained to perform the analyses accurately. Operator training is documented as per the requirements of the training program. Maintenance and/or calibration procedures, including system suitability evaluations if applicable, are included for analytical equipment and assays. Records are kept for all reagents, culture media, and equipment used for testing purposes. Reagent preparation is documented according to written procedures and reagents are labeled appropriately and assigned expiration dates prior to storage in the Quality Control laboratory.

        All testing procedures carried out in the Quality Control Laboratory are conducted according to controlled SOPs. Any deviations from SOPs are reported and investigated according to set procedures and time frames. QA is responsible for review of such investigations, for determinations as to whether product quality may be affected by the deviation, and for final disposition of the product affected by the deviation.

Manufacturing Deviations

        Deviations during the manufacturing process are considered undesirable and are limited to the extent possible. No deviations are permitted to material or product release specifications. If a deviation is unavoidable it requires Quality Assurance review and approval in accordance with QA-2000 prior to movement of the related material. Evaluation of the deviation includes a description of the deviation, evaluation of product impact and determination of corrective and preventive action to prevent a reoccurrence. If there is any suspected impact to the materials ability to meet specification it will be referred to the Material Review Board in accordance with QA-6000.

        Deviation records become a permanent part of the manufacturing record for the material.

Lot Release Testing

        Final products are tested by Quality Control according to current release specifications as listed on part number specification sheets for each material. Quality Assurance reviews the results of the testing and, if all requirements have been met and appropriately documented, authorize the release of the tested material.

        If the material fails a testing or inspection requirement, a laboratory investigation will be carried out in accordance with QC-911. If the out of specification results are determined to be valid, the material is labeled as rejected and dispositioned in accordance with QA-2001.

Lot Release

        At the completion of all manufacturing and testing, and with an acceptable review by Quality Assurance, finished product will be released by Quality Assurance and made available for sale and distribution in accordance with QA-9000.

        The Customer will be provided with a Certificate of Analysis documenting that the product met all material specifications.

7.     Labeling and Packaging

        Labeling of materials is accomplished in accordance with controlled documents, which include a complete description of the labels content and format. There is a label accountability program to ensure that all labels are properly accounted for and that any extra labels are appropriately disposed of as described in SOP [+].

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8.     Storage and Shipping

        The MPL is stored and shipped in accordance with the storage requirements listed on the part number specification sheet and is performed according to SOP [+]. Shipping quantities and configurations are in accordance with the supply agreement of which this is part

9.     Stability Testing and Sample Retention

        The Quality Control Department at Corixa will maintain and execute a master stability protocol for MPL, as described in SOP [+].

        The Customer will be notified in the event that any lot MPL received by them fails a real time stability test. If such a failure did occur on a lot received or about to be received by The Customer, The Customer will be notified within three working days of the completion of the associated laboratory investigation.

        Corixa will maintain retention samples of each lot produced as described in the part number specification sheet. That amount is sufficient to ensure compliance with US regulations.

10.   Lot Recall

        In the unlikely event of the need for a product recall, the process is described in QA-9900. The Customer will be notified immediately, not later than the next business day, of a decision on the part of Corixa to recall product that has been received or is about to be received by The Customer.

        The Customer remains responsible for the decisions and processes related to any subsequent recall of The Customer's product. Corixa will supply any reasonable technical assistance required by The Customer to support the generation of technical reports associated with recall of The Customers products.

        Liabilities associated with any recall are limited to those described in the Supply Agreement and are not modified in any way by the Quality Agreement.

11.   Change Control and Change Notification

        Changes to procedures, processes, equipment, test methods, and specifications related to MPL manufacture, testing and shipment as well as other GMP products and processes made by Corixa are strictly controlled by Corixa's change control and change procedure, SOP [+].

        Notification to The Customer is in accordance with SOP [+]. The procedure allows for three levels of change that parallel the USFDA guidance for change reporting. In addition to notification of minor changes, SOP [+] provides an opportunity for The Customer to be part of decision process when the change is likely to require a regulatory submission on the part of The Customer.

12.   Audits and Inspections

        Upon request from The Customer, the Quality Systems and Compliance Department at Corixa will provide information necessary to demonstrate that appropriate quality systems are in place and are adhered to during the manufacture and release of MPL. The Customer may gather such information in part through scheduled audits of the Corixa facility. Customer audits may be scheduled annually to take not more than two working days. Extended audits or audits more than once a year will be subject to negotiation. The scope of these audits will be restricted to materials related to the production of The Customer's products.

        Detailed production records are available for review for any lots shipped to The Customer and may be accessed at the Corixa Montana site. That review should be scheduled and coordinated with the

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Quality Assurance department to ensure appropriate personnel availability. Production records remain the property of Corixa however The Customer may get copies of the records at their expense as well as allowing review and redaction by Corixa of any confidential material included that may not be covered by existing confidentiality agreements.

13.   Regulatory Issues

        Corixa will notify The Customer of any correspondence with regulatory agencies that could impact the Customer or the regulatory status of The Customer's products.

        The Customer will notify Corixa of any correspondence with regulatory agencies that is applicable to MPL or the regulatory status of Corixa.

14.   Responsible Contacts

Mary Jean Harbage Director, Quality Assurance Corixa Corporation 553 Old Corvallis Road Hamilton, MT 59840 Phone (406) 363-2257 e-mail maryjean.harbage@corixa.com	Steve Hartman Director, Quality Control Corixa Corporation 553 Old Corvallis Road Hamilton, MT 59840 Phone (406) 365-2228 e-mail steve.hartman@corixa.com
Dr. Kent Myers Director, Adjuvant Development Corixa Corporation 553 Old Corvallis Road Hamilton, MT 59840 Phone (406) 365-2135 e-mail kent.myers@corixa.com	Gary Christianson Vice President, Site Manager Corixa Corporation 553 Old Corvallis Road Hamilton, MT 59840 Phone (406) 365-2155 e-mail gary.christianson@corixa.com

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Appendix 1: MPL Specification

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CORIXA
Specifications for Finished Products

Item:		[+]
	MPL® [+]	Specification Edition #: 04

[+]

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[+]

[+]	[+]	[+]	[+]	[+]	[+]

[+]

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11

Approval Signatures:
/s/ Kent R. Myers Technical Advisor	08/25/04 Date
/s/ Production	08/25/04 Date
/s/ Steve Hartman Quality Control	08/31/04 Date
/s/ Quality Assurance	09/23/04 Date

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Quality Control Analysis Report
CORIXA
[+]

MPL® Lot #:	Manufacture Date:
QC Sample Quantity:	Date Received:

Testing Requirements:

Test	Method	Edition	Specification	Results	Tested by /Date

[+]

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Comments:

Number of samples to retention:	Date:

Test results for MPL® [+] Lot #            , have been reviewed and (check one)

        Meet current product specifications            Do not meet all specifications

QC Manager Review:	Date:

Sample Distribution Protocol

Sample ID	Contents	Test(s)

[+]

NOTE:    Samples to be labeled accordingly upon receipt by Quality Control

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Appendix 2: Representative Certificate of Analysis for Bulk MPL® Adjuvant (PN [+])

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Corixa Certificate of Analysis:
MPL® [+]

Manufacture Date:	[+]	Lot Size:
Expiration Date:		Quantity Released:
Test	SOP	Specification	Result

[+]

This product has been manufactured in compliance with cGMP systems in place at Corixa.

Final Disposition:

Quality Assurance	Date

Note: All assay values are reported on the acid form weight unless otherwise indicated.

*
Assay value is reported on the [+] weight.

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Appendix 3: MSDS for MPL Adjuvant (PN [+])

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[CORIXA LOGO]	553 Old Corvallis Road Hamilton MT 59840 USA Telephone: 406.363.6214 Toll Free: 800.548.7424 Facsimile: 405.363.6129 Website: www.corixa.com Email: info@corixa.com

MATERIAL SAFETY DATA SHEET

SECTION I	PRODUCT IDENTIFICATION
[+]
SECTION II.	HAZARDOUS INGREDIENTS (N/A)
SECTION III.	PHYSICAL/CHEMICAL CHARACTERISTICS
[+]
SECTION IV.	FIRE AND EXPLOSION DATA
[+]
SECTION V.	REACTIVITY DATA
[+]
SECTION VI.	HEALTH HAZARD DATA
[+]
SECTION VII.	PRECAUTIONS FOR SAFE HANDLING
[+]

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[+]
SECTION VIII.	SPILL OR LEAK PROCEDURES
[+]
SECTION IX.	COMMENTS

Date Revised: June 1, 2004

  In case of overexposure, please contact the Safety Officer: 206-754-5711
  Monday-Friday, 8 a.m. - 5 p.m. Pacific Time

The Information contained herein is provided in good faith and is believed to be correct as of the date hereof. However, Corixa Corporation makes no representation as to the comprehensiveness or accuracy of the information. It is expected that individuals receiving the information will exercise their independent judgment in determining its appropriateness for a particular purpose. Accordingly, Corixa Corporation will not be responsible for damages of any kind resulting from the use of or reliance upon such information. NO REPRESENTATIONS, OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER NATURE ARE MADE HEREUNDER WITH RESPECT TO THE INFORMATION SET FORTH HEREIN OR TO THE PRODUCT TO WHICH THE INFORMATION REFERS.

©2004 Corixa Corporation

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Appendix 4: Copy of MPL Adjuvant Approved Supplier list

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INTEROFFICE MEMORANDUM

TO: MARY JANE HARBAGE

FROM: LISA MILANO

SUBJECT: MPL APPROVED SUPPLIER LIST

DATE: 10/18/2004

CC: SAMDY SISTI

MPL SUPPLIER STATUS

Supplier	Last Audit	Audit Status	Sent Questionnaire	Questionnaire Received
[+]

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APPENDIX 3

FORM OF FIRM FORECAST FOR LICENSED ADJUVANT

  Date:

  Submitted by:

MPL [+]	PRODUCT OR PRODUCT CANDIDATE IN WHICH LICENSED ADJUVANT WILL BE USED	Delivery Quarter (See Section 2.1 of Supply Agrmt)	PO#	COMMENTS

(1)
Include size of order ([+] multiples) and number of side samples.

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APPENDIX 4

DEFAULT CARRIER AND DELIVERY INSTRUCTIONS

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[+]

(1)
TEA salts of the synthetic AGP compounds

        NOTE: If processing an order for a product not listed in the table above, consult area supervision and/or Business Development for the proper packaging configuration.

	7.4.1	A temperature monitor should be included in any clinical or commercial shipment that is required to be stored in a refrigerator or freezer.
7.5	All required shipping documents should be attached to box/cooler #1 inside a Zip-Loc freezer bag and taped to the container prior to sealing the outer box/cooler.
	7.5.1	For international shipments the documents required are listed below.
		7.5.1.1	Commercial Invoice
		7.5.1.2	Shipper's Export Declaration

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		7.5.1.3	Fed-Ex airway bill
		7.5.1.4	Delivery Report
			7.5.1.4.1	Additional documentation that may be required is listed in the "Paperwork Needed" section of the Delivery Report.
		7.5.1.5	Certificate of Analysis or other product quality documentation as deemed necessary by Quality Assurance.
	7.5.2	For domestic shipments, the required documents are listed below.
		7.5.2.1	Delivery Report.
			7.5.2.1.1	Additional documentation that may be required is listed in the "Paperwork Needed" section of the Delivery Report.
		7.5.2.2	Certificate of Analysis or other product quality documentation as deemed necessary by Quality Assurance.
7.6	Label the outer containers with "Refrigerate Do Not Freeze" and "Fragile" labels, along with the Federal Express shipping label.
7.7	All shipments within the continental United States are shipped via Federal Express Overnight delivery. All international shipments are shipped via Federal Express International Priority.
7.8	Shipping forwards a copy of the Delivery Report to Quality Assurance.
7.9	Temperature profile data is downloaded from the TempTale® upon its return. For details refer to SOP [+].

REVIEW AND RETENTION

        This procedure is reviewed every two years or whenever deemed necessary by the responsible departmental representative. This is a "controlled" procedure with an original draft in the SOP master file. All official copies must be authorized and accounted for by Quality Assurance and must bear "Controlled Copy" (red print) on each page.

SIGNATURES

Reviewed by	/s/ Jessica Bain Shipping and Receiving Coordinator II	Date 08-23-04
Reviewed by	/s/ Materials Manager	Date 08/23/04
Reviewed by	/s/ Mary Jean Harbage Quality Assurance Management	Date 08/24/04

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[+]

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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to this Registration Statement (Form S-4; File No. 333-145995) of our report dated September 9, 2005 relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2004 and reference to our firm under the heading "Experts", which appears in such Registration Statement.

/s/ Beach, Fleischman & Co., P.C.

Beach, Fleischman & Co., P.C.
Tucson, Arizona
September 27, 2007

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-145995 of our report dated September 10, 2007 (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to issuance of separate financial statements prepared under Canadian generally accepted accounting principles), relating to the financial statements of Biomira Inc. and our report dated September 24, 2007 relating to the financial statement of Biomira Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Edmonton, Canada
September 27, 2007

Exhibit 23.3

Consent of Independent Certified Public Accountants

We hereby consent to the use in Amendment No. 1 to this Registration Statement (Form S-4; File No. 333-145995) of our report dated November 21, 2006 relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2005, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ McConnell & Jones LLP

Certified Public Accountants
Houston, Texas
September 27, 2007

QuickLinks

ANNEX E AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BIOMIRA CORPORATION
ANNEX F
BYLAWS OF ONCOTHYREON INC. (Initially adopted on September 7, 2007)

BYLAWS OF ONCOTHYREON INC.
ARTICLE IV—COMMITTEES
ARTICLE V—OFFICERS
ARTICLE VI—STOCK
ARTICLE VII—MANNER OF GIVING NOTICE AND WAIVER
ARTICLE VIII—INDEMNIFICATION
ARTICLE IX—GENERAL MATTERS
ARTICLE X—AMENDMENTS
ONCOTHYREON INC. INDEMNIFICATION AGREEMENT
EXCLUSIVE LICENSE AGREEMENT between THE UNIVERSITY OF ARIZONA and ProlX PHARMACEUTICALS, INC. Agreement Number 97-0268
ARTICLE 1 Definitions
ARTICLE 2 Grant
ARTICLE 3 Fees and Royalties
ARTICLE 4 Reports and Inspections
ARTICLE 5 Infringement
ARTICLE 6 Term and Termination
ARTICLE 7 Due Diligence
ARTICLE 8 Notices
ARTICLE 9 Assignment
ARTICLE 10 No Warranties
ARTICLE 11 Indemnification
ARTICLE 12 Confidentiality
ARTICLE 13 Miscellaneous
Product Development and Clinical Supply Agreement
AMENDED AND RESTATED LICENSE AGREEMENT dated 14th November 2000
SCHEDULE 1 THE LICENSED PATENTS
SCHEDULE A
Appendix A: Patents Included in Patent Rights
Patent Schedule (as of Feb 10, 2004)- Cancer Research Technology License Agreement of Nov 19, 2001 (MUC-1 peptides)
LICENSE AGREEMENT
SCHEDULE A
ADJUVANT SUPPLY AGREEMENT
RECITALS
APPENDIX 1
APPENDIX 2 QUALITY AGREEMENT

TABLE OF APPENDICES
[*]
MATERIAL SAFETY DATA SHEET
INTEROFFICE MEMORANDUM
MPL SUPPLIER STATUS
APPENDIX 3 FORM OF FIRM FORECAST FOR LICENSED ADJUVANT
APPENDIX 4 DEFAULT CARRIER AND DELIVERY INSTRUCTIONS
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
Consent of Independent Certified Public Accountants